UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Crawford & Company

(Name of Registrant as Specified in its Charter)

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April 10, 2019
Dear Shareholders:
You are cordially invited to attend the Company’s 2019 Annual Meeting of Shareholders, which will be held on Wednesday, May 8, 2019, beginning at 2:00 p.m. Eastern Time at the Company’s headquarters, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.
The Notice of Annual Meeting of Shareholders, Proxy Statement and form of Proxy are included with this letter and contain information about the Annual Meeting and the various matters on which you are being asked to vote. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 2019 are entitled to vote at the Annual Meeting, including any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.
As is our custom, a brief report will be made immediately after the Annual Meeting on the Company’s 2018 activities, 2019 activities to date, and the outlook for the remainder of 2019. We hope you will be able to attend the Annual Meeting. On behalf of the entire management team and our Board of Directors, I would like to thank Dr. George Benson for his fourteen years of service on our Board and Joia Johnson for her eight years of service on our Board. Dr. Benson has reached the Company’s mandatory director retirement age and thus was not nominated for reelection at the Annual Meeting and Ms. Johnson has decided to not stand for reelection at the Annual Meeting.
Whether or not you plan to attend, it is important that you sign and return your Proxy, or vote electronically by telephone or through the Internet, promptly, as your vote is important to the Company.
On behalf of our Board of Directors, officers and employees, we wish to thank you for your continued interest in and support of Crawford & Company.
Sincerely,
Harsha V. Agadi
President and Chief Executive Officer

Crawford & Company
5335 Triangle Parkway
Peachtree Corners, Georgia 30092

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 8, 2019

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crawford & Company (the “Company”) will be held at the Company’s headquarters, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092, on Wednesday, May 8, 2019, at 2:00 p.m. Eastern Time, for the following purposes:
1.
To elect eight (8) directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

2.
To approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2018;

3.
To approve the 2019 Crawford & Company U.K. Sharesave Scheme and the authorization of 2,000,000 shares of Class A Common Stock for issuance under the plan;

4.
To approve an amendment to the Crawford & Company Non-Employee Director Stock Plan;

5.
To approve an amendment to the Crawford & Company 2016 Omnibus Stock and Incentive Plan;

6.
To ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the 2019 fiscal year; and

7.
To transact any and all other such business as may properly come before the Annual Meeting, including any adjournment or postponement thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement dated April 10, 2019. Only shareholders of record of Class B Common Stock of the Company as of the close of business on March 15, 2019 are entitled to vote at the Annual Meeting, including any adjournment or postponement thereof. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2019:
The proxy statement and our 2018 annual report are available at https://materials.proxyvote.com/224633. If you need directions to the Annual Meeting, please call (404) 300-1000 or refer to the Company’s website, www.crawco.com.
By Order of The Board of Directors,
Joseph O. Blanco,
EVP, General Counsel and Corporate Secretary
Atlanta, Georgia
April 10, 2019
It is important that your shares of Class B Common Stock be represented at the Annual Meeting whether or not you plan to attend. Accordingly, please complete and sign the enclosed Proxy and return it in the accompanying postage-paid envelope, or vote your Proxy electronically by telephone or through the Internet as soon as possible. Signing and returning the Proxy, or submitting it electronically, will not affect your right to attend and vote in person at the Annual Meeting. If your shares are held in the name of a nominee or intermediary, please follow the instructions on the voting instruction card furnished by such record holder.
Proxies are being solicited with respect to shares of Class B Common Stock of the Company by the Board of Directors of the Company. Shares of Class A Common Stock of the Company are not entitled to vote at the Annual Meeting and, consequently, Proxies are not being solicited with respect to shares of Class A Common Stock of the Company.

Crawford & Company
5335 Triangle Parkway
Peachtree Corners, Georgia 30092

PROXY STATEMENT

2019 PROXY STATEMENT
i

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 8, 2019
GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS
The 2019 Annual Meeting of Shareholders of Crawford & Company, including any adjournment or postponement thereof  (the “Annual Meeting”), will be held at the headquarters of the Company, located at 5335 Triangle Parkway, Peachtree Corners, Georgia 30092 on Wednesday, May 8, 2019 at 2:00 p.m., Eastern Time.
The Board of Directors of the Company (the “Board of Directors” or the “Board”) is furnishing this Proxy Statement and Proxy to solicit proxies on its behalf to vote at the Annual Meeting. You are receiving this Proxy Statement and the accompanying Proxy Card (or, if your shares are held in the name of a nominee or intermediary, a voting instruction card furnished by such record holder), or “Proxy,” because you own shares of the Company’s Class B Common Stock. A Proxy is a legal designation of another person to vote the stock that you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy, a proxy card or a form of proxy. If you sign and return the Proxy, you are appointing H.V. Agadi, W.B. Swain and J.O. Blanco as your representatives at the Annual Meeting. Messrs. Agadi, Swain and Blanco will vote your shares of Class B Common Stock at the Annual Meeting as you instruct them on the Proxy.
All holders of the Company’s Class B Common Stock as of the close of business on March 15, 2019, which we refer to as the “Record Date,” are being furnished a copy of the Notice of Annual Meeting and this Proxy Statement. Only holders of the Company’s Class B Common Stock are entitled to vote on the matters subject to a vote at the Annual Meeting. The Proxy Statement describes the matters which will be voted on at the Annual Meeting. It also gives you information so that you can make an informed voting decision on those matters.
This Proxy Statement and the accompanying form of Proxy are first being mailed or delivered electronically to shareholders and made available on the Internet at https://materials.proxyvote.com/224633, on or about April 10, 2019. Our Annual Report to Shareholders for the fiscal year ended December 31, 2018 is also being delivered with this Proxy Statement and is also being made available on the Internet at the web address above.
Signing and returning your Proxy will ensure your shares are voted at your direction whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we request that you complete, sign and return your Proxy, vote by telephone or vote over the Internet in advance of the Annual Meeting so that we can ensure we have enough votes to conduct business at the Annual Meeting.
On what items am I being asked to vote?
You are being asked to vote on six matters:
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the election of eight (8) directors;

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the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in 2018;

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the approval of the 2019 Crawford & Company U.K. Sharesave Scheme and the authorization of 2,000,000 shares of Class A Common Stock for issuance under the plan;

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the approval of an amendment to the Crawford & Company Non-Employee Director Stock Plan;

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the approval of an amendment to the Crawford & Company 2016 Omnibus Stock and Incentive Plan; and

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the ratification of Ernst & Young LLP as our independent auditor for our 2019 fiscal year.

Who may vote at the Annual Meeting?
Only shareholders of record of our Class B Common Stock on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. If you are the owner of shares of Class B Common Stock held in “street name” through a broker, bank or other nominee, please refer to the information under “Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?” below. Holders of Class A Common Stock are not entitled to any notice of, or vote at, the Annual Meeting.
How many votes do you need to hold the Annual Meeting?
In order for us to conduct business at the Annual Meeting, we must have a quorum, which means that a majority of the issued and outstanding shares of Class B Common Stock as of the Record Date must be present. Shares of Class B Common Stock will be counted as present for purposes of determining the presence of a quorum if those shares are:
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voted over the Internet or by telephone in advance of the Annual Meeting;

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properly submitted via Proxy (even if the Proxy does not provide voting instructions) in advance of the Annual Meeting; or

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present at the Annual Meeting and voted in person.

Abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a broker or bank) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder has not received voting instructions from the beneficial owner and does not have, or declines to exercise, discretionary voting power with respect to that particular proposal. As described below, registered holders that have not received voting instructions from the beneficial owner may, although they are not required to, vote such shares with respect to the ratification of the appointment of the Company’s independent auditor. Registered holders are not entitled to exercise discretionary voting authority with respect to any other matters to be voted upon at the Annual Meeting.
How many shares of Class B Common Stock are outstanding? How many votes is each share of Class B Common Stock entitled to at the Annual Meeting?
As of the Record Date, we had outstanding 23,030,725 shares of Class B Common Stock and each share is entitled to one vote for each of the director nominees to be elected at the Annual Meeting, and one vote on each other matter to be acted upon at the Annual Meeting.
How may I vote on each of the Proposals to be considered at the Annual Meeting?
With respect to the election of directors, you may:
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vote FOR all nominees;

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withhold authority to vote for one or more of the nominees and vote FOR the remaining nominees; or

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withhold authority to vote for all eight (8) nominees.

With respect to the other proposals to be voted at the Annual Meeting, you may:
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vote FOR the proposal;

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vote AGAINST the proposal; or

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ABSTAIN from voting on the proposal.

What vote is required to approve each of the Proposals?
Each share of Class B Common Stock is entitled to cast an affirmative vote for up to eight (8) director nominees. Cumulative voting is not permitted. The eight (8) nominees for director who receive the highest number of votes cast, in person or by Proxy, at the Annual Meeting will be elected as directors. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

The affirmative vote of a majority of the votes cast, in person or by proxy, is required for each of the approval of the addition of the 2019 Crawford & Company U.K. Sharesave Scheme and the authorization of 2,000,000 shares of Class A Common Stock for issuance under the plan, the amendment to the Crawford & Company Non-Employee Director Stock Plan, to approve the amendment to the 2016 Crawford & Company Omnibus Stock and Incentive Plan, the advisory approval of the compensation of our named executive officers, and the ratification of the appointment of the Company’s independent auditor.
With respect to Proposal 2 (advisory vote of compensation of the named executive officers) and Proposal 6 (approval of the Company’s independent auditor), abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters; however, pursuant to NYSE rules, with respect to Proposal 3 (approval of the 2019 Crawford & Company U.K. Sharesave Scheme), Proposal 4 (amendment to the Crawford & Company Non-Employee Director Stock Plan), and Proposal 5 (amendment of the Crawford & Company 2016 Omnibus Stock and Incentive Plan), an abstention will be considered a “vote cast” and therefore have the effect of a negative vote on the proposal.
What are the Board’s voting recommendations?
Our Board of Directors recommends the following votes:
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Proposal One — FOR the election of the eight (8) persons nominated to serve as directors;

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Proposal Two — FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers;

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Proposal Three — FOR the approval of the 2019 Crawford & Company U.K. Sharesave Scheme and the authorization of 2,000,000 shares of Class A Common Stock for issuance under the plan;

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Proposal Four — FOR the approval of an amendment to the Crawford & Company Non-Employee Director Stock Plan;

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Proposal Five — FOR the approval of an amendment to the Crawford & Company 2016 Omnibus Stock and Incentive Plan; and

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Proposal Six — FOR the ratification of Ernst & Young LLP as our independent auditor for 2019.

How do I vote?
In order for us to ensure we have sufficient votes to conduct business at the Annual Meeting, we request that registered owners vote by one of the following four methods as soon as possible. You may also thereafter attend the Annual Meeting and vote your shares in person.

• Via Internet: visit www.proxypush.com/crd-b.	• By Mail: sign, date and return your proxy card to the address listed on the proxy card.

• By Phone: call 1-866-883-3382.	• In Person: all holders of record of Class B Common Stock who hold their shares directly in their name may vote in person at the Annual Meeting.
What if I change my mind after I vote by Proxy?
Any shareholder giving a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by the giving of another Proxy by mail bearing a later date or thereafter voting by phone or the Internet, or providing written notification of the revocation to the Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092. Shareholders who are present at the Annual Meeting will have the opportunity to revoke their Proxy and vote in person if they so desire.

What if I return my Proxy but do not provide voting instructions?
If you properly execute and return your Proxy but do not indicate any voting instructions with respect to one or more matters to be voted upon at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board of Directors as to all such matters.
Specifically, your shares will be voted FOR the election of all director nominees, FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers in 2018, FOR the approval of the addition of the 2019 Crawford & Company U.K. Sharesave Scheme and the authorization of 2,000,000 shares of Class A Common Stock for issuance under the plan, FOR the amendment to the Crawford & Company Non-Employee Director Stock Plan, FOR the amendment to the 2016 Crawford & Company Omnibus Stock and Incentive Plan, and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the 2019 fiscal year, as in the discretion of the persons named as proxies on all other matters that may properly come before the Annual Meeting.
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?
If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must either direct the record holder of your shares how to vote your shares or obtain a Proxy, executed in your favor, from the record holder to be able to vote at the Annual Meeting.
We encourage shareholders who hold shares of Class B Common Stock in street name to provide instructions to that record holder on how to vote those shares. Providing voting instructions ensures that your shares will be voted at the Annual Meeting. If shares are held through a brokerage account, the brokerage firm, under certain circumstances, may vote the shares without instructions from you. On certain “routine” matters, such as the ratification of the appointment of auditors, brokerage firms have authority under NYSE rules to vote their beneficial holders’ shares if the beneficial holders do not provide voting instructions. If a brokerage firm votes a beneficial holder’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. At the Annual Meeting, only the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for the 2019 fiscal year is considered a routine matter.
On “non-routine” matters, if a brokerage firm has not received voting instructions from a beneficial holder, the brokerage firm cannot vote the shares on that proposal, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at a meeting, but not for determining the number of shares voted for or against the non-routine matter. At the Annual Meeting, the proposals relating to i) the election of directors, ii) the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers, iii) the approval of the addition of the 2019 Crawford & Company U.K. Sharesave Scheme and the authorization of 2,000,000 shares of Class A Common Stock for issuance under the plan, iv) the amendment to the Crawford & Company Non-Employee Director Stock Plan, and v) the approval of the amendment to the 2016 Crawford & Company Omnibus Stock and Incentive Plan are considered non-routine matters.
How can I obtain a copy of the 2018 Annual Report?
Our Annual Report to the Shareholders (which includes our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2018 is enclosed herewith. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) and our Annual Report are available free of charge upon written request to the Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092 and on the Company’s web site, www.crawco.com under “Investor Relations” link located under the “About Us” tab.
Who is paying the expenses of this solicitation?
The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, electronic mail or by mail by one or more of our officers, employees or directors. We will also reimburse brokers, banks, nominees or other fiduciaries for the reasonable clerical expenses of forwarding the proxy material to the beneficial owners of the Company’s Class B Common Stock.
What do I need in order to attend the Annual Meeting?
Attendance is limited to shareholders of record as of March 15, 2019. You should be prepared to present photo identification for admittance. Please note that cameras, sound or video recording equipment, cellular telephones, or similar electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.
If you are a shareholder of record, your name is subject to verification against the list of shareholders of record on the record date prior to being admitted to the meeting. If you are a beneficial owner and your shares are held through a broker, bank or other nominee, you may also attend our 2019 Annual Meeting if you provide proof of beneficial ownership on the record date, such as your most recent account statement or similar evidence of ownership.
When will the Company announce the voting results?
We will announce the preliminary voting results at the 2019 Annual Meeting. The Company will report the final results on a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees and Voting
Dr. George Benson has reached the Company’s mandatory director retirement age and thus was not nominated for reelection at the Annual Meeting, and Joia Johnson has decided not to stand for re-election this year. We thank both Dr. Benson and Ms. Johnson for their faithful service to the Company. Each nominee is a current director who was most recently elected by the shareholders at the Company’s previous annual meeting on May 9, 2018, except for Michelle E. Jarrard, who was appointed as a director on July 31, 2018, and Lisa G. Hannusch, who is not currently a director of the Company. If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling to serve, the persons named in the Proxy (H.V. Agadi, W.B. Swain and J.O. Blanco) may vote for substitute nominees selected by the Board of Directors or, as an alternative, the Board of Directors could reduce the size of the Board and/or the number of directors to be elected at the Annual Meeting. We have no reason to believe that any of the nominees will be unable or unwilling to serve as a director for his or her full term.
Currently, the Board of Directors has been fixed at nine members, but the Board has set the number of members at eight in conjunction with the Annual Meeting. In accordance therewith, the Board has nominated the eight persons listed below to be elected as directors, to hold office until the Company’s next annual meeting and until their respective successors are elected and qualified.
Nominee Information
The following gives certain information as to each person nominated by our Board of Directors for reelection (or in the case of Ms. Hannusch, election) as a director.

Harsha V. Agadi, age 56, is the President and Chief Executive Officer of the Company, a position he has held since June 2016, and held on an interim basis prior to that and since August 2015. Mr. Agadi has served as a member of the Board of Directors since August 2010. He also serves as Chairman of GHS Holdings, LLC, an investing and restaurant consulting business, a position he has held since 2000. He served as Executive Chairman of Quiznos, LLC, a quick service sandwich chain, from February 2012 until August 2014. From August 2010 until February 2012, Mr. Agadi was Chairman and Chief Executive Officer of Friendly’s Ice Cream LLC, a restaurant chain which provides sandwiches and ice cream desserts. From December 2004 until December 2009, Mr. Agadi was President and Chief Executive Officer of Church’s Chicken, a franchised quick service chicken restaurant. He serves on the board of Belmond, Ltd. and previously served on the board of The Krystal Company. Each of Quiznos and Friendly’s Ice Cream filed voluntary petitions under the federal bankruptcy law during the period in which Mr. Agadi served as an executive officer of such entities. The Board believes Mr. Agadi’s role, and knowledge, serving as the Company’s President and Chief Executive Officer, and his experience in establishing global brands and improving the operations of companies he has led uniquely qualify him to serve as a director of the Company.

Jesse C. Crawford, age 70, is the Chief Executive Officer of Crawford Media Services, Inc., an Atlanta, Georgia based provider of electronic media services for television, film and archival clients, and was appointed to this position on January 2010. Prior to that and since September 1984, he was President and Chief Executive Officer of Crawford Communications, Inc., a full-service provider of teleproduction services including audio/video production and post production, multimedia title design, satellite services, animation and special effects. Mr. Crawford has served as a member of the Board of Directors since April 1986. We believe Mr. Crawford’s significant experience in senior management of a services company with both international and disaster recovery components similar to those of the Company, as well as the significant knowledge base he has acquired by having served as a director of the

Company for over thirty years and his position as our majority shareholder, qualify him to continue to serve on the Board. Mr. Crawford is the father of Mr. Jesse C. Crawford, Jr., who is also a member of the Board.

Jesse C. Crawford, Jr., age 29, has served as a member of the Board of Directors since May 2015. He is an independent investor. Mr. Crawford, Jr.’s family maintains a controlling interest in the Company, and the Board believes it is appropriate to provide for continuity of the representation of the Crawford family on the Board as a component of the Board’s succession planning strategy. Mr. Crawford, Jr. is the son of Jesse C. Crawford, a member of the Board and the majority shareholder of the Company.

Lisa G. Hannusch, age 55, is a nominee to become a member of the Board. Ms. Hannusch is currently the owner and CEO of Rhino Inspired, LLC, which she founded in 2017, supporting companies with their strategic directions through consulting engagements and investments in the healthcare, insurance, or other related industries. From 2004 to 2017, Ms. Hannusch was the owner and CEO of UniMed Direct, a medical management software and service company which was purchased by Mitchell International, Inc. in 2017. She currently serves on the boards of Little Tesoros Therapy Services, pediatric therapy clinics, and iTexico, a technology near-shore staffing and IT support company. Ms. Hannusch also serves as Ex-Officio Board Director of the Alliance of Women in Workers’ Compensation (AWWC) and on the National Board of Governors for the Human Rights Campaign. The Board believes that Ms. Hannusch is qualified to serve as a director due to her 30 plus year career including leadership positions within claims services, medical, regulatory, insurance, and technology companies.

Michelle E. Jarrard, age 51, was appointed as a member of the Board in July 2018. She is currently President of BioCircuit Technologies, Inc., an early-stage technology company in Atlanta. Ms. Jarrard is a former Senior Partner of McKinsey & Company, where she held multiple senior leadership roles during her 25-year career, most recently as Global Chief HR and Talent Officer from 2007 until her retirement in January 2016. Ms. Jarrard has served as a director of Lazard Ltd. and Lazard Group since January 2017. Ms. Jarrard also serves on the board of directors of Axion Biosystems, QUEST Renewables and Children’s Healthcare of Atlanta. She is also a trustee of the Georgia Tech Foundation Board. The Board believes that Ms. Jarrard is qualified to serve as a director due to her extensive experience in human resources and business leadership.

Charles H. Ogburn, age 63, served as an Executive Director of Arcapita Inc., an international private equity firm, from March 2001 until his retirement in July 2010. Mr. Ogburn has served as a member of the Board of Directors since February 2009. Mr. Ogburn also serves as trustee of The Cook & Bynum Fund, a mutual fund. Mr. Ogburn has extensive experience in international business matters as well as financial counseling to public and private companies in various life-cycle stages, which the Board considered in determining that it believes Mr. Ogburn remains qualified to serve on the Board.

Rahul Patel, age 46, was appointed as a member of the Board of Directors in July 2017. Since January 2005, Mr. Patel has been a partner with the law firm King & Spalding LLP, where he focuses on mergers, joint ventures and strategic corporate transactions and is the co-head of the firm’s global private equity group. Mr. Patel was appointed by the Governor of the State of Florida to the University of Florida Board of Trustees where he chairs the Governance Committee. The Board believes Mr. Patel is qualified to serve as a director due to his over 20 years of legal experience, especially in mergers and acquisitions and corporate governance.

D. Richard Williams, age 62, was appointed as a member of the Board in February 2016. He was the co-chief executive officer of Primerica, Inc., a publicly traded insurance and investments company, from 1999 through March of 2015. He currently serves as the non-executive chairman of the board of Primerica, Inc. He was on the board of USANA Health Sciences, Inc., a publicly traded direct seller of nutritionals, from March 2016 until May 2018. The Board believes Mr. Williams is qualified to serve as a director due to his extensive knowledge of corporate governance matters as well as his significant experience in finance and accounting.

Shareholder Vote
Holders of each share of Class B Common Stock may:
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vote FOR the election of the eight (8) nominees for director;

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withhold authority to vote for one or more of the nominees and vote FOR the remaining nominees; or

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withhold authority to vote for all eight (8) nominees.

Election of directors is determined by a plurality of votes. The eight (8) nominees receiving the highest number of affirmative votes will be elected as directors. Cumulative voting is not permitted. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.
The Board of Directors unanimously recommends a vote FOR each of its nominees for director.

EXECUTIVE OFFICERS
The following are the names, positions held, and ages of each of the executive officers of the Company:
Name	Office	Age
Harsha V. Agadi	President and Chief Executive Officer	56
Rohit Verma	Executive Vice President, Global Chief Operating Officer	44
W. Bruce Swain, Jr.	Executive Vice President and Chief Financial Officer	55
Larry C. Thomas	Executive Vice President, Global President — Crawford Specialty Solutions	59
Danielle M. Lisenbey	Executive Vice President, Global President — Crawford TPA Solutions: Broadspire	55
Kieran Rigby	Executive Vice President, Global President — Crawford Claims Solutions	54
Joseph O. Blanco	Executive Vice President, General Counsel and Corporate Secretary	48
Hilton Sturisky	Senior Vice President and Global Chief Information Officer	48
Bonnie C. Sawdey	Senior Vice President and Chief People Officer	50
Greta G. Van	Senior Vice President — Strategy and Performance Development	50
Dalerick M. Carden	Senior Vice President and Chief Accounting Officer	49
Mr. Agadi’s prior experience is detailed above under “Proposal 1 — Election of Directors — Nominee Information” of our directors.
Mr. Verma was appointed to his present position as Executive Vice President, Global Chief Operating Officer in June 2017. Prior to joining the Company, Mr. Verma served as the Regional Executive — South for Zurich North America since 2015. Prior to that and from January 2011 he was the underwriting leader for the Midwest region of Zurich’s Commercial Markets business.
Mr. Swain was appointed to his present position as Executive Vice President and Chief Financial Officer in October 2006 and from May 2006 served as Senior Vice President and interim Chief Financial Officer of the Company. Prior to that and from January 2000 he was Senior Vice President and Controller of the Company.
Mr. Thomas was appointed to his present position as Executive Vice President, Global President —  Crawford Specialty Solutions effective January 1, 2018. Prior to that and from November 2015, he served as Executive Vice President and CEO — U.S. Services. Prior to that and from January 2015, he was Senior Vice President, CEO — U.S. Property & Casualty. Prior to that and from November 1999 he was Chief Executive Officer of the Company’s Contractor Connection division.
Ms. Lisenbey was appointed to her present position as Executive Vice President, Global President —  Crawford TPA Solutions: Broadspire effective January 1, 2018. Prior to that and from March 2012, she served as Executive Vice President and President and Chief Executive Officer of Broadspire Services, Inc. (“Broadspire”), a wholly owned subsidiary of the Company, which comprised the Company’s Broadspire division. Prior to that and from November 2007, she was Senior Vice President, Chief Operations Officer for Medical Management Services of Broadspire.
Mr. Rigby was appointed to his present position as Executive Vice President, Global President —  Crawford Claims Solutions effective January 1, 2018. Prior to that and from April 2017, he served as Senior Vice President, President — International, in charge of the Company’s International division. Prior to that and from 2014, he served as Senior Vice President, CEO of Crawford Europe and Latin America. Prior to that, he served as CEO of GAB Robins UK until the Company acquired GAB Robins UK in 2014.

Mr. Blanco was appointed to his present position as Executive Vice President, General Counsel and Corporate Secretary effective February 2019. From March 2017 to February 2019, Mr. Blanco served as Senior Vice President and General Counsel. Prior to joining the Company on a full-time basis and from September 2016 he served as Interim General Counsel of the Company. Prior to that and from September 2008 he was a partner at Dentons US, LLP, a law firm.
Mr. Sturisky was appointed to his present position as Senior Vice President and Global Chief Information Officer in October 2016. Prior to joining the Company and since May 2014 he was Vice President and Chief Information Officer at Spirit Airlines, an airline company. From April 2008 and until May 2014 he was Senior Vice President and Chief Information Officer at BCD Travel, a travel company.
Ms. Sawdey was appointed to her present position as Senior Vice President and Chief People Officer in January 2016. From January 2014 through January 2016 she was Vice President, Human Resources of the Company. From June 2008 through January 2014 she was Vice President, Corporate Benefits of the Company.
Ms. Van was appointed to her present position as Senior Vice President — Strategy and Performance Development effective October 2017. From June 2014 through October 2017 she was Senior Vice President, Internal Audit of the Company. Prior to joining the Company, and from June 2012 through June 2014 she was Vice President, Internal Audit of INAP, a technology services company.
Mr. Carden was appointed to his present position as Senior Vice President and Chief Accounting Officer in October 2014. Prior to that and from January 2008 he was Vice President and International Controller of the Company.
CORPORATE GOVERNANCE
Director Independence
Our Corporate Governance Guidelines and the listing standards of the NYSE provide that a majority of our directors will be independent directors under the NYSE corporate governance listing standards, as in effect from time to time. In addition, our Corporate Governance Guidelines include certain categorical independence standards to assist the Board in determining director independence.
As required by our Corporate Governance Guidelines, the Board of Directors has reviewed and analyzed the relationships of each director nominee with the Company and its management. The purpose of the review was to determine whether any particular relationships or transactions involving directors, or any of their respective affiliates or immediate family members, were inconsistent with a determination that the director is independent for purposes of serving on the Board and any of its Committees.
As a result of this review, the Board has determined, pursuant to the listing standards of the NYSE and our Corporate Governance Guidelines, that all director nominees are independent for purposes of serving on the Board of Directors, except Mr. Agadi, who is President and Chief Executive Officer of the Company. In making such determination, the Board also considers any “related party transactions” entered into between the Company and the applicable director or director nominee, regardless of whether such transaction is required to be disclosed pursuant to the rules and regulations of the SEC.
Standing Committees
The Board of Directors has four standing committees: the Executive Committee; the Audit Committee; the Governance Committee; and the Compensation Committee.
The Executive Committee.   The Executive Committee consists of Mr. Crawford as Chairman, and Messrs. Agadi, Ogburn, and Patel as members. The Executive Committee may exercise all the authority of the Board of Directors between its meetings with respect to all matters not specifically reserved by law to the Board of Directors. The Executive Committee held seven meetings during 2018.
The Audit Committee.   The Audit Committee currently consists of Mr. Williams as Chairman, and Ms. Johnson and Mr. Ogburn as members. Mr. Edwards was a member of the Audit Committee until his retirement from the Board on May 9, 2018. Mr. Day was a member of the Audit Committee until his resignation from the Board on February 11, 2018. Mr. Williams was appointed Chairman of the Audit Committee on July 31, 2017. The Board has determined that all of the members of the Audit Committee are independent under NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Mr. Williams is an “Audit Committee Financial Expert” as defined by Item 407(d) of SEC Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board.
The Audit Committee has adopted a written charter, approved by our Board of Directors, which is available at www.crawco.com through the “Corporate Governance” link located under the “About Us” tab. The Audit Committee oversees the integrity of our financial statements, risks related to our financial reporting process and internal controls, the internal audit function, the independent auditor’s qualifications, independence and performance and the Company’s corporate finance matters, including its capital structure. The Audit Committee, as required by the NYSE, discusses with management the Company’s significant financial risk exposures, steps management has taken to monitor, control and report such exposures and our policies with respect to risk assessment and risk management.
The Audit Committee appoints and discharges our independent auditor, reviews with the independent auditor the audit plan and results of the audit engagement, reviews the scope and results of our internal auditing procedures and the adequacy of our accounting controls, approves professional services provided by the independent auditor, reviews the independence of the independent auditor and approves the independent auditor’s audit and non-audit services and fees.
The Audit Committee also reviews and approves related party transactions in accordance with the Company’s written related party transactions policy. The Company’s related party transactions policy is designed to eliminate conflicts of interest and improper valuation issues, and applies to the Company’s directors, officers, shareholders holding 5% or more of the Company’s stock and family members or controlled affiliates of such persons. For purposes of the Company’s related party transactions policy, a “related party transaction” is a transaction between the Company and any related party, other than transactions generally available to all employees and certain de minimis transactions.
The Audit Committee held six meetings during 2018.
The Governance Committee.   The Governance Committee currently consists of Dr. Benson as Chairman, and Messrs. Crawford, Crawford, Jr., and Patel as members. Mr. Day was a member of the Governance Committee until his resignation from our Board on February 11, 2018. The Governance Committee operates under a written charter approved by the Board of Directors. Pursuant to that charter, the Governance Committee ensures that management has adopted an enterprise risk management program, and regularly reviews and discusses the program with management and exercises oversight over the compliance and ethics functions receiving regular reports from management with respect to those areas. The Governance Committee advises and makes recommendations to the Board on all matters concerning corporate governance and directorship practices, oversees risks related to our corporate governance, including Board and director performance, director succession and the Company’s Corporate Governance Guidelines and other governance documents and actively identifies, evaluates and recommends director nominees for the Board according to the guidelines stated in its charter, including reviewing candidates recommended by shareholders.
The Governance Committee believes that appropriate candidates should show evidence of leadership in their particular field, have the interest and ability to devote sufficient time to carrying out their respective duties and responsibilities and that the Board as a whole should have diversity of experience (which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, geographic origin and location and age) and the ability to exercise sound business judgment, possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders. Pursuant to our Bylaws, except for persons who hold shares entitled to ten percent or more of the voting power of the Company, no person is eligible for nomination or re-nomination to the Board after such person has reached the age of 72. In selecting directors or director candidates, the Board generally seeks a combination of active or former senior officers of businesses, academics and entrepreneurs whose backgrounds are relevant to the Company’s mission, strategy, operations and other perceived needs.
The Governance Committee held six meetings during 2018.
The Compensation Committee.   The Compensation Committee currently consists of Ms. Jarrard as Chairperson, Ms. Johnson and Messrs. Crawford and Ogburn as members. Ms. Johnson was the chairperson until December 31, 2018. Mr. Edwards was a member of the Compensation Committee until his retirement from the Board on May 9, 2018. Ms. Jarrard joined the Compensation Committee in July 2018. The Board of Directors has determined that all members of the Compensation Committee are independent under the NYSE listing standards, and all members qualify as “outside directors” for Internal Revenue Code Section 162(m) purposes. The Compensation Committee has adopted a written charter, approved by the Board of Directors. The Compensation Committee is primarily responsible for the design and oversight of the Company’s executive compensation policies, plans and practices. The Compensation Committee formulates and approves the salary, equity compensation awards and other compensation payable to the Chief Executive Officer and, upon recommendation of the Chief Executive Officer, salaries, equity compensation awards and other compensation for all other officers of the Company.
A key objective of the Compensation Committee is to ensure that the Company’s overall executive compensation program appropriately links pay to performance and aligns the interests of the Company’s executives with its shareholders, while seeking to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. The Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company employees.
This Committee held five meetings in 2018.
For additional information about the Compensation Committee’s processes and its role, as well as the role of executive officers and compensation consultants in determining executive officer compensation, see “Compensation Discussion and Analysis” below.
Executive Sessions of Non-Employee Directors
Non-employee and independent directors are required to meet regularly without management participation. During 2018, there were four meetings of non-employee and independent directors. Mr. Ogburn, as Non-Executive Chairman of the Board, presides at these meetings.
Meetings of the Board of Directors and Board Attendance
During 2018, the Board of Directors held seven meetings and each of the current directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and any committees thereof of which such director was a member (during the period in which he or she was a director). The Company encourages all directors to attend each annual meeting. The Company also holds a full Board meeting the same day as the annual meeting to further encourage all directors to attend the annual meeting. All director nominees, other than Ms. Jarrard and Ms. Hannusch, who were not directors at the time, attended the 2018 annual meeting.
Corporate Governance Guidelines, Committee Charters and Code of Business Conduct
The Company’s Corporate Governance Guidelines, board committee charters and Code of Business Conduct and Ethics are available on its website at www.crawco.com under “Corporate Governance,” located under the tab “About Us,” and are also available without charge in print to any shareholder who makes a request by writing to Corporate Secretary, Legal Department, Crawford & Company, 5335 Triangle Parkway, Peachtree Corners, Georgia 30092.

Leadership Structure
The Chairman of the Board presides at all meetings of the Board and the shareholders, and exercises such other powers and duties as the Board may assign him. Generally, the Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the Board possess considerable and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and executives to meet those needs. As a result, the Company believes that the decisions as to who should serve as Chairman and as President and Chief Executive Officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances.
Mr. Ogburn has served as a member of the Board since February 2009 and as Non-Executive Chairman of the Board since January 1, 2010. The Board currently believes that, based on the skills and current responsibilities of the various Board members and management as well as the current general economic, business and competitive environment, separation of the chairman and chief executive officer roles remains appropriate, as it enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our shareholders by the Board and (iv) our overall leadership structure.
Risk Management
The Company takes a comprehensive approach to risk management and seeks to include risk management principles in all of its management processes. This comprehensive approach is reflected in the reporting processes pursuant to which management provides information to the Board to support the Board’s role in oversight, approval and decision-making.
The Board maintains oversight responsibility for the management of the Company’s risks, and closely monitors the information it receives from management to provide oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate levels of risk taking within the business. Our Board also regularly reviews the Company’s enterprise risk management (ERM) program to ensure that an appropriate ERM process is in place.
In addition to these reviews, our executives with responsibility for various business functions provide the Board and its committees with periodic updates regarding the Company’s strategies and objectives, and related risks. Members of management most knowledgeable of relevant issues attend and present at Board meetings to provide additional insight into items being discussed, including risk exposures. Our directors have access to Company management at all times and at all levels to discuss any matters of interest, including those related to risk. The Board and its committees call special meetings from time to time as appropriate to address specific issues.
The Board has delegated oversight for matters involving certain specific areas of risk exposure to its committees, as discussed above. Each committee reports to the Board of Directors at regularly scheduled Board meetings, and more frequently if appropriate, with respect to the matters and risks for which the committee provides oversight.
Director Compensation
Each non-employee member of the Board was entitled to receive an aggregate of  $130,000 in cash and stock for annual service to the Company in 2018. The cash portion of the compensation was paid quarterly in $10,000 increments. The remainder of the compensation was paid in restricted shares of the Company’s Class A Common Stock granted in February 2018. These restricted share grants vested in full on December 31, 2018. In addition to the foregoing, each non-employee director was entitled to receive $1,500 for each Board or committee meeting attended. Further, the Chair of the Audit Committee was entitled to a retainer of  $3,000 per quarter, the Chairs of each of the Executive, Compensation, and Governance Committees were also entitled to a retainer of  $2,500 per quarter and the Chairman of the Board was entitled to receive an additional $100,000 in restricted shares of Class A Common Stock, paid in quarterly increments, which vested in full on December 31, 2018. Ms. Jarrard received a pro rata portion of the annual cash fee and equity award to reflect her partial term during the year. Directors who also serve as employees of the Company do not receive separate compensation for their service on the Board.
The following table provides compensation information for the year ended December 31, 2018 for each non-employee member of our Board of Directors during 2018. See “Summary Compensation Table” for information relating to Mr. Agadi’s compensation. Mr. Agadi did not receive any additional compensation for serving as a member of our Board of Directors.
Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Stock Option Awards(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
P. George Benson	$72,500	$89,999	$—	$—	$—	$162,499
Jesse C. Crawford	93,500	89,999	—	—	—	183,499
Jesse C. Crawford, Jr.	62,500	89,999	—	—	—	152,499
Roger A. S. Day(3)	13,000	—	—	—	—	13,000
James D. Edwards(4)	59,286	—	—	691	—	59,977
Michelle Jarrard	24,167	37,495	—	—	—	61,662
Joia M. Johnson	83,000	89,999	—	—	—	172,999
Charles H. Ogburn	83,500	189,983	—	—	—	273,483
Rahul Patel	74,500	89,999	—	—	—	164,499
D. Richard Williams	74,500	89,999	—	—	—	164,499

(1)
Represents the grant date fair value of awards calculated in accordance with Accounting Standards Codification Topic 718 Compensation — Stock Compensation” (“ASC 718”). See Note 12 of the consolidated financial statements in Item 8 of the Company’s Annual Report regarding assumptions underlying the valuation of equity awards. The stock awards were made pursuant to the terms of the Company’s Non-Employee Director Stock Plan.

(2)
Preferential earnings from the Crawford & Company Nonqualified Deferred Compensation Plan for Eligible Employees and Eligible Directors (the “Deferred Compensation Plan”).

(3)
Mr. Day resigned on February 11, 2018 and was not nominated for reelection at the 2018 Annual Meeting.

(4)
Mr. Edwards reached the Company’s mandatory director retirement age and thus was not nominated for reelection at the 2018 Annual Meeting.

Stock Ownership Guidelines for Non-Employee Directors
The Compensation Committee has approved stock ownership guidelines with specified equity ownership targets for non-employee members of our Board. Non-employee Board members are required to own shares in the Company equal in value to three times their annual cash retainer of  $40,000 for 2018. Other than Ms. Jarrard, all of the current non-employee members of the Board are in compliance with the applicable ownership targets. Ms. Jarrard has until July 31, 2020 to meet the applicable ownership requirement.

Communications with our Board; Shareholder Nominees
Individuals may communicate with our Board by sending a letter to Board of Directors, Crawford & Company, P.O. Box 921936, Norcross, Georgia 30010. Your letter will be shared with all members of our Board and may, at the discretion of the Board, be shared with Company management, unless your letter requests otherwise. Communications that are specifically intended for non-employee directors should be addressed to “Chairman of the Board,” Board of Directors, Crawford & Company at this same address.
Any shareholder who certifies that he or she is the continuous record owner of at least one percent (1%) of either class of common stock of the Company for at least one year prior to the submission of a candidate for director and who provides a written statement that he or she intends to continue ownership of the shares through the date of the applicable annual meeting of shareholders may submit a nomination for director for the term beginning on the date of the 2020 annual meeting of shareholders. The candidate must meet the qualifications stated in the Company’s by-laws and the submission must be made to the Governance Committee at P.O. Box 921936, Norcross, Georgia 30010, no more than 180 days and no less than 120 days prior to the anniversary date of this Proxy Statement. The Governance Committee will review all candidates submitted by shareholders for consideration as director nominees pursuant to its general practices and the guidelines stated in its charter and the Company’s Corporate Governance Guidelines before determining whether to submit any nominee to the full Board for consideration.

COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of our compensation philosophy, objectives, policies and practices is focused primarily on our executive officers and includes a detailed discussion of compensation for the following five named executive officers during the fiscal year ended December 31, 2018:
Name	Office
Harsha V. Agadi	President and Chief Executive Officer
Rohit Verma	Executive Vice President, Global Chief Operating Officer
W. Bruce Swain, Jr.	Executive Vice President, Chief Financial Officer
Danielle M. Lisenbey	Executive Vice President, Global President — Crawford TPA Solutions: Broadspire
Larry C. Thomas	Executive Vice President, Global President — Crawford Specialty Solutions
Overview
The fundamental philosophy of the Compensation Committee with respect to executive compensation is to ensure that our compensation programs will enable us to attract and retain key executives critical to our long-term success, through the establishment of a performance-oriented environment that rewards the achievement of both short- and long-term strategic management goals, with the attendant enhancement of shareholder value. This philosophy is implemented through the core principles of  “pay for performance” and aligning management’s interests with our shareholders’ interests to support long-term value creation and to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy. As a result, a significant portion of our executive officers’ compensation opportunity is “at-risk pay” with actual payments dependent upon Company and individual performance. The Compensation Committee regularly reviews our compensation programs to ensure continued alignment with the underlying philosophy and principles, and makes adjustments as appropriate to accomplish these objectives.
For 2018, the Compensation Committee worked with its independent compensation consultant, described in more detail below, to develop and analyze comparative data on executive compensation with a goal of setting and maintaining total executive compensation at levels competitive to compensation paid to executives in similar positions within our comparator companies (described below). In determining this level, the Compensation Committee acknowledged that, as a result of the significant at-risk components of compensation described in more detail elsewhere in this discussion and analysis, actual payouts may be significantly above or below this level based on actual performance when compared to target performance.
In executing its role with respect to compensation matters, the Compensation Committee considers a variety of factors from time to time, including recommendations from senior executive officers and any compensation consultants, both described below, the recent historical and expected contributions of the individual executive officer, the Company’s historical and expected financial results and shareholder return, cumulative compensation history (to the extent that it impacts pay receivable currently and in the future), internal pay equity and the appropriate level of risk-taking, all as described below.

Among the factors taken into consideration by the Compensation Committee in setting 2018 compensation was the Company’s performance as measured by revenue, adjusted earnings per share, operating earnings and operating margin. The Compensation Committee believes that adjusted earnings per share is a useful metric in determining certain components of executive compensation because of the strong correlation with the creation of value for shareholders. Operating earnings is the primary financial performance measure used by the Company’s senior management to evaluate the financial performance of the Company’s three operating segments and make resource allocation decisions. As a result, the Compensation Committee believes that it is appropriate to use Company-wide revenues and operating earnings in making compensation decisions. Also, operating margin, at the Company-wide level and on a segment and division level, is useful to the Compensation Committee in making compensation determinations for executives as it measures our operating efficiency, which is a key driver of shareholder value. The table below shows the changes in revenue, adjusted earnings per share, Company-wide operating earnings and Company-wide operating margin from 2016 to 2018:
	2016	2017	2018
Revenue	$1,109.3	$1,105.8	$1,071.0
Adjusted earnings per share	$0.75	$0.91	$0.78
Company-wide operating earnings (millions)	$92.1	$95.7	$88.5
Company-wide operating margin	8.3%	8.7%	8.3%
Elements of Compensation
In the implementation of the Compensation Committee’s compensation philosophy, there are generally three key elements used in the Company’s executive compensation program: (1) base salary, (2) an annual cash incentive opportunity and (3) equity incentive awards, including a long-term performance-based equity incentive opportunity. In addition, from time to time when circumstances merit an award, the Compensation Committee may make discretionary cash or equity bonus awards.
	Base Salary	Annual Cash Incentive	Equity Incentives
Form of compensation	Cash	Cash	Equity
Type	N/A	Annual Cash Incentive	Stock Options Time-Vested Restricted Stock Performance Share Units
Purpose	Pay for individual job performance and merit	Incentivize achievement of annual financial and operating goals	Reward creation of shareholder value over a long-term period
Performance measures	N/A	Revenue Operating Earnings Operating Margin Days Sales Outstanding	Adjusted EPS
Both annual and long-term incentive opportunities are considered at-risk pay. Discretionary bonus awards, if any, may be in the form of cash or equity, and may be granted with or without performance or time-based vesting requirements.
In addition, we typically provide certain other compensation and benefits, such as participation in the Company’s health and welfare or retirement benefit plans generally available to employees, and limited perquisites that we believe are necessary or appropriate in the marketplace in order to allow us to attract and retain executive talent, but that we do not expect to comprise a material portion of compensation in a year. In 2018, following the review of typical market practices, the Committee approved providing our senior executive officers with enhanced life and disability insurance to further support the retention elements of our program
The Compensation Committee generally does not, and in 2018 did not, follow a precise formula for allocating between these key elements of compensation or in considering whether to grant any discretionary bonus awards, or the type thereof to our executive officers. Each element of compensation generally operates independently of any other and is designed to motivate towards, and reward, a different component of behaviors and results. As a result, except in limited circumstances, the Compensation Committee does not believe that it is appropriate for payment (or lack thereof) of one element in any period to impact payment of any other elements. The Compensation Committee, however, does review information that compares each element of compensation, both separately and in the aggregate, to amounts paid by comparator companies for executives in similar roles, and believes it appropriate to target each element of compensation near the median, or midpoint, of compensation paid by such companies.
Role of the Compensation Committee and Administration of Compensation
The role of the Compensation Committee, among its other responsibilities, is to:
•
annually review the Company’s goals and objectives relative to CEO and other executive officer compensation, including, as the Compensation Committee deems appropriate, consideration of the Company’s performance and relative shareholder return, the value and construct of compensation packages for comparable positions at comparable companies and the cash and other compensation paid to the Company’s executive officers in past years;

•
annually review, evaluate and update, as appropriate, the components of the Company’s executive compensation programs in view of those goals and objectives, and set compensation levels for the Company’s executive officers;

•
annually evaluate the CEO’s and the other executives’ performance in light of established goals and objectives, and approve compensation to be paid with respect to such performance, including certifying the degree of achievement of performance goals under the terms of performance-based compensation programs;

•
review and make recommendations to the Board of Directors regarding the approval and adoption of, and any amendments to, the Company’s compensation plans for executives, including incentive compensation plans and equity-based plans; and

•
in light of the foregoing, consider and, when appropriate, grant cash bonuses, stock options, performance share units, restricted stock and other discretionary awards under the Company’s cash and equity incentive compensation plans.

As noted above, the Compensation Committee also monitors the design and administration of the Company’s overall incentive compensation programs to ensure that they include appropriate safeguards to avoid encouraging unnecessary or excessive risk taking by Company executives, including our named executive officers.
Role of Certain Senior Executive Officers in Executive Compensation Matters
Although the Compensation Committee makes the final decisions regarding executive compensation, our executive officers also play a role with respect to the setting and determination of the annual cash portion of executive compensation, including base salary and any annual cash incentive compensation opportunities. Certain of the Company’s senior executive officers make recommendations to our Compensation Committee with respect to the setting of performance goals for executive officers (other than themselves) under our incentive compensation plans and the assessment of the individual performance of other executive officers who are direct reports to such officers. As a result of regular interaction, the Compensation Committee believes these senior executive officers are best able to provide appropriate personal insight as to the performance of their direct reports as well as overall performance trends of executives of the Company. Our Compensation Committee relies, in part, on this information in connection with its overall assessment as to the adequacy and appropriateness of executive compensation as well as the compensation programs of the Company as a whole. Our Compensation Committee has the discretion to consider any such recommendations when determining overall executive compensation.
Role of Shareholder Say-on-Pay Votes and Related Considerations
The Company believes it is important to obtain the input of shareholders with respect to the overall compensation of our named executive officers. To that end, we provide shareholders an opportunity to have an advisory vote on executive compensation (the “say-on-pay vote”) every two years. We believe every other year is the appropriate timing for this vote because a significant portion of our named executive officers’ compensation opportunity is at risk over a multi-year period. Full implementation and execution of our compensation philosophy and programs, and evidence thereof, is often a multi-year process. We believe a vote every two years helps ensure proper visibility into our longer term results and creation of shareholder value, and associated compensation. In addition, it helps reduce the possibility of irregular or anomalous results in any one year that may unduly impact the amount of compensation paid and, consequently, the results of a vote on such compensation.
In the Company’s most recent advisory say-on-pay vote at the Company’s 2017 annual meeting, approximately 99.6% of the votes cast in the say-on-pay vote were voted in favor of the compensation of our named executive officers. The Compensation Committee believes this favorable vote affirms our shareholders’ support of its approach to executive compensation and, as a result, the Compensation Committee has not made material changes to the implementation of our executive compensation philosophy. In addition to consideration given to the results of the say-on-pay vote, at various times through the year the Compensation Committee considers direct and indirect input from shareholders and other stakeholders, and more general developments in executive compensation principles, in the further development and implementation of the Company’s executive compensation philosophy, policies and practices. The Compensation Committee expects to continue to give due consideration to these factors, including the results of the vote on say-on-pay, this year and in future years.
Compensation Consultants
The Compensation Committee’s charter provides for the Compensation Committee to retain and terminate, in its discretion, any compensation consultant which assists in the evaluation of director, CEO or other executive compensation. The Compensation Committee has the sole authority to select such consultant and to approve the consultant’s fees and other retention terms. In 2018, the Compensation Committee engaged Pay Governance LLC to advise it on executive, board of directors and general compensation matters for the Company, including the design of short- and long-term incentive compensation plans. In connection with such advice, Pay Governance LLC provided competitive market intelligence regarding executive officer and director compensation, and independent risk assessment of compensation programs, and a review of annual incentive performance metrics. Pay Governance LLC does not have a relationship with, nor did it provide any services to, the Company other than the engagement by the Compensation Committee and, taking into account the six compensation consultant independence factors adopted by the SEC to guide companies in determining the independence of compensation consultants, the Compensation Committee concluded that the work of Pay Governance LLC did not raise any conflicts of interest that are required to be disclosed and provides the Compensation Committee with objective and independent compensation advisory services.
Benchmarking
For purposes of determining 2018 compensation levels and opportunities, compensation of the Company’s executive officers was benchmarked against compensation paid for similar positions at a selected comparator group of the Company. As noted above, the Compensation Committee targets each element of compensation near the median, or midpoint, of compensation paid by such peer companies. Due to the limited number of direct competitors of the Company that are both publicly traded and in a similar line of business, the Compensation Committee worked with Pay Governance LLC to develop a custom comparator group using the following set of criteria: companies in similar industries and generally with a focus on business process outsourcing, including insurance, research and consulting, data processing, outsourced services, human resources and employment services; annual revenue between one-quarter to two-and-one-half times the Company’s annual revenue; market capitalization between one-quarter to five times the Company’s market capitalization; and a specified ratio of revenue to market capitalization.

The comparator group was as follows:
Barrett Business Services Inc.
CBIZ, Inc.
CDI Corp.
Convergys Corporation
FTI Consulting, Inc.
GP Strategies Corporation
Insperity, Inc.
Kforce Inc.
ModusLink Global Solutions, Inc.
Resources Connection
Stewart Information Services Corporation
Sykes Enterprises, Incorporated
TeleTech Holdings Inc.
TrueBlue, Inc.
Changes from the 2017 peer group included the elimination of CDI Corporation which was acquired by a private equity fund and no longer has sufficient publicly available information.
Compensation and Risk Management
The Compensation Committee regularly evaluates whether our executive compensation philosophy, executed through the principles of pay for performance and aligning management and shareholder interests, encourages excessive or unnecessary risk-taking. The Compensation Committee believes that our executive compensation philosophy does not encourage excessive or unnecessary risk-taking. By dividing our executives’ compensation into base salary, annual cash incentive compensation and long-term equity incentive compensation, the Compensation Committee believes it appropriately weights the performance-based compensation our executives may earn between short-term and long-term goals. Additionally, both short-term and long-term incentive compensation award opportunities are capped at a set percentage of an executive’s applicable target award, affording protection against disproportionately large incentives. Our long-term equity compensation is paid in the form of opportunities to earn shares of the Company’s Class A Common Stock, and the Compensation Committee may provide that such awards are both earned and vested over time. We believe performance goals coupled with time-based vesting for equity awards further encourages our executives’ sustained focus on the long-term performance of the Company. In 2018, Pay Governance LLC conducted an independent assessment of potential risks within the Company’s executive incentive plans. After reviewing these results, the Committee concluded that the plans were not likely to motivate inappropriate risk taking and the plans struck the appropriate balance between motivating performance and mitigating risk.
Stock Ownership Guidelines
The Compensation Committee believes long-term incentives, when coupled with our executive stock ownership guidelines, promote appropriate alignment of our executives’ interests with those of the Company’s shareholders.
The Compensation Committee has also set executive stock ownership guidelines with specified equity ownership targets for certain Board-elected officers. The CEO is required to own shares of stock of the Company equal in value to three times his annual base salary. The remainder of our named executive officers are required to own shares of stock of the Company equal in value to two times their annual base salary. If an executive fails to meet or show sustained progress toward meeting the applicable ownership requirement, then the executive may be subject to one or more of the following: a reduction or elimination in any future long-term or other equity incentive awards that the executive may otherwise have been entitled to receive; an obligation to use the net after-tax proceeds of any cash incentive award paid by the Company to purchase shares of the Company’s stock; or a requirement that any cash incentive award to which the executive would otherwise be entitled be paid in shares of the Company’s stock. Our named executive officers are all either in compliance with the stock ownership guidelines or are in the applicable grace-period to come into compliance.

Hedging and Pledging Policies
The Company has established a policy prohibiting our employees and directors from engaging in any speculative, short-term or hedging activities (or activities that are designed to hedge) with respect to securities of the Company. In addition, members of the Board of Directors and officers may not engage in pledging Company securities as collateral to secure debt or engage in transactions where the Company’s securities are held in a margin account.
Clawback Policy
The Company’s clawback and recoupment policy covers any current or former officer of the Company subject to Section 16 of the Exchange Act. The policy requires covered officers to forfeit, and repay to the Company the portion of the officer’s incentive compensation received within the three years preceding an accounting restatement that exceeds the amount that would have been payable based on the restated financial results. In 2018, the Company’s clawback and recoupment policy was expanded to allow the Committee to direct the recovery of incentive compensation from certain individual officers if such officer engaged in fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the Company’s financial results as filed with the SEC irrespective of whether or not the activity resulted in an accounting restatement.
Components of Compensation
Base Salary
For certain executive officers, including the named executive officers, the Company believes that it is appropriate to enter into written employment agreements with such persons. These agreements typically provide for, among other things, a minimum base salary, which was determined based on, among other things, negotiations with the applicable person and the Compensation Committee’s overall compensation philosophy discussed above, at the time of hire or the entry into such agreement, as applicable. For additional information on our employment agreements with our named executive officers, see “Employment and Change in Control Arrangements” below.
The Compensation Committee typically re-evaluates the base salary of the CEO on an annual basis. In connection with this evaluation, the Compensation Committee performs an assessment of personal performance during the preceding year, historical and expected contributions to the Company and external circumstances which may have impacted that performance that were not within the control of the Company or the CEO. For both establishing and re-evaluating the base salary of the CEO, the Compensation Committee, with the assistance of its independent compensation consultant, also evaluates overall market conditions, both within the Company’s comparator group and otherwise, including competitive market data to see how the CEO’s pay level compares to that of comparable positions at other companies.
Based on a variety of data (including published national surveys, recent and anticipated Company performance, discussions with the Compensation Committee, and other relevant information), the CEO annually considers and recommends to the Compensation Committee any increases in the base salaries of our other named executive officers for the next fiscal year.
Discretionary Bonus
From time to time the Compensation Committee makes discretionary cash or equity bonus awards. In 2018, the Compensation Committee awarded the named executive officers discretionary cash bonus payments in recognition of the significant progress made in restructuring the Company, including executing the planned transition to Global Service Lines and the sale of the Garden City Group on June 15, 2018.
Annual Cash Incentive Opportunity
Annual cash incentive award opportunities are intended to align our annual performance and results with the compensation paid to the persons who are most responsible for such performance, and to motivate and reward achievement of operational and strategic business goals. For 2018, the Compensation

Committee approved award opportunities for our executive officers, including our named executive officers. These awards were granted under the Company’s short-term incentive plan (“STIP”), a component of the Crawford & Company 2016 Management Team Incentive Compensation Plan (the “Management Team Incentive Compensation Plan”).
Under the STIP, each participating executive officer is provided advance goals that can, from year to year, include corporate, segment and individual targets, weighted appropriately for the executive’s position in the Company. Award payout eligibility generally requires, among other things, continued employment through the date of the actual payout. Due to the Company’s significant international operations and the fact that it reports its consolidated financial results in U.S. dollars, annual performance metrics are adjusted to eliminate the impact of any movements in exchange rates so that individuals do not benefit from or are not negatively impacted by the movement in exchange rates. Accordingly, the actual results disclosed in this discussion may not be consistent with our published results. Final payments pursuant to the STIP are at the discretion of the Compensation Committee.
For each of the named executive officers, the Compensation Committee established threshold, target and maximum award opportunity levels (as a percentage of 2018 annual base salary) for purposes of the STIP after taking into account market-competitive factors and any contractually mandated payout levels contained in applicable employment agreements. The STIP award opportunities (set out as a percentage of each named executive officer’s 2018 annual base salary) were as set out below:
	Threshold Award Opportunity (as a percentage of base salary)	Target Award Opportunity (as a percentage of base salary)	Maximum Award Opportunity (as a percentage of base salary)
Mr. Agadi	0%	90.0%	180.0%
Mr. Verma	0	65.0	130.0
Mr. Swain	0	57.5	115.0
Ms. Lisenbey	0	57.5	115.0
Mr. Thomas	0	57.5	115.0
For 2018, the Compensation Committee selected performance under the following metrics as the basis for award opportunities, as these metrics are used by management to evaluate and analyze results and the impact on the Company of strategic decision making, and which the Compensation Committee considers as important to the Company and representative of the Company’s success in achieving operational and financial improvements:
Metric	Weight
Revenue	55%
Operating Earnings	20%
Operating Margin	15%
DSO(1)	10%

(1)
Day sales outstanding: workdays outstanding in total billed and unbilled accounts receivable.

These metrics were measured at and applied on a Company-wide basis. For all of the named executive officers, 100% of their award opportunities were allocated to the achievement of these metrics, based on overall Company performance.
Given the Company’s focus on growth, revenue is the primary metric measured for determining the Company’s success in achieving operational and financial objectives under the 2018 plan. Nevertheless, operating earnings and operating margin are also important metrics under the 2018 plan. Operating earnings is the primary financial performance measure used by the Company’s senior management to evaluate the financial performance of the Company and make resource allocation decisions. The Company and the Compensation Committee believe operating earnings and operating margin are useful to others in that it allows them to evaluate operating performance using the same criteria used by the Company’s senior management. The Compensation Committee considers operating earnings and the related operating margin as appropriate metrics for determining payouts under the STIP instead of net income computed in accordance with generally accepted accounting principles in the United States (“GAAP”), believing operating earnings to be a more accurate performance measure given that operating earnings represent earnings before certain unallocated corporate and shared costs, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill and intangible asset impairment charges, restructuring and special charges, loss on disposition of business line, income taxes, and net income or loss attributable to non-controlling interests.
STIP awards were deemed earned for a relevant metric only if actual performance exceeded the specified threshold level. If actual performance did not exceed the threshold level of any metric, no payout was made under that metric. If actual performance equaled target levels, participating executive officers were entitled to 100% of the target STIP award applicable to that metric. If actual performance for one or more metrics was between threshold and target levels, or target and maximum levels, the participating executive officers were entitled to a ratable portion of the STIP award based upon linear formulas.
Goals for each relevant financial metric under the STIP were determined based on, and set at target levels as contained in, the Company’s 2018 internal operating plan. Threshold and maximum goals (other than for personal performance) were set at the percentages of the target level. The following table sets forth the 2018 threshold and maximum goals for each relevant financial metric under the STIP:
	Threshold Goal (as a percentage of target)	Maximum Goal (as a percentage of target)
Revenue	90.0%	105.0%
Operating Earnings	87.5	115.0
Operating Margin	87.5	115.0
DSO	90.0	120.0
The following tables set forth the applicable threshold, target and maximum performance goals, and actual performance, for the corporate-wide metrics in 2018.
Corporate	Threshold	Target	Maximum	Actual
Revenue	$1,008,850	$1,120,944	$1,176,991	$1,078,951(1)
Operating Earnings	$89,220	$101,966	$117,261	$88,772(1)
Operating Margin	8.0%	9.1%	10.5%	8.2%
DSO	60.5 days or less	55 days or less	44 days or less	63.4 days

(1)
Adjusted for foreign exchange impact.

Based on 2018 performance and adjusted downward by the Compensation Committee upon the recommendation of management, the actual STIP payouts approved by the Compensation Committee for Ms. Lisenbey and Messrs. Agadi, Verma, Swain and Thomas are set forth below.
	Actual Award (in dollars)	Actual Award (as a percentage of salary)	Actual Award (as a percentage of target)
Mr. Agadi	$191,831	27.4%	30.4%
Mr. Verma	108,857	19.8	30.4
Mr. Swain	72,835	17.5	30.4
Ms. Lisenbey	81,152	17.5	30.4
Mr. Thomas	81,152	17.5	30.4

Long-Term Incentive Opportunity for 2018
The Compensation Committee designed the Company’s long-term incentive compensation program with a goal of incentivizing management towards creating long-term shareholder value. For 2018, long-term incentive plan (“LTIP”) award opportunities were granted to Ms. Lisenbey and Messrs. Agadi, Verma, Swain and Thomas under the terms of the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Omnibus Stock Plan”), and, if earned, were payable in shares of the Company’s Class A Common Stock. Final payments pursuant to LTIP awards are at the discretion of the Compensation Committee.
The 2018 LTIP awards were based on a target award value, 50% of which were granted as performance share units conditioned on Company performance, described below (the “Performance Award”), 30% of which were granted as time vested restricted stock units which vest based on the continued employment of the executive (the “Time Vested Award”), and 20% of which were granted as stock options (the “Option Awards”). The target value and breakout by award vehicle for each named executive officer are set forth below.
	Target Value ($)	Performance Share Units 50%	Time Vest Shares 30%	Stock Options 20%
Mr. Agadi	$1,000,000	$500,000	$300,000	$200,000
Mr. Verma	550,000	275,000	165,000	110,000
Mr. Swain	500,000	250,000	150,000	100,000
Ms. Lisenbey	500,000	250,000	150,000	100,000
Mr. Thomas	500,000	250,000	150,000	100,000
The Time Vested Awards and Option Awards vest ratably over a three-year period. The Performance Awards are earned based on 2018 – 2020 cumulative adjusted earnings per share targets. The Compensation Committee selected adjusted earnings per share as the financial metric for determining payouts under the Performance Awards due to its correlation with the creation of value for shareholders. If the Company’s 2018 – 2020 cumulative adjusted earnings per share is at least $2.90, 50% of the award of performance share units will be earned. If the Company’s 2018 – 2020 cumulative adjusted earnings per share is at least $3.25, the “target” level, 100% of the award of performance share units will be earned. If the Company’s 2018 – 2020 cumulative adjusted earnings per share is $3.60 or greater, 200% of the award of performance share units will be earned. The percentage of performance share units earned will be adjusted ratably for cumulative adjusted earnings per share between $2.90 and $3.60. None of these performance share units will be earned if cumulative adjusted earnings per share are less than $2.90.
1-Year Performance Cycle Transition Award
In 2017, the performance share unit plan moved from a one-year performance period with three-year vesting of earned shares to a three-year performance period with cliff vesting. Following discussions with management and Pay Governance, the Committee recognized that the vesting change created two transition years in which targeted performance share units vesting opportunities would decline over the two-year transition period (2017 and 2018) due simply to the change in the performance periods. In recognition of this gap in potential realizable compensation opportunities, the Compensation Committee approved a one-time performance-based cash transition award equal to 50% of the named executive officer’s annual target long-term incentive opportunity in 2017. The award would vest in full if 2018 Adjusted EPS was $0.91. There was no vesting for performance below this target and no additional awards earned for exceeding the target.
Following the 2018 performance year, it was determined that the $0.91 EPS performance target had not been achieved and thus none of the awards vested.
Other Elements of Compensation
Based on market competitive and internal factors, the Compensation Committee believes that it is appropriate that our executive officers be eligible to participate in other compensation plans offered to our employees. Mr. Swain and Mr. Thomas participate in a noncontributory qualified retirement plan that was frozen as of December 31, 2002. All named executive officers are also eligible to participate in a qualified 401(k) plan (the “401(k) Plan”) and a nonqualified supplemental executive retirement plan. Our executive officers are also offered the opportunity to participate in a similar nonqualified deferred compensation plan. Benefits under the qualified and nonqualified retirement plans are not directly tied to Company performance. Based on market competitive factors, the Company also provides life insurance benefits, disability insurance benefits, automobile allowances and reimbursement of club dues for certain of our executives, including the named executive officers, as noted in the Summary Compensation Table, below. Certain of our named executive officers are also party to employment arrangements that provide severance and change-in-control protection.
Impact of Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) provides that annual compensation in excess of  $1 million paid to certain executive officers is generally not tax deductible for the Company. Prior to the amendments made under the Tax Cuts and Jobs Act, this $1 million deduction limit included an exception for certain performance-based compensation. The Tax Cuts and Jobs Act repealed the performance-based compensation exception under Code Section 162(m), generally effective for taxable years beginning after December 31, 2017. However, under a transition rule, compensation paid pursuant to a written binding contract that was in effect on November 2, 2017, may still rely on the performance-based compensation exception, provided the contract is not materially modified and certain other conditions are met. To the extent available under the exception for performance-based compensation, it is the policy of the Compensation Committee to have incentive compensation for the Company’s named executive officers qualify for full tax deductibility for the Company when feasible and consistent with our overall compensation philosophy. The Company’s Management Team Incentive Compensation Plan and Omnibus Stock Plan were designed to allow the Compensation Committee to structure short-term incentive compensation (annual incentive awards) and long-term incentive compensation (equity-based awards) so that the resulting compensation would be qualified “performance-based compensation” eligible for deductibility without limitation under Code Section 162(m), prior to the amendments discussed above. However, the Compensation Committee retains the discretion to pay appropriate compensation, even if it may result in the non-deductibility of certain amounts under federal tax law. Although the tax deductibility of performance-based compensation will no longer be available (except for awards that meet the requirements of the transition rule), as discussed above, the Compensation Committee still intends to maintain performance-based compensation programs in order to align executive’s interests with the those of the Company’s shareholders and to encourage an appropriate level of risk-taking behavior consistent with the Company’s long-term strategy.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following tables provide information concerning compensation paid to, or accrued by the Company for, our named executive officers at December 31, 2018.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)(2)	All Other Compen- sation ($)(3)	Total ($)
H.V. Agadi President and Chief Executive Officer	2018	$723,077	$250,000	$799,989	$200,216	$191,831	$351	$61,919	$2,227,383
	2017	700,000	—	799,983	200,000	283,220	1,203	49,958	2,034,364
	2016	680,154	—	1,305,906	866,800	500,175	2,159	36,414	3,391,608
R. Verma Executive Vice President – President – Global Chief Operating Officer	2018	$550,000	$103,125	$439,993	$110,119	$108,857	$540	$22,740	$1,335,374
	2017	270,769	—	564,000	—	100,000	—	5,306	940,075
W.B. Swain Executive Vice President – Chief Financial Officer	2018	$448,000	$125,000	$399,986	$100,108	$72,835	$(15,557)	$23,030	$1,153,402
	2017	416,000	—	399,982	99,998	120,975	35,276	18,215	1,090,446
	2016	412,308	—	196,650	—	211,471	29,012	24,873	874,314
D.M. Lisenbey Executive Vice President; Global President – Crawford TPA Solutions: Broadspire	2018	$470,631	$125,000	$399,986	$100,108	$81,152	$785	$33,881	$1,211,543
	2017	463,500	—	399,982	99,998	248,330	2,973	31,119	1,245,902
	2016	460,385	50,000	196,650	—	303,110	4,340	33,994	1,048,479
L.C. Thomas Executive Vice President; Global President – Crawford Specialty Solutions	2018	$463,500	$125,000	$399,986	$100,108	$81,152	$(23,997)	$31,933	$1,177,682
	2017	463,500	—	399,982	99,998	230,134	34,671	23,515	1,251,800
	2016	460,385	50,000	196,650	—	288,902	33,951	34,083	1,063,971

(1)
The values of equity-based awards in this column represent the grant date fair value of the awards in accordance with ASC 718. However, pursuant to SEC rules these values are not reduced by an estimate for the probability of forfeiture. See Note 12 of the consolidated financial statements in Item 8 of the Company’s Annual Report regarding assumptions underlying the valuation of equity awards.

(2)
Represents the following amounts for 2018: (i) Mr. Swain: $1,603 preferential earnings from the Deferred Compensation Plan and $17,160 actuarial decrease in pension value; (ii) Mr. Agadi, Mr. Verma and Ms. Lisenbey: $351, $540 and $785 respectively, preferential earnings from the Deferred Compensation Plan; and (iii) Mr. Thomas: $480 preferential earnings from the Deferred Compensation Plan and $24,477 actuarial decrease in pension value.

(3)
Represents the following amounts for 2018: (i) Mr. Agadi: $8,250 Company contribution to the 401(k) Plan; a $21,939 Company contribution to the Deferred Compensation Plan; a $11,999 automobile allowance; and $19,731 in premium payments on term life insurance; (ii) Mr. Verma, a $8,250 Company contribution to the 401(k) Plan; a $7,350 Company contribution to the Deferred Compensation Plan; moving expenses of  $5,700; and $1,440 in premium payments on term life insurance; (iii) Mr. Swain: a $8,250 Company contribution to the 401(k) Plan; a $6,750 Company contribution to the Deferred Compensation Plan; $5,498 in premium payments on term life insurance; and $2,532 in club dues; (iv) Ms. Lisenbey: a $8,250 Company contribution to the 401(k) Plan; a $11,907 Company contribution to the Deferred Compensation Plan; a $11,500 automobile allowance;

and $2,224 in premium payments on term life insurance; (v) Mr. Thomas: a $8,250 Company contribution to the 401(k) Plan; a $12,559 Company contribution to the Deferred Compensation Plan; a $7,089 car allowance; and $4,035 in premium payments on term life insurance.
Grant of Plan-Based Awards
The Company maintains the Omnibus Stock Plan under which awards of performance share units, restricted stock or stock options may be granted to specified employees of the Company. The Omnibus Stock Plan was adopted at the Company’s 2016 annual meeting of shareholders, and, effective May 11, 2016, replaced the Crawford & Company Executive Stock Bonus Plan (the “Stock Bonus Plan”) for purposes of awards granted following that meeting. Non-equity incentive plan cash awards are paid pursuant to the Company’s STIP. The following table sets forth certain information with respect to awards granted during or for the fiscal year ended December 31, 2018 to each of our named executive officers. All equity awards are payable in shares of Class A Common Stock.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name and Position	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
H. V. Agadi(1)	2/7/2018	—	578,461	1,156,923	—	—	—	—	—	—
H. V. Agadi(2)	2/7/2018	—	500,000	500,000	29,070	58,139	116,278	34,883	72,020	1,000,205
R. Verma(1)	2/7/2018	—	357,500	715,000	—	—	—	—	—	—
R. Verma	2/7/2018	—	—	—	15,988	31,976	63,952	19,186	39,611	550,112
W. B. Swain(1)	2/7/2018	—	257,600	515,200	—	—	—	—	—	—
W. B. Swain(2)	2/7/2018	—	250,000	250,000	14,535	29,069	58,138	17,441	36,010	500,094
D. M. Lisenbey(1)	2/7/2018	—	270,613	541,226	—	—	—	—	—	—
D. M. Lisenbey(2)	2/7/2018	—	250,000	250,000	14,535	29,069	58,138	17,441	36,010	500,094
L. C. Thomas(1)	2/7/2018	—	266,512	533,024	—	—	—	—	—	—
L. C. Thomas(2)	2/7/2018	—	250,000	250,000	14,535	29,069	58,138	17,441	36,010	500,094

(1)
Amounts represent the potential payout of awards granted under the STIP. These awards were granted subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis —  Annual Cash Incentive Opportunity.” Actual amounts paid under the STIP to the named executive officers are reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)
Amounts represent the potential cash payout of awards granted under the 1-year performance cycle transition awards, which are described under “Compensation Discussion and Analysis-1 Year Performance Cycle Transition Award.” None of the awards vested.

(3)
Represents the potential number of performance share units payable under the LTIP. These awards are subject to the attainment of certain performance targets. The performance targets and target award multiples for determining the payout are described under “Compensation Discussion and Analysis —  Long-Term Incentive Opportunity.”

(4)
The grant date fair value of awards granted under the LTIP to the named executive officers was determined as reported in the Summary Compensation Table under the “Stock Awards” column.

Outstanding Equity Awards at December 31, 2018
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2018 of each of our named executive officers. All equity awards are payable in shares of Class A Common Stock.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
H. V. Agadi	66,666(1)	33,334(1)	—	$9.00	8/2/2026	—	—	—	—
	66,666(2)	33,334(2)	—	10.00	8/2/2026	—	—	—	—
	23,947(3)	47,892(3)	—	9.22	2/8/2027	—	—	—	—
	—	72,020(4)	—	8.60	2/7/2028	—	—	—	—
	—	—	—	—	—	—	—	23,372(6)	$208,011
	—	—	—	—	—	—	—	58,139(7)	517,437
	—	—	—	—	—	—	—	11,063(8)	98,461
	—	—	—	—	—	—	—	54,229(9)	482,638
R. Verma	—	39,611(4)	—	8.60	2/7/2028	—	—	—	—
	—	—	—	—	—	—	—	12,855(6)	114,410
	—	—	—	—	—	—	—	31,976(7)	284,586
	—	—	—	—	—	—	—	50,000(10)	445,000
W.B. Swain	36,582(5)	—	—	5.08	3/27/2023	—	—	—	—
	11,973(3)	23,946(3)	—	9.22	2/8/2027	—	—	—	—
	—	36,010(4)	—	8.60	2/7/2028	—	—	—	—
	—	—	—	—	—	—	—	11,686(6)	104,005
	—	—	—	—	—	—	—	29,069(7)	258,714
	—	—	—	—	—	—	—	5,532(8)	49,235
	—	—	—	—	—	—	—	27,114(9)	241,315
D.M. Lisenbey	36,400(5)	—	—	5.08	3/27/2023	—	—	—	—
	11,973(3)	23,946(3)	—	9.22	2/8/2027	—	—	—	—
	—	36,010(4)	—	8.60	2/7/2028	—	—	—	—
	—	—	—	—	—	—	—	11,686(6)	104,005
	—	—	—	—	—	—	—	29,069(7)	258,714
	—	—	—	—	—	—	—	5,532(8)	49,235
	—	—	—	—	—	—	—	27,114(9)	241,315
L.C. Thomas	14,500(5)	—	—	5.08	3/27/2023	—	—	—	—
	11,973(3)	23,946(3)	—	9.22	2/8/2027	—	—	—	—
	—	36,010(4)	—	8.60	2/7/2028	—	—	—	—
	—	—	—	—	—	—	—	11,686(6)	104,005
	—	—	—	—	—	—	—	29,069(7)	258,714
	—	—	—	—	—	—	—	5,532(8)	49,235
	—	—	—	—	—	—	—	27,114(9)	241,315

(1)
Shares vested 33.33% on August 2, 2017, 33.33% on August 2, 2018 and will vest 33.34% on August 2, 2019.

(2)
Shares vested 33.33% on August 2, 2017, 33.33% on August 2, 2018 and will vest 33.34% on August 2, 2019.

(3)
Shares vested 33% on February 2, 2018, and vest 33% on February 2, 2019 and vest 34% on February 2, 2020.

(4)
Shares vest 33% on February 7, 2019, 33% on February 7, 2020, and 34% on February 7, 2021.

(5)
Shares were vested 100% as of March 27, 2016.

(6)
Shares vest 100% on December 31, 2020 and are based on performance criteria for 2018 – 2020.

(7)
Shares vest 33% on December 31, 2019 and 34% on December 31, 2020.

(8)
Shares vest 100% on December 31, 2019.

(9)
Shares vest 100% on December 31, 2019, and are earned based on performance criteria for 2017 – 2019.

(10)
Restricted shares vest 25,000 shares July 1, 2019 and 25,000 shares July 1, 2020.

Option Exercises and Stock Vested
The following table provides information concerning stock awards vested during the most recent fiscal year with respect to the named executive officers. All such awards were exercised for shares of Class A Common Stock.
Name	Option Awards Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. V. Agadi	—	—	49,593	$448,817
R. Verma	—	—	31,331	269,298
W. B. Swain	—	—	29,688	268,676
D. M. Lisenbey	—	—	29,688	268,676
L. C. Thomas	—	—	29,688	268,676
Pension Benefits at December 31, 2018
The Company maintains a non-contributory retirement plan, the Crawford & Company Retirement Plan (the “Retirement Plan”), for the benefit of substantially all of the U.S. employees of the Company who were employed on or before December 31, 2002. The Retirement Plan provides for annual retirement benefits at a normal retirement age of 65 (the “Normal Retirement Age”) equal to 2% of the participant’s total compensation (as defined in the Retirement Plan) for all credited years of service under the Plan. The benefits are not affected by Social Security benefits payable to the participant; however, they are actuarially reduced for retirements before the Normal Retirement Age or if the retiree selects benefits other than an individual life-time annuity. Of our named executive officers, Messrs. Swain and Thomas participate in the Retirement Plan. Effective December 31, 2002, accruals under the Retirement Plan were frozen. Prior to 2017, in place of the accruals under the now frozen Retirement Plan, the Company at times made a discretionary contribution to the 401(k) Plan for eligible employees based on years of service, compensation and the Company’s financial results. This discretionary contribution was discontinued in 2017 following the last contribution made for the 2016 fiscal year. The following table provides information concerning the pension benefits at December 31, 2018 with respect to the named executive officers.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Present Value of Accumulated Benefits ($)
H. V. Agadi		—	—	—
R. Verma		—	—	—
W. B. Swain	Crawford & Company Retirement Plan	11	235,062	—
D. M. Lisenbey		—	—	—
L. C. Thomas	Crawford & Company Retirement Plan	19	518,999	—
Nonqualified Deferred Compensation
The Company maintains an unfunded Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide benefits that would otherwise be payable under the Retirement Plan and/or 401(k) Plan but for limitations placed on covered compensation and benefits thereunder pursuant to the Internal Revenue Code. The SERP currently allows the Company, if it elects to make a discretionary contribution to the 401(k) Plan for eligible employees, to also make an additional SERP matching contribution to the SERP for participants in the SERP. The Company may also make contributions to the Deferred Compensation Plan to make up for benefits not provided under the 401(k) Plan because of limitations on individual contributions to the 401(k) Plan. The following table provides information concerning the nonqualified deferred compensation with respect to the named executive officers.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
H. V. Agadi	$—	$27,905	$5,741	$—	$140,925
R. Verma	130,000	—	8,834	—	267,126
W. B. Swain	68,995	8,207	26,235	84,656	657,596
D. M. Lisenbey	47,063	13,454	12,847	18,843	333,630
L. C. Thomas	—	14,472	9,010	—	218,702

(1)
These amounts were also included in “Salary” for 2018 in the Summary Compensation Table.

(2)
These amounts were also reported in “All Other Compensation” in the “Summary Compensation Table” in the Registrant’s Proxy Statement for its 2018 annual meeting.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
The Company is party to agreements with its named executive officers that contain provisions regarding employment and payments upon a change in control. In addition, the Company maintains various benefit plans that provide for accelerated vesting in the event of a termination of employment, including in connection with a change in control. These agreements and plans are summarized below.
Employment and Severance Agreements
Mr. Agadi
On June 21, 2016, the Company entered into an employment agreement with Mr. Agadi to serve as President and Chief Executive Officer for a term through March 31, 2018, with his service to be renewed for additional one-year periods unless advance notice of non-renewal is given. In exchange for such service, Mr. Agadi is entitled to an annual salary of  $700,000, subject to periodic review by the Compensation Committee. Mr. Agadi is also eligible to participate in the STIP and the LTIP. Both such award opportunities, including amounts and metrics, are determined by the Compensation Committee. Mr. Agadi is also entitled to such other compensation and benefits as are in conformity with Company policy for senior executives, including a car allowance, as approved by the Compensation Committee.
Mr. Agadi’s employment agreement provided for a grant under the terms of the Omnibus Stock Plan, of an option to purchase 100,000 shares of Class A common stock of the Company at an exercise price of $9.00 per share and an option to purchase 100,000 shares of Class A common stock of the Company at an exercise price of  $10.00 per share. The option awards vest over a three year period, and expire ten years from the date of grant.
If Mr. Agadi is (i) terminated without cause (which shall include a material diminution in his duties or compensation), including such a termination following a change of control of the Company; or (ii) his employment is not renewed by the Company on or prior to February 1, 2020 (without cause), Mr. Agadi will be entitled to 18 months of his then-current salary plus a pro rata cash bonus for the year of his termination. If his employment is not renewed by the Company (without cause) after February 1, 2020, Mr. Agadi will be entitled to 50% of the severance amount set out above (9 months) plus a pro rata cash bonus for the year of his termination. In the event Mr. Agadi’s employment is not renewed as a result of his retirement, no severance amounts shall be paid.
Any such payments will be conditioned on Mr. Agadi entering into a separate and mutually acceptable agreement with the Company, which agreement will contain a general release of the Company and covenants restricting solicitation of clients and employees for up to 18 months following his departure.
Mr. Verma
On June 22, 2017, the Company entered into an employment agreement appointing Mr. Verma as Chief Operating Officer, effective as of July 5, 2017. In exchange for such service, Mr. Verma is entitled to an annual salary of  $550,000, subject to periodic review by the Company’s President and Chief Executive Officer. Mr. Verma is entitled to an annual cash incentive opportunity under the Company’s Short-Term Incentive Plan and/or Management Team Incentive Compensation Plan, or any successor plan(s), with a current target award of not less than 65% of his annual base salary, and a maximum award opportunity of 130% of his annual base salary. Beginning in 2018, Mr. Verma is eligible to participate in the Company’s long-term incentive plan, administered under the Company’s Omnibus Stock and Incentive Plan, or any successor plan. Both short-term and the long-term award opportunities, including amounts and metrics, will be determined by the Compensation Committee.
Mr. Verma’s employment agreement also provides, subject to the terms of the Company’s Omnibus Stock and Incentive Plan, a grant of 75,000 restricted shares of Class A common stock of the Company. The restricted shares vest over the three-year period following the date of grant. Mr. Verma is also entitled to such other compensation and benefits as are in conformity with Company policy for senior executives.
If Mr. Verma is terminated without cause (as defined by the Company’s President and Chief Executive Officer) or following a change of control of the Company, Mr. Verma will be entitled to 12 months of his then-current salary plus a pro rata cash bonus for the year of his termination. Any such payments will be conditioned on Mr. Verma entering into a separate agreement with the Company, which agreement will contain a general release of the Company and covenants restricting competition, solicitation of clients and solicitation of employees following his departure.
Mr. Swain
On August 1, 2012, the Company entered into an employment agreement with Mr. Swain. Pursuant to the agreement, Mr. Swain is entitled to an annual base salary of at least $400,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Swain is eligible to participate in the STIP and the LTIP. In addition, Mr. Swain is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.
In the event that Mr. Swain’s employment is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Swain will be entitled to receive: (i) eighteen months of his then-current base salary and (ii) the pro-rata amount of any bonus which would have been earned for the year in which he is terminated, provided all applicable performance conditions are met. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Swain entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.
In connection with entering into the agreement, Mr. Swain also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Swain to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.
Ms. Lisenbey
Effective July 1, 2014, the Company entered into an employment agreement with Ms. Lisenbey. Pursuant to the agreement, Ms. Lisenbey is entitled to an annual base salary of  $430,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Ms. Lisenbey is eligible to participate in the STIP and the LTIP. In addition, Ms. Lisenbey is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.
Under the terms of the agreement, Ms. Lisenbey was granted 45,000 shares of restricted stock under the Company’s Stock Bonus Plan, all of which vested on July 1, 2017.
In the event that Ms. Lisenbey’s employment is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Ms. Lisenbey will be entitled to receive a lump sum amount equal to twelve months of her then-current base salary. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Ms. Lisenbey entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.
In connection with entering into the agreement, Ms. Lisenbey also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Ms. Lisenbey to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of her employment.
Mr. Thomas
On February 11, 2015, the Company entered into an employment agreement with Mr. Thomas. Pursuant to the agreement, Mr. Thomas is entitled to an annual base salary of  $450,000, subject to annual review and increase by the Company’s Chief Executive Officer, and Mr. Thomas is eligible to participate in the STIP and the LTIP. In addition, Mr. Thomas is eligible to participate in all executive-level employee benefit plans and programs, including the provision of a Company car and payment of life insurance premiums.

Under the terms of the agreement, Mr. Thomas was granted 20,000 shares of restricted stock under the Company’s Stock Bonus Plan, all of which vested over a three year period.
In the event that Mr. Thomas’s employment is terminated for reasons other than “cause,” or in the event of a “change-in-control” of the Company, which term is subject to the determination of the Company’s Chief Executive Officer, Mr. Thomas will be entitled to receive a lump sum amount equal to six months of his then-current base salary. Any payments to be made in the event of a termination without cause or in the event of a change-in-control under the agreement are subject to Mr. Thomas entering into a general release of claims and executing non-competition and non-disclosure covenants in favor of the Company, among other things.
In connection with entering into the agreement, Mr. Thomas also entered into a confidentiality and non-solicitation agreement in the Company’s favor. The confidentiality and non-solicitation agreement requires Mr. Thomas to comply with confidentiality, non-competition, non-disclosure and non-solicitation covenants during the term of the agreement and for specified periods after the termination of his employment.
Equity Incentive Plans and Awards
Awards issued under the Omnibus Stock Plan are subject to vesting conditions described in related award agreements. Unvested, earned LTIP awards issued under the Company’s Omnibus Stock Plan or the Stock Bonus Plan are subject to accelerated vesting in the event of an executive’s termination of employment as a result of death, disability, retirement or separation from service in connection with a change-in-control of the Company. In the event of such an executive’s termination of employment as a result of death, disability or retirement, the executive’s unvested earned performance awards will continue to vest as if the executive had remained employed by the Company. In the event of such an executive’s termination of employment in connection with a change-in-control of the Company, the executive’s unvested earned performance awards will vest on a pro-rata basis (based on the elapsed time of the vesting period) as of the date of such change-in-control.
Pension and Other Benefits
Upon retirement or other termination of employment, certain executive officers are entitled to pension and other retirement benefits under the Retirement Plan and SERP. See “Executive Compensation — Pension Benefits” for information about the pension and other retirement benefits payable to the named executive officers under the Retirement Plan and SERP. In addition, upon termination of employment due to disability, our executives are entitled to disability benefits under Company sponsored disability plans.
Termination and Change-in-Control Tables for 2018
The following table summarizes the compensation and other benefits that would have become payable to certain of our named executive officers assuming their employment had terminated on December 31, 2018. In addition, the table also summarizes the compensation that would become payable to these named executive officers assuming that a change in control of the Company had occurred on December 31, 2018.
In reviewing these tables, please note the following:
•
Life insurance benefits payable upon death represent the death benefit payable to the officer’s beneficiaries by the life insurance company.

•
No payment value was ascribed to presently vested and exercisable equity incentive awards, as such awards are not impacted by a separation from service or change in control.

•
All parties complied with any required notice provisions in the applicable agreement.

•
Each of the named executive officers complied with all restrictive and other covenants applicable to such officer.

•
Performance stock awards subject to achievement of performance goals are not included in the stock award totals until those performance goals are achieved under any condition, with the exception of change of control, where we include prorata for time elapsed at 100% achievement of that target as provided in the applicable agreements in the event of a change of control.
Benefits and Payments	Termination in Connection with a Change in Control	Termination Without Cause	Termination for Good Reason	Death	Disability
H.V. Agadi
Cash Severance	$1,316,831	$1,316,831	$1,316,831	$—	$—
Stock Awards	800,709	306,471	306,471	306,471	306,471
Life Insurance	—	—	—	2,100,000	—
Disability Benefits	—	—	—	—	975,000
Total	$2,117,540	$1,623,302	$1,623,302	$2,406,471	$1,281,471
R. Verma
Cash Severance	$658,857	$658,857	$—	$—	$—
Stock Awards	749,134	559,409	—	114,409	114,409
Life Insurance	—	—	—	1,100,000	—
Disability Benefits	—	—	—	—	649,800
Total	$1,407,991	$1,218,266	$—	$1,214,409	$764,209
W.B. Swain
Cash Severance	$759,235	$759,235	$—	$—	$—
Stock Awards	400,354	153,240	—	153,240	153,240
Life Insurance	—	—	—	832,000	—
Disability Benefits	—	—	—	—	491,400
Total	$1,159,589	$912,475	$—	$985,240	$644,640
D.M. Lisenbey
Cash Severance	$472,770	$472,770	$—	$—	$—
Stock Awards	400,354	153,240	—	153,240	153,240
Life Insurance	—	—	—	927,000	—
Disability Benefits	—	—	—	—	547,800
Total	$873,124	$626,010	$—	$1,080,240	$701,040
L.C. Thomas
Cash Severance	$231,750	$231,750	$—	$—	$—
Stock Awards	400,354	153,240	—	153,240	153,240
Life Insurance	—	—	—	927,000
Disability Benefits	—	—	—	—	547,800
Total	$632,104	$384,990	$—	$1,080,240	$701,040

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Agadi, our CEO:
For 2018, our last completed fiscal year:
•
the annual total compensation of our median employee was $56,490; and

•
the annual total compensation of our CEO was $2,227,383.

Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 39 to 1.
Below is a description of the methodology and the material assumptions, adjustments and estimates that we used to identify our median employee. We believe that this information is useful to put into context the ratio comparing the annual total compensation of the median employee in our company with the annual total compensation of our CEO.
Although we disposed of our Garden City Group business unit in 2018, we evaluated the impact on our employee population of such sale and determined that the sale did not result in a significant change to our pay ratio calculations or disclosures. Because there has been no other change in our employee population or our employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure, we have used the same median employee that we identified as the median employee last year. Below is a discussion of how we identified our median employee in 2017.
We determined that, as of October 31, 2017, our employee population consisted of approximately 7,087 individuals working at the Company and our consolidated subsidiaries. Given our global business, our workforce is distributed among a number of countries and regions. Of those, approximately 44% of these employees are located in the United States.
As of October 31, 2017, our employee population was distributed as follows (all numbers approximate):
Location	Employees
United States	3,119
Canada	1,020
United Kingdom	1,024
Europe, Middle East, and Africa	576
Australia	442
Philippines	404
Asia Pacific	344
Latin America	158
Total	7,087

Given our multiple payroll systems and the differing fiscal years of our company and its subsidiaries, to identify our median employee we measured compensation using the 12-month period ending December 31, 2016. Our compensation programs vary from region to region and among our various consolidated subsidiaries in each region, from country to country. Our employees are compensated on either a salaried basis or an hourly basis. In addition, some employees receive commissions or bonuses. We included salary or hourly wages, as applicable, as well any bonuses or commissions earned for 2016 (irrespective of whether such amounts were paid in 2016 or 2017) in our measurement.
Our workforce includes a number of part-time employees and temporary employees. In making our determination of the median employee, we did not annualize the compensation of part-time employees, temporary employees, or employees who were hired in 2017 but did not work for us or our consolidated subsidiaries for the entire fiscal year. In certain regions employees are paid based on a 13 month year, which we annualized for purposes of the determination of the median employee. We also did not make any cost-of-living adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of October 31, 2016.
Using this methodology, the median of the annual total compensation of all of our employees (other than our CEO), was $52,000. Based on that analysis, we determined that our median employee was a full-time, salaried employee located in the United States. With respect to the annual total compensation of our median employee, we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of  $56,490. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2018 Summary Compensation Table included in this Proxy Statement.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
The Company’s executive compensation programs are administered by the Compensation Committee. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
MICHELLE E. JARRARD, CHAIRPERSON
JESSE C. CRAWFORD
JOIA M. JOHNSON
CHARLES H. OGBURN

STOCK OWNERSHIP INFORMATION
Security Ownership of Management
The following table sets forth information, as of March 15, 2019, as to shares of Class A and Class B Common Stock beneficially owned by each current director, director nominee, each of the named executive officers, and all current directors and executive officers as a group. As of March 15, 2019, there were 30,598,852 shares of Class A Common Stock and 23,030,725 shares of Class B Common Stock outstanding.
	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding(2)
Name	Class A	Class B	Class A	Class B
Harsha V. Agadi(3)	393,035	—	1.3%	—
P. George Benson	103,304	—	—	—
Jesse C. Crawford(4)	10,961,355	12,813,599	35.8	55.6%
Jesse C. Crawford, Jr.(5)	1,145,881	49,238	3.7	—
Lisa G. Hannausch	—	—	—	—
Michelle E. Jarrard	13,612	—	—	—
Joia M. Johnson	79,562	8,700	—	—
Charles H. Ogburn(6)	401,732	1,000	1.3	—
Rahul Patel	25,900	—	—	—
D. Richard Williams	43,220	—	—	—
Rohit Verma(7)	100,898	—	—	—
W. Bruce Swain(8)	267,903	—	—	—
Danielle M. Lisenbey(9)	184,404	—	—	—
Larry C. Thomas(10)	151,307	73	—	—
All Directors and Executive Officers as a Group (20 persons)(11)	14,307,424	12,872,610	46.8%	55.9%

(1)
Except as otherwise indicated in the following footnotes, the persons possessed sole voting and dispositive power with respect to all shares set forth opposite their names.

(2)
Except where a percentage is specified, the person’s ownership represents less than 1% of the outstanding shares. Shares not outstanding which are subject to options exercisable within sixty (60) days by a named individual or persons in the group are deemed to be outstanding for the purposes of computing percentage ownership of outstanding shares owned by such individual or the group.

(3)
Includes 205,231 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2019.

(4)
The shares of Class A Common Stock shown as beneficially owned by Mr. Crawford include 19,691 shares held in trust for his son over which he has sole voting and shared dispositive power, 1,822,335 shares held by Rex Holdings, LLC over which he has sole voting and dispositive power, 1,827,665 shares held by Keepers, LLC over which he has sole voting and dispositive powers, 929,700 shares held in the 2012 Family Trust over which his wife is trustee, but he has indirect dispositive power pursuant to a substitution power in the trust and an unaffiliated bank has the power to add charities as beneficiaries of the trust and distribute shares to any such charities, 577,679 shares held in an irrevocable trust over which his wife is trustee, 44,684 shares held in a family trust over which Mr. Crawford has sole voting and dispositive power as trustee, and 379,921 shares owned by Crawford Partners, L.P. (“Partners”). Mr. Crawford holds 100% of the membership units of Liverpool II, LLC (“Liverpool”), which is the general partner of Partners; Mr. Crawford is also the chief executive officer of Liverpool. Each of Partners and Liverpool report sole voting and dispositive power over 379,921 shares. The address of each of Liverpool and Partners is 25 Park Place, NE, Second Floor Tower, Atlanta, Georgia 30303. See Note (1) to the table set forth under “Security Ownership of Certain Beneficial Owners” below with respect to the Class B Common Stock.
(5)
Does not include 577,679 shares of Class A Common Stock and 19,691 shares of Class B Common Stock held in trusts where he is the beneficiary, but over which he has no voting or dispositive power.

(6)
The shares shown as beneficially owned by Mr. Ogburn include 22,451 shares of Class A Common Stock held in an account in his spouse’s name over which he shares voting and dispositive power.

(7)
Includes 13,203 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2019.

(8)
Includes 35,949 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2019.

(9)
Includes 72,349 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2019.

(10)
Includes 50,449 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2019.

(11)
Includes 971,842 shares of Class A Common Stock as to which voting or dispositive power is shared and 517,347 shares of Class A Common Stock subject to options exercisable within sixty (60) days of March 15, 2019

Security Ownership of Certain Beneficial Owners
The following table sets forth certain information concerning each person (including any “group” as the term is used in Section 13(d)(3) of the Securities Exchange Act) known to the Company to be the “beneficial owner”, as such term is defined by the rules of the SEC, of more than 5% of the outstanding shares of the Company’s Class B Common Stock as of March 15, 2019:
Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class B Shares Outstanding
Jesse C. Crawford Crawford Media Services, Inc. 6 West Druid Hills Drive, N.E. Atlanta, Georgia 30329	12,813,599	55.6%
Paradice Investment Management LLC 257 Fillmore Street, Suite 200 Denver, Colorado 80206	1,364,979	5.9%

(1)
Based on a Schedule 13D/A filed with the SEC by Jesse C. Crawford and Liverpool II, LLC (“Liverpool”) and Crawford Partners, L.P. (“Partners”), entities controlled by Mr. Crawford. Mr. Crawford holds 100% of the membership units of Liverpool, which is the general partner of Partners; Mr. Crawford is also the chief executive officer of Liverpool. According to said Schedule 13D/A, Mr. Crawford directly or indirectly has or can exercise sole voting and dispositive power over the shares. Each of Partners and Liverpool report sole voting and dispositive power over 10,466,931 of the above-reported shares. The address of each of Liverpool and Partners is 25 Park Place, NE, Second Floor Tower, Atlanta, Georgia 30303. The amount also includes 394,912 shares held in a family trust over which Mr. Crawford has sole voting and dispositive power as trustee.

(2)
Based upon a Schedule 13G/A filed with the SEC by Paradice Investment Management LLC on February 13, 2018. According thereto, Paradice Investment Management LLC shares voting power with respect to 1,188,287 shares and shares dispositive power with respect to all of the shares with Paradice Investment Management Pty Ltd.

INFORMATION WITH RESPECT TO CERTAIN BUSINESS RELATIONSHIPS AND
RELATED TRANSACTIONS
The Company had the following transactions during 2018:
•
The Company’s annual strategy summit was held at a Belmond property, at a cost of  $225,700 and certain client events were held at Belmond properties, at a cost of  $120,100. Mr. Agadi serves on the board of Belmond, Ltd.

•
The Company shared the cost of a suite at the Mercedes Benz Stadium in Atlanta for the 2019 Super Bowl with Crawford Media Services, a company wholly owned by Mr. Crawford, for $355,000.

•
The Company purchased equipment and services totaling $134,600 from Tundra Restaurant Supply, LLC related to its relocation to new headquarters premises. Mr Agadi is a director of the parent company of Tundra.

•
The Company entered into an agreement with Mitchell International, Inc. pursuant to which the Company receives software related to medical utilization review. This program is currently in implementation and so amounts anticipated under the contract are unknown, but could be up to $750,000. Director Nominee Lisa G. Hannusch entered into certain contractual arrangements with Mitchell International in connection with her sale of UniMed Direct to Mitchell International in 2017, resulting in an indirect interest with a potential value to Ms. Hannusch of as much as $37,500.

For information on the Company’s related party transactions policy, please refer to the Audit Committee discussion under “Standing Committees and Attendance at Board and Committee Meetings,” above.

EQUITY COMPENSATION PLANS
The following table sets forth certain information concerning securities authorized for issuance under equity compensation plans as of December 31, 2018. Only the Company’s Class A Common Stock is authorized for issuance under these plans. All of the Company’s equity compensation plans have been approved by the Company’s shareholders.
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,775,705(1)	$7.61(2)	9,078,366(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,775,705	$7.61	9,078,366

(1)
Shares issuable pursuant to outstanding options under the Company’s stock option plans (1,293,771 shares), the Employee Stock Purchase Plan, as amended (99,725 shares), and the U.K. ShareSave Scheme (382,209 shares).

(2)
Includes exercise prices for outstanding options under the Company’s stock option plans, the Employee Stock Purchase Plan, and the U.K. ShareSave Scheme.

(3)
Represents shares which may be issued under, the Employee Stock Purchase Plan (954,557), the Non-Employee Director Stock Plan (678,059), the U.K. ShareSave Plan (467,250), the Omniubus Incentive Plan (6,050,060) and the International Employee Stock Purchase Plan (928,440). Excludes all shares that were unearned at December 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and officers, and greater than ten percent (10%) beneficial owners of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of such equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports are required, except as described below, the Company believes that, during the year ended December 31, 2018, all of its officers, directors and greater than ten percent beneficial owners timely complied with all applicable filing requirements.
On April 25, 2018, former director, James Edwards filed a Form 4 reporting the exercise of options to acquire shares of Class A Common Stock on April 9, 2018, which transaction should have been reported on Form 4 within four business days after such transaction.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee consists of Ms. Jarrard as Chairperson, Messrs. Crawford and Ogburn and Ms. Johnson. None of the foregoing individuals are or have been in the past officers or employees of the Company. None of the members of the Compensation Committee serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Compensation Committee.

PROPOSAL 2 — ADVISORY VOTE
ON APPROVAL OF EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory vote is commonly referred to as the “say-on-pay” vote. The Company currently provides its shareholders a say-on pay vote every two years. We believe every other year is the appropriate timing for this vote because a significant portion of our named executive officers’ compensation opportunity is at risk over a multi-year time and performance period. Full implementation and execution of our compensation philosophy and programs, and evidence thereof, is often a multi-year process. We believe a vote every two years helps ensure proper visibility into our long term results and creation of shareholder value, and associated compensation. In addition, it helps reduce the possibility of irregular or anomalous results in any one year that may unduly impact the amount of compensation paid and, consequently, the results of a vote on such compensation. In the Company’s most recent advisory say-on-pay vote at the Company’s 2017 annual meeting of shareholders, approximately 99.6% of votes cast were “for” approval of the executive compensation as disclosed in our proxy statement relating to the 2017 annual meeting of shareholders. The Compensation Committee has considered the outcome of this vote in its ongoing establishment and oversight of the compensation of the executive officers of the Company.
Our executive compensation program has been designed to implement certain core compensation principles, namely “pay for performance” and alignment of management’s interests with our shareholders’ interests to support long-term value creation and encourage an appropriate level of risk-taking behavior consistent with our long-term strategy. In the course of establishing our 2018 compensation programs and awarding compensation, our management and Compensation Committee determined what it considered appropriate levels and types of performance-based incentives to motivate our named executive officers to achieve short-term and long-term business goals. We believe that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests to support long-term value creation while also not unduly incenting management to take inappropriate risks. Please read the “Compensation Discussion and Analysis” section, including the accompanying compensation tables and related narrative, of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2018 compensation of our named executive officers.
The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation for our named executive officers and the compensation philosophy, objectives, policies and practices described in this proxy statement. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:
“RESOLVED, that the shareholders of Crawford & Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and accompanying footnotes and narratives disclosed in this proxy statement.”
Because this vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, it will provide information to our management and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2019 and beyond.
The Board of Directors unanimously recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

PROPOSAL 3 — APPROVAL OF THE 2019
CRAWFORD & COMPANY U.K. SHARESAVE SCHEME
Background.   The Crawford & Company U.K. Sharesave Scheme, as amended (the “Prior U.K. Plan”), was originally adopted by the Board of Directors on July 28, 1999 and will expire before our 2020 shareholders meeting. On February 12, 2019, at the recommendation of the Compensation Committee, the Board adopted the 2019 Crawford and Company U.K. Sharesave Scheme (the “U.K. Plan”). If approved by the Company’s shareholders, the Company would be authorized to issue a total of 2,000,000 shares of Class A Common Stock under the U.K. Plan. Pursuant to the rules and regulations of the New York Stock Exchange, the U.K. Plan is subject to the approval of the Company’s shareholders.
Summary of the 2019 Crawford & Company U.K. Sharesave Scheme
A summary of the principal features of the U.K. Plan is provided below, but is qualified in its entirety by reference to the full text of the U.K. Plan that is attached as Appendix A to this Proxy Statement and incorporated by reference herein.
General.   The U.K. Plan allows for Eligible Participants (as defined below) to purchase shares of our Class A Common Stock at a discount using accumulated savings from payroll deductions pursuant to a three-year, five-year or seven-year period savings program (a “Savings Contract”).
Purpose.   The purpose of the U.K. Plan is to attract, retain and motivate Eligible Participants to retain their focus on the long-term growth of the Company by providing them with an opportunity to purchase shares of the Company’s Class A Common Stock at a discount to the market value.
Eligibility.   To be eligible to participate in the U.K. Plan (an “Eligible Participant”), an individual must generally be (i) an employee of the Company or a Participating Company (as defined below) on the grant day for an award (and has been an employee for (broadly) the previous five year period or such other time period during such period as determined by the Compensation Committee, or (ii) a director of the Company or a Participating Company (and has been a full-time director (for the purposes of the U.K. Plan) for (broadly) the previous five year period or such other time period during such period as determined by the Compensation Committee), in each case, so long as such person generally was subject to tax in the U.K. with respect to his or her employment or position.
The Compensation Committee is authorized to determine each Participating Company under the U.K. Plan. Generally, and as of the date hereof, a Participating Company is any direct or indirect subsidiary of the Company operating in the United Kingdom.
As of the date hereof, there are approximately 1,233 Eligible Participants. 326 employees of the Company or a Participating Company are actually participating in the Prior U.K. Plan during the purchase period ending April 1, 2019. None of the named executive officers are eligible to participate in the U.K. Plan. There are no directors of the Company eligible to participate in the U.K. Plan.
Grants under the U.K. Plan.   Eligible Participants who elect to participate in the U.K. Plan make monthly contributions (via payroll deductions) in an amount between £5 and £500 per month in connection with a three-year or five-year period (a “Savings Period”) Savings Contract and receive an option to purchase shares of Class A Common Stock under the U.K. Plan (an “Option”). The price at which shares of Class A Common Stock are acquired by the exercise of Options under the U.K. Plan is set by the Committee but is generally 85% of the fair market value of our Class A Common Stock (determined by reference to the price thereof on the New York Stock Exchange, if applicable) as determined prior to any grant date pursuant to the U.K. Plan. In the event of any variation of the capital stock of the Company, the Compensation Committee is authorized to adjust the price at which shares may be acquired or may adjust the number of shares the Option relates to. Upon exercise, the exercise price will be paid to and retained by the Company.
The payroll deductions are kept in accounts with the bank or building society with whom the Savings Contract is made until the Eligible Participant either exercises (or declines to exercise) the Option at the end of the applicable Savings Period or earlier withdraws from participation in the U.K. Plan. The accumulated amounts and any bonus amounts are generally used to pay the exercise price at the end of the applicable Savings Period. An Eligible Participant may withdraw from participation in the U.K. Plan at any time. Once an Eligible Participant has withdrawn, there is no opportunity to resume participation for that Savings Period. The administrator of the U.K. Plan will make any repayment of savings to such Eligible Participant if so requested. As a tax-qualified plan in the United Kingdom, U.K. citizens may receive a tax-free bonus amount on the payroll deductions, provided the Eligible Participant has continued to save for the full Savings Period. For withdrawals prior to such time, but after an Eligible Participant has been saving for one year and made at least 12 monthly contributions, the Eligible Participant may receive interest on his/her contributions.
Options may generally be exercised (i) within 6 months after the completion of the applicable Savings Period, (ii) within 12 months after the Eligible Participant’s death (or within 12 months of the maturity date if such death occurs not more than 6 months after the maturity date), (iii) within 6 months after the Eligible Participant’s termination of employment with the Participating Company as a result of injury, disability, redundancy (within the meaning of the United Kingdom Employment Rights Act of 1996) or retirement, (iv) within 6 months after the Eligible Participant’s termination of employment with the Participating Company as a result of certain changes of control of or business transfer by the Participating Company or (v) within 6 months after the Eligible Participant’s termination of employment with the Participating Company for any other reason (except for misconduct) more than 3 years after the grant of the Option. Options may not be exercised at all in the event the Eligible Participant (i) ceases to be employed by the Participating Company for any reason other than death, disability, redundancy, retirement, injury or certain changes in control of or business transfers by the Participating Company, within 3 years after the grant of the Option or (ii) gives notice of termination before an Option has become exercisable terminating payments under the applicable Savings Contract or applies for repayment of the monthly contributions paid under the applicable Savings Contract. Options generally lapse if not exercised within six months of completion of the applicable Savings Period if they have not lapsed at an earlier date.
Shares Available.   Under the U.K. Plan, the total number of shares of Class A Common Stock of the Company reserved and available for issuance is 2,000,000
On March 15, 2019, the closing price of the Company’s Class A Common Stock was $9.69.
For certain additional information concerning securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2018, see the section titled “Equity Compensation Plans” in this proxy statement.
Term.   Offers to participate under the U.K. Plan can only be made within the period of the ten years ending on November 5, 2029.
Administration.   The Board, or a committee appointed by the Board, is authorized to administer the U.K. Plan. The administrator of the U.K. Plan is authorized to, among other things:
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determine the applicable grant date of any offering;

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determine the length of any offering;

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set the maximum amount of the monthly contribution under a Savings Contract (subject to applicable restrictions);

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provide all notices in connection with the U.K. Plan;

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make price adjustments and alter the number of shares under Option in the event of any variation of the capital stock of the Company; and

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amend the U.K. Plan at any time, subject to consents of affected Eligible Participants (if relevant).

Amendment of the U.K. Plan.   The Compensation Committee may at any time amend the U.K. Plan. No alteration may be made to the U.K. Plan which would cause it to lose its U.K. tax qualified status. Where an amendment is proposed which would materially affect any subsisting rights of an Eligible Participant, that Eligible Participant’s consent would also be required to be obtained.
Notwithstanding the foregoing, any material amendment to the U.K. Plan must be approved by our shareholders in order to comply with continued listing requirements of the New York Stock Exchange. Thus, shareholder approval may not necessarily be required for every amendment to the U.K. Plan which might increase the cost of the U.K. Plan or alter the eligibility of persons to receive awards.

Taxation Considerations
Taxation Considerations.   The following is a brief summary of the general taxation considerations to Participants and the Company of participation in the U.K. Plan. This summary is not intended to be exhaustive and does not describe other foreign, or state or local tax considerations, nor does it describe considerations based on particular circumstances. Each Eligible Participant should refer to the actual text of the U.K. Plan set forth in Appendix A and should consult with a tax advisor as to specific questions relating to tax considerations in connection with participation in the U.K. Plan.
U.S. Federal Tax Considerations.   The grant of an Option under the U.K. Plan does not give rise to any income tax liability for an Eligible Participant subject to tax in the U.S. Generally, the recipient of an Option grant in the U.S. would be subject to tax at the time of exercise of the Option on the difference between the fair market value of the Class A Common Stock obtained upon exercise of the Option and the per share exercise price. This amount would be taxed as ordinary income to the Option recipient and the Company would be entitled to a corresponding tax deduction in an amount equal to the amount taxable to the Participant at exercise. However, due to the potential discount from fair market value of the exercise price of shares of Class A Common Stock, and the other terms under the U.K. Plan, Eligible Participants subject to tax in the U.S. may be taxed earlier than at exercise of the Option (e.g., at vesting) and may also be subject to an additional 20% penalty. Any bonus or interest received under a Savings Contract would be subject to tax in the year received.
At the time of sale of shares of Class A Common Stock obtained upon exercise of an Option, the Eligible Participant will recognize a capital gain or loss. If the Eligible Participant sells or disposes of the shares obtained upon exercise of an Option more than 12-months after purchase, the Eligible Participant will recognize long-term capital gain on any additional gain. If the Eligible Participant sells or disposes of the shares obtained upon exercise of an Option 12-months or less after purchase, then the Eligible Participant will recognize short-term capital gain on any additional gain.
U.K. Tax Considerations.   The grant of an Option under the U.K. Plan does not give rise to any income tax liability for an Eligible Participant resident and ordinarily resident in the U.K. Provided that such an Eligible Participant has held the relevant Option for more than three years (or less than three years and his or her employment with the Company or a Participating Company has ceased as a result of death, disability, injury, retirement, the transfer of the business in which he or she is employed in certain circumstances or redundancy) no liability to income tax is likely to arise on exercise of the Option. If the Eligible Participant exercises an Option in other circumstances, however, a charge to income tax of the Eligible Participant may arise on the exercise of the Option. The income arising on exercise of such Option will generally form part of the Eligible Participant’s income for the tax year in which the exercise occurred, and income tax will be chargeable on the amount by which the market value of the common shares acquired upon exercise of the Option on the date of exercise exceeds the price paid for those shares. The income tax due will be payable by the Eligible Participant, after the Eligible Participant submits his or her annual tax return, through the U.K. “self-assessment” regime. The Company may receive a corporation tax deduction for the amount of the gain made on the exercise of the Option by the Eligible Participant.
At the time of sale of the underlying shares of Class A Common Stock received upon exercise of an Option, capital gains tax will arise on any gain realized by the Eligible Participant and will be calculated by reference to the difference between the sale proceeds and the base cost of the common shares acquired upon exercise of the Option. The base cost of the common shares for this purpose is the price paid for such shares (plus any amount chargeable to income tax on exercise of the Option). An Eligible Participant is entitled to an annual capital gains tax exemption and the net chargeable gain is currently chargeable to tax at a flat rate of 10 or 20 percent, depending on the total amount of taxable income of the Eligible Participant. Any bonus or interest received under a Savings Contract will not give rise to any income tax or National Insurance Contributions liability to the Eligible Participant.
The Board of Directors unanimously recommends a vote FOR the approval of the 2019 Crawford & Company U.K. Sharesave Scheme, and the authorization of 2,000,000 shares of Class A Common Stock for issuance thereunder.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE CRAWFORD & COMPANY NON-EMPLOYEE DIRECTOR STOCK PLAN
General
On February 12, 2019, at the recommendation of the Compensation Committee, the Board approved an amendment to the Crawford & Company Non-Employee Director Stock Plan (the “Director Plan”) to (i) extend the term of the Director Plan until May 4, 2024, (ii) provide for annual grant awards in the Board’s discretion in lieu of the current language providing for fixed grants unless otherwise determined by the Board and (iii) impose award limits to replace the limits that were removed in 2016, subject to the approval of the shareholders at the Annual Meeting. The Director Plan was initially adopted by the Board of Directors, and approved by the Company’s shareholders, effective as of May 5, 2009, and amended in 2016.
The Director Plan provides for grants of restricted stock and stock options for shares of the Company’s Class A Common Stock to the non-employee members of the Board of Directors of the Company. The purpose of the Director Plan is to encourage stock ownership in the Company by non-employee directors, and to tie a portion of the non-employee directors’ compensation directly to shareholder value.
Under the Director Plan, awards of restricted stock or stock options are made to the non-employee directors of the Company each year. There currently are eight non-employee directors. Benefits under the Director Plan will depend on a number of factors, including the size of awards to a non-employee director and the fair market value of the Company’s Common Stock on future dates.
Under the proposed amendment to the Director Plan, (i) the term of the Director Plan would be extended until May 4, 2024, (ii) annual grant awards would be provided in the Board’s discretion in lieu of the current language providing for fixed grants unless otherwise determined by the Board and (iii) award limits would be imposed to replace the limits that were removed in 2016.
On March 15, 2019, the closing price of the Company’s Class A Common Stock was $9.69.
Summary of the Non-Employee Director Stock Plan
A summary of the principal features of the Non-Employee Director Stock Plan is provided below, but is qualified in its entirety by reference to the full text of the Director Plan that is attached as Appendix B to this Proxy Statement and incorporated by reference herein.
Administration
The Director Plan is administered by the Compensation Committee. The Compensation Committee must consist of two or more directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The Compensation Committee has complete discretionary authority to interpret and administer the Director Plan. The Board of Directors has authority to amend the Director Plan.
Shares Available for Issuance
A total of 1,500,000 shares of the Company’s Class A Common Stock are reserved for issuance under the Director Plan, as previously approved by the shareholders. Any shares of stock subject to awards under the Director Plan that expire or are cancelled, forfeited or otherwise terminated, without shares having been delivered, would again be available for use under the Director Plan.
Awards Under the Director Plan
The Board of Directors has the authority to determine awards made under the Director Plan. The following types of awards may be made under the Director Plan.
Restricted Stock.   A share of restricted stock is a share of Class A Common Stock subject to restrictions on vesting. A grant of restricted stock will be evidenced by an award agreement, which will state the number of shares of restricted stock granted, and the conditions under which the non-employee director’s interest in the underlying Class A Common Stock will become vested. Cash dividends will be paid directly to the non-employee director holding the restricted stock, at the same time as dividends are paid to Company shareholders.
Stock Options.   A stock option confers upon an option holder the right to purchase Class A Common Stock at a specified price, subject to such restrictions on vesting as the Board may determine. A stock option grant will be evidenced by an award agreement stating the terms and conditions under which the option will vest and be exercisable. In general, the Director Plan authorizes awards of options with a term of ten years, and no option will have an exercise price less than 100% of the fair market value of the Company’s Class A Common Stock as of the grant date.
Vesting
The vesting conditions for awards are established by the Board of Directors at the time of grant. Unless otherwise specified by the Board, each grant of restricted stock vests on January 1 following the date of grant.
Non-Transferability
Awards are not transferable except by will or the laws of descent and distribution. During the non-employee director’s lifetime, awards may be exercised only by the director.
Adjustments
If there is a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or similar event, then appropriate adjustments will be made by the Compensation Committee to the number and kind of shares available for issuance as awards and to the number and kind of shares allocated to unvested or unexercised awards granted prior to such change.
Corporate Transactions
Unless otherwise provided in an award agreement, upon the consummation of  (a) dissolution or liquidation of the Company, (b) a sale of all or substantially all of the assets of the Company, (c) a reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving or resulting corporation or (d) a reverse merger in which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately prior to the merger are converted by virtue of the merger to other property, any award granted prior to any such event will vest in full.
Term of Plan
As amended, the Plan will continue through May 4, 2024, unless it is earlier terminated by the Board.
United States Federal Income Tax Consequences
The following is a brief summary of the principal United States federal income tax consequences of participation in the Director Plan, based on current United States federal income tax law. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.
Restricted Stock.   A non-employee director generally will not be subject to income tax upon the grant of restricted stock. When the restricted stock vests, the non-employee director will recognize ordinary income in an amount equal to the fair market value of the Class A Common Stock underlying the restricted stock award on the date of vesting. If the restricted stock is forfeited, the non-employee director will recognize no income. Any cash dividends paid on restricted stock will be taxed as ordinary income in the year the cash dividend is received.
A non-employee director may elect under Code Section 83(b), no later than 30 days after the date of grant, to recognize the fair market value of the shares of restricted stock as ordinary income at the time the restricted stock award is granted. A non-employee director who makes such an election will not recognize ordinary income when the restricted stock award vests, but if the restricted stock award is subsequently forfeited, the non-employee director will not be allowed a deduction and no tax previously paid will be refunded. Further, if the non-employee director makes such an election, any dividend paid on restricted stock will be taxed as dividend income in the tax year that the dividend is received.
The Company will ordinarily be entitled to a deduction equal to the amount the non-employee director includes in his or her ordinary income in the year of such inclusion. Unless a non-employee director has made a Code Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.
Stock Options.   Generally, a non-employee director will not recognize taxable income on the grant of a stock option. Upon the exercise of a stock option, the non-employee director will recognize ordinary income in an amount equal to the difference between the fair market value of the Company’s Common Stock received on the date of the exercise and the option cost (number of shares exercised multiplied by the exercise price per share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the non-employee director upon exercise.
Shareholder Approval
In order to be effective, the proposed amendment to the Director Plan must be approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. Any shares that are not voted will have no impact on the outcome of the vote on the Director Plan. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the proposed amendment to the Director Plan.
The Board of Directors unanimously recommends a vote FOR the approval of the proposed amendment to the Crawford & Company Non-Employee Director Stock Plan.

PROPOSAL 5 — APPROVAL OF AN AMENDMENT TO THE CRAWFORD & COMPANY 2016 OMNIBUS STOCK AND INCENTIVE PLAN
General
On February 12, 2019, at the recommendation of the Compensation Committee, the Board of Directors approved an amendment to the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Omnibus Global Plan”), subject to the approval of the shareholders at the Annual Meeting.
The purpose of the Omnibus Stock and Incentive Plan is to align the long-term financial interests of selected Company employees and other service providers with those of the Company’s shareholders. The Plan is designed to enable the Company to attract and retain such individuals by providing competitive compensation opportunities and incentives for contributing significantly to the Company’s long-term performance and growth.
Individuals eligible to receive awards and grants under the Omnibus Stock and Incentive Plan include employees and other service providers such as consultants and advisors as determined by the Compensation Committee. The Omnibus Stock and Incentive Plan authorizes grants of nonqualified stock options, incentive stock options, stock appreciation rights, stock awards including restricted stock, restricted stock units, deferred stock, stock payments and other stock-based awards, including awards that are performance-based (collectively, “stock awards”). Awards may be settled in cash or stock.
The Omnibus Plan currently provides that no more than 1,000,000 shares of Common Stock in the aggregate may be granted as incentive stock options under the Omnibus Plan. As amended, up to 1,500,000 shares of Common Stock may be granted as incentive stock options under the Omnibus Plan.
On March 15, 2019, the closing price of the Company’s Class A Common Stock was $9.69.
New Plan Benefits
Following shareholder approval, grants under the Omnibus Stock and Incentive Plan would be made to eligible participants, including our executive officers and other employees and service providers, at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, benefits under the Omnibus Stock and Incentive Plan will depend on a number of factors, including the fair market value of the Company’s Common Stock on future dates and actual performance against performance goals established with respect to performance-based awards.
Consequently, it is not possible to determine at this time the benefits that might be received by participants receiving awards under the Omnibus Stock and Incentive Plan. Information regarding our recent practices with respect to incentive awards under the Company’s current programs is presented in the “Summary Compensation Table” and the “Grant of Plan-Based Awards Table”, and in the text accompanying those tables, and the Compensation Discussion and Analysis in this Proxy Statement. The Company is not obligated to make any future grants of awards under the Omnibus Stock and Incentive Plan.
Summary of the 2016 Omnibus Stock and Incentive Plan
A summary of the principal features of the Omnibus Stock and Incentive Plan is provided below, but is qualified in its entirety by reference to the full text of the Omnibus Stock and Incentive Plan that is attached as Appendix C to this Proxy Statement and incorporated by reference herein.
Shares Available for Issuance
The Omnibus Stock and Incentive Plan authorizes issuance of up to 6,500,000 shares of the Company’s Class A Common Stock. If any stock award granted under the Omnibus Stock and Incentive Plan expires or is cancelled, forfeited or otherwise terminated, without shares having been delivered, the shares covered by such stock award would again be available for use under the Omnibus Stock and Incentive Plan.

Securities Authorized for Issuance under Equity Compensation Plans
Certain additional information concerning securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2018, is presented in the “Equity Compensation Plans” section of this Proxy Statement.
Administration and Eligibility
The Omnibus Stock and Incentive Plan is administered by our Compensation Committee. To the extent required for employees covered by Section 162(m) of the Code with respect to grants made on or prior to November 2, 2017, the plan administrator consists of an independent committee of the Board that complies with the applicable requirements of Code Section 162(m) and Section 16 of the Exchange Act.
The Compensation Committee, in its sole discretion, determines which employees and service providers are eligible to receive awards under the Omnibus Stock and Incentive Plan. In addition, the Compensation Committee interprets the Omnibus Stock and Incentive Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Omnibus Stock and Incentive Plan or any awards granted under the Omnibus Stock and Incentive Plan as it deems appropriate.
Award Limits
As amended, no more than 1,500,000 shares of Common Stock, in the aggregate, may be granted as incentive stock options under the Omnibus Stock and Incentive Plan.
Additionally, in any calendar year, the following limits apply to awards to any individual participant under the Omnibus Stock and Incentive Plan:
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No more than 250,000 shares of Common Stock subject to options and stock appreciation rights (‘SAR”) may be granted to any one participant;

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No more than 250,000 shares of Common Stock not conditioned on performance criteria may be granted to any one participant; and

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No more than 250,000 shares of Common Stock conditioned on performance criteria may be granted to any one participant.

Types of Awards
All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as provided in the Omnibus Stock and Incentive Plan. The following types of awards may be made under the Omnibus Stock and Incentive Plan.
Restricted Stock.   A restricted stock award under the Omnibus Stock and Incentive Plan is an award of outstanding shares of the Company’s Class A Common Stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants may be awarded dividends or dividend equivalents, as determined by the Compensation Committee in its sole discretion, on the shares subject to their award.
Deferred Stock.   A deferred stock award under the Omnibus Stock and Incentive Plan is an unfunded, unsecured promise to deliver shares of the Company’s Class A Common Stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee.
Stock Units.   A stock unit under the Omnibus Stock and Incentive Plan is an award denominated in shares of the Company’s Class A Common Stock that may be settled either in shares or cash, subject to terms and conditions determined by the Compensation Committee.
Nonqualified Stock Options.   An award of a nonqualified stock option under the Omnibus Stock and Incentive Plan grants a participant the right to purchase, after a vesting period, a certain number of shares of the Company’s Class A Common Stock during a specified term in the future at an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date. The term of a nonqualified stock option may not exceed 10 years from the date of grant. The exercise price may be paid with cash, shares of Common Stock already owned by the participant, or with a portion of the proceeds from a sale of the shares subject to the option. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
Incentive Stock Options.   An incentive stock option under the Omnibus Stock and Incentive Plan is a stock option that meets the requirements of Code Section 422, which include an exercise price of no less than 100% of fair market value of the Company’s Class A Common Stock on the grant date, a term of no more than 10 years, and the grant is from a plan that has been approved by shareholders.
Stock Appreciation Rights.   A SAR under the Omnibus Stock and Incentive Plan entitles the participant to receive an amount equal to the difference between the fair market value of a share of the Company’s Class A Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Common Stock on the grant date), multiplied by the number of shares subject to the SAR. Payment to a participant upon the exercise of a SAR may be in cash, shares of the Company’s Class A Common Stock or a combination of cash and shares.
Stock Payments.   The Compensation Committee may issue unrestricted shares of the Company’s Class A Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee determines.
Performance-Based Compensation/Code Section 162(m)
Awards granted under the Omnibus Stock and Incentive Plan may be subject to specified performance criteria. Additionally, the Omnibus Stock and Incentive Plan is designed to allow Plan awards granted on or prior to November 2, 2017 to qualify as “performance-based compensation” that is tax-deductible without limitation under Code Section 162(m).
Code Section 162(m) provides that annual compensation in excess of  $1.0 million paid to certain executive officers is generally not tax deductible for the Company. Prior to the amendments made under the Tax Cuts and Jobs Act, this $1.0 million deduction limit included an exception for certain performance-based compensation. The Tax Cuts and Jobs Act repealed the performance based compensation exception under Code Section 162(m), generally effective for taxable years beginning after December 31, 2017. However, under a transition rule, compensation paid pursuant to a written binding contract that was in effect on November 2, 2017, may still rely on the performance-based compensation exception, provided the contract is not materially modified and certain other conditions are met.
Performance goals and related terms of an award intended to qualify as performance-based compensation under Code Section 162(m) must have been established during the first 90 days of the performance period, and during the first 25% of any performance period shorter than one year. The Compensation Committee must specify the amounts that may be earned corresponding to particular levels of performance.
The Omnibus Stock and Incentive Plan permits the Compensation Committee to measure performance based on one or more of the following business criteria:
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return on shareholder equity;

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earnings per share of Company stock;

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net income (before or after taxes);

•
earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

•
sales or revenues (including sales or revenues from specified sources within the business);

•
return on assets, capital or investment;

•
stock price;

•
total shareholder return;

•
market share;

•
cash flow (including operating cash flow and free cash flow);

•
gross or net profit margin;

•
workdays outstanding in total billed and unbilled accounts receivable;

•
economic value added;

•
achievement of cost reduction goals;

•
implementation or completion of critical transactions, projects or processes;

•
achievement of strategic goals;

•
growth and/or performance of our sales force;

•
operating service goals;

•
client satisfaction goals;

•
individual performance goals; and

•
any combination of, or a specified increase in, any of the foregoing.

The performance criteria may be based upon performance in prior periods, relative to pre-established targets or the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent that an award is not intended to qualify as performance-based compensation under Code Section 162(m), the Compensation Committee, in its sole discretion, may designate additional business criteria on which the performance criteria may be based or may adjust, modify or amend the previously mentioned business criteria. Performance criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned.
Upon completion of a performance period, the Compensation Committee will determine the level of attainment of the pre-set performance goals, and that other material requirements have been met, before any incentive award may be paid out. For awards granted on or before November 2, 2017 that are intended to qualify for full tax deductibility under Code Section 162(m), the Compensation Committee retains discretion to adjust an award downward, but not upward to a level in excess of the pre-set amount earned through actual performance, in determining the final award amount.
The Compensation Committee, in its sole discretion, will make equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including changes in GAAP, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. Such adjustments may be made in regard to awards intended to qualify as performance-based compensation under Code Section 162(m), however, only to the extent permitted under Code Section 162(m).
Reimbursement or Cancellation of Certain Awards
Awards granted under the Omnibus Stock and Incentive Plan may be subject to forfeiture or reimbursement by participants to the extent required by any clawback or recoupment policy as adopted by the Company from time to time.
Deferrals
The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines in its sole discretion. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of awards treated as deferred compensation under Code Section 409A, where such postponement would cause the imposition of additional taxes or penalties under Code Section 409A. Code Section 409A provides rules that govern the manner in which various types of compensation may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.
Adjustments
The Omnibus Plan provides that the Compensation Committee will make appropriate equitable adjustments to the maximum number of shares of Common Stock available for issuance under, and other limits stated in, the Omnibus Plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in the Company’s capital structure (including a change in the number of shares of the Company’s outstanding stock) on account of any stock dividend, stock split, reverse stock split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, divesture or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code, including without limitation Code Section 162(m) (with respect to prior awards intended to qualify as performance-based compensation under Code Section 162(m)) and other applicable laws and regulations. The Compensation Committee, in its sole discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or the Company.
Change of Control
The Omnibus Stock and Incentive Plan provides that the Compensation Committee, in its sole discretion, may include in a participant’s award agreement special terms applicable in the event of change in control of the Company.
Amendment and Termination
The Omnibus Stock and Incentive Plan and any award agreement under the Plan may be further amended or terminated by the Board of Directors at any time, but no amendment may be made without shareholder approval if it would materially increase the number of shares of Common Stock available under the Omnibus Stock and Incentive Plan, materially expand the types of awards available under the Plan or the class of persons eligible to participate in the Plan, materially extend the term of the Plan, materially change the method of determining the exercise price of an award granted under the Plan, delete or limit the prohibition against repricing, or otherwise require approval by shareholders in order to comply with applicable law or the rules of the NYSE. Notwithstanding the foregoing, with respect to awards subject to Code Section 409A, any termination, suspension or amendment of the Omnibus Stock and Incentive Plan and any award agreement under the Plan must conform to the requirements of Code Section 409A. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the Omnibus Stock and Incentive Plan and any award agreement under the Omnibus Stock and Incentive Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.
United States Federal Income Tax Consequences
The following is a brief summary of the general United States federal income tax consequences of transactions under the Omnibus Stock and Incentive Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different. Each participant should refer to the actual text of the 2016 Omnibus Stock and Incentive Plan set forth in Appendix A and should consult with a tax advisor as to specific questions relating to tax consequences of participation in the 2016 Omnibus Stock and Incentive Plan.

Restricted Stock.   A participant generally will not be taxed at the time of the grant of a restricted stock award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the fair market value of the shares at that time (reduced by any amount paid by the participant).
Employees may elect to be taxed at the time of grant by making an election under Code Section 83(b) within 30 days of the award date. If a restricted stock award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Dividends paid to a participant on shares of an unvested restricted stock award will be taxable to the participant as ordinary income, except that, if the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.
The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted stock awards.
Deferred Stock.   A participant will generally not recognize taxable income on a deferred stock award until shares subject to the award are distributed. Upon distribution, the fair market value of the shares of the Company’s Common Stock will be recognized as ordinary income. Any dividend equivalents paid on unvested deferred stock awards are taxable as ordinary income when paid to the participant.
The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.
Stock Units.   Awards of stock units are treated, for federal income tax purposes, in substantially the same manner as deferred stock awards.
Nonqualified Stock Options.   Generally, a participant will not recognize taxable income on the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the Company’s Common Stock received on the date of exercise and the option cost (number of shares exercised multiplied by the exercise price per share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.
Incentive Stock Options.   No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). However, the excess of the fair market value over the exercise price of the shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option.
If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such disqualifying disposition will give rise to ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.
Stock Appreciation Rights.   Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the fair market value of the Company’s Common Stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether the shares of the Company’s Common Stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.
Stock Payments.   A participant will generally recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Withholding.   To the extent required by law, the Company will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any awards.
Code Section 162(m).   As noted above, the Company will generally be entitled to a deduction in the same amount and at the same time that a participant realizes income. If an award to a Code Section 162(m) covered employee does not meet the performance-based compensation exception to Code Section 162(m), however, the payment will count against the $1 million limit for such participant, and the Company may not be entitled to a deduction for all or a portion of such payment.
Shareholder Approval
In order to be effective, the amendment to the Omnibus Plan must be approved by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting. Any shares that are not voted will have no impact on the outcome of the vote. Unless otherwise instructed, the Proxy Committee will vote proxies held by them FOR the approval of the amendment to the Omnibus Plan.
In the event shareholders do not approve the proposed Omnibus Plan, awards will not be granted or paid out under the Omnibus Stock and Incentive Plan.
The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the Crawford & Company 2016 Omnibus Plan.

PROPOSAL 6 — RATIFICATION OF INDEPENDENT AUDITOR
Ernst & Young LLP has been appointed by the Audit Committee of the Board of Directors to serve as the independent auditor for the Company for the fiscal year 2019. Ernst & Young LLP has served as the independent auditor of the Company since the Company’s 2002 fiscal year. Although the selection and appointment of an independent auditor is not required to be submitted to a vote of shareholders, the Board of Directors has decided, as in the past, to ask the Company’s shareholders to ratify this appointment as a matter of good corporate governance. Despite the appointment of Ernst & Young LLP as the Company’s independent auditor and the ratification by the shareholders of that selection, the Audit Committee has the power at any time to appoint another auditor for 2019, without further shareholder action. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and, if present, will be given an opportunity to make a statement, if he or she desires, and to respond to appropriate questions. In addition, a report of the Audit Committee in connection with the independence of the auditor, as well as other matters, follows the Board’s recommendation on this matter below.
Fees Paid to Ernst & Young LLP
In addition to performing the audit of the Company’s consolidated financial statements, Ernst & Young LLP provides other permitted services to the Company and its foreign and domestic subsidiaries. Ernst & Young LLP has advised the Company that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2018 and 2017:
	2018	2017
Audit Fees(1)	$4,519,859	$4,287,637
Audit related fees(2)	634,039	587,280
Tax fees(3)	1,424,300	1,168,367
All other fees	—	—
Total	$6,578,198	$6,043,284

(1)
Audit fees include: the annual consolidated financial statement audit, including fees related to changes in enacted tax law and implementation of new enterprise reporting system in the U.S., the annual audit of internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q, statutory and other financial statement audits.

(2)
Audit related fees include: service organization control reports and due diligence services related to acquisition activity.

(3)
Tax fees consist principally of professional services rendered for tax compliance, tax planning and advice, including fees related to changes in enacted tax law.

The Audit Committee reviews and pre-approves, in addition to all audit services, all non-audit services to be provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services to the Audit Committee on which advance approval is requested. The Audit Committee reviews these requests and votes by resolution its approval or rejection of such services after due deliberation.
The Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for 2019.

AUDIT COMMITTEE REPORT
In fulfilling its responsibilities to review the Company’s financial reporting process, the Audit Committee has reviewed and discussed with the Company’s management and the independent auditor the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Management is responsible for the Company’s financial statements and the reporting process, including the Company’s system of internal controls over financial reporting. The independent auditor is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.
The Audit Committee discussed with the independent auditor the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has discussed with the independent auditor the auditor’s independence from the Company and its management, including the matters in the written disclosure required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. In determining the independence of the auditor, the Audit Committee has considered, among other matters, whether the provision of services, other than those related to the audit of the Company’s annual financial statements, is compatible with maintaining the auditor’s independence.
The Audit Committee discussed with the Company’s internal auditors and independent auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee further discussed those items contained in NYSE Listing Rules Section 303(A)(6) and otherwise complied with the obligations stated therein.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission.
D. RICHARD WILLIAMS, CHAIRMAN
JOIA M. JOHNSON
CHARLES H. OGBURN
SHAREHOLDER PROPOSALS
Any shareholder proposal to be presented at the 2020 annual meeting of shareholders must be received by the Company no later than December 12, 2019 for inclusion in the proxy statement for that meeting in accordance with Rule 14a-8 under the Exchange Act. Pursuant to Rule 14a-4 under the Exchange Act, the Board of Directors may exercise discretionary voting authority at the 2020 annual meeting under proxies it solicits to vote on a proposal made by a shareholder that the shareholder does not seek to have included in the Company’s proxy statement pursuant to Rule 14a-8, unless the Company is notified about the proposal prior to December 12, 2019 and the shareholder satisfies the other requirements of Rule 14a-4(c).
OTHER MATTERS
The Board of Directors knows of no other matters other than those as described herein to be brought before the Annual Meeting. If any other matters come before the Annual Meeting, however, the persons named in the Proxy will vote such Proxy in accordance with their judgment on such matters.
April 10, 2019

Appendix A
THE 2019 CRAWFORD & COMPANY UK
SHARESAVE SCHEME
Adopted on 12 February 2019
RULES

A-i

THE 2019 CRAWFORD & COMPANY UK
SHARESAVE SCHEME
RULES
1.
DEFINITIONS AND INTERPRETATION

1.1
In this Plan the following words and expressions shall have the following meanings (unless the context requires otherwise):

“Adoption Date” means the date on which the Plan is adopted by the Company by resolution of the Board;
“Associated Company” has the meaning that the expression bears in paragraph 47 of Schedule 3;
“Board” means the board of directors for the time being of the Company or a committee thereof duly authorised for the purposes of the Plan;
“Bonus” means in relation to any Savings Contract, such bonus (if any) as is payable pursuant to it;
“Bonus Date” means the earliest date at which a bonus is payable under the Savings Contract or, where no bonus is payable, the maturity date of the relevant Savings Contract;
“Company” means Crawford & Company, a corporation incorporated under the laws of the state of Georgia in the USA;
“Constituent Company” means the Company or a company which is Controlled by the Company and which has been nominated by the Board to participate in the Plan from time to time;
“Control” has the meaning given to it by Section 719 of ITEPA and “Controlled” shall have a similar meaning;
“Date of Grant” means the date on which an Option was or is to be granted under Rule 4;
“Dealing Code” means the rules and regulations adopted by the Company or which apply to the Company and which govern dealing in Shares, interests in Shares, options or rights over Shares or interests in Shares;
“Group” means the Company and any other company which is for the time being Controlled by the Company or which is an Associated Company and “Group Company” shall be construed accordingly;
“HMRC” means HM Revenue and Customs;
“ITTOIA” means the Income Tax (Trading and Other Income) Act 2005;
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;
“Market Value” means, in relation to any Share, market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and in the case of:
(i)
any Share which at the relevant time is quoted on the New York Stock Exchange, shall be deemed to be:

(a)
the arithmetic average of the closing prices of shares of that class on the five dealing days immediately preceding the date the invitation to apply for an Option was made under Rule 3, or

(b)
where the first of those dealing days does not fall within the period of 30 days ending with the day on which the Option is granted or falls prior to the date on which the Company last announced its results for any period, the closing price of shares of that class on the dealing day last preceding the day on which the Option is granted or such other dealing day as may be agreed with HMRC;

(ii)
in any other case, the price agreed by HMRC as being the market value of a Share on the date the invitation to apply for an Option was made under Rule 3 or, if that date does not fall within the period of 30 days ending with the day on which the Option is granted, on the day on which the Option is granted or such other day as may be agreed with HMRC, provided that the market value of any Shares subject to a restriction is to be determined as if they were not subject to the restriction;

“Non-UK Company Reorganisation Arrangement” has the meaning given to that expression in paragraph 47A of Schedule 3;
“Option” means a right (for the time being subsisting) to acquire Shares granted or to be granted in accordance with the Plan;
“Option Period” means in relation to any Option, the Period commencing on the Bonus Date and ending six calendar months thereafter;
“Option Price” means the price (denominated in US dollars) at which each Share subject to an Option may be acquired on the exercise of that Option being, subject to Rule 9, not less than the greater of:
(i)
the nominal value of a Share; and

(ii)
80% (or such other percentage as shall be specified in paragraph 28 of Schedule 3) of the Market Value of a Share;

“Participant” means a director or employee of a Group Company (or the personal representative of any director or employee who has died) to whom an Option has been granted which has not yet lapsed;
“Plan” means the Crawford & Company UK Sharesave Scheme as constituted by these Rules;
“Qualifying Employee” means any director who devotes substantially the whole of his/her time to the business of a Constituent Company (being at least 25 hours per week excluding meal breaks) or any employee of a Constituent Company and whose earnings meet (or would meet if there were any) the requirements set out in paragraphs 6(2)(c) of Schedule 3;
“Qualifying Period” means such period (not exceeding four years three hundred and thirty days) as the Board may from time to time stipulate as the Qualifying Period;
“Redundancy” means redundancy within the meaning of the Employment Rights Act 1996;
“Rules” means these Rules as from time to time amended;
“Savings Contract” means a savings contract under a certified SAYE savings arrangement within the meaning of section 703(1) of the ITTOIA and approved by HMRC for the purposes of Schedule 3;
“Schedule 3” means Schedule 3 to the ITEPA;
“Schedule 3 SAYE Option Scheme” has the meaning which it has for the purposes of section 516 ITEPA;

“Share” means a fully paid ordinary share of the Company complying with the conditions of paragraphs 18 to 20 (inclusive) and 22 of Part 4 of Schedule 3;
“Taxable Year” means either:
(i)
the calendar year; or

(ii)
where relevant and only if it ends later than the relevant calendar year, the 12 month period for which the company that employs the Participant is obliged to pay US tax.

1.2
In these Rules (unless the context requires otherwise):

1.2.1
reference to the singular includes the plural, (and vice versa), reference to any gender include all genders, and reference to persons includes bodies corporate, unincorporated associations and partnerships (whether or not any of them have a separate legal personality);

1.2.2
reference to a statute or a statutory provision includes reference to:

1.2.2.1
any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force (whenever made); and

1.2.2.2
any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement.

1.3
References in these Rules to a rule, clause or paragraph are, unless otherwise stated, references to a rule, clause or paragraph of these Rules.

1.4
The contents list and headings in these Rules are inserted for ease of reference only and do not affect the construction or interpretation of these Rules.

1.5
References in these Rules to “month” shall be deemed to be references to a calendar month.

2.
TIME LIMITS OF PLAN

An invitation to apply for an Option may only be given within the period of 10 years ending on 5 November 2029.
3.
INVITATIONS TO APPLY FOR OPTIONS

3.1
Eligibility for grant

3.1.1
Subject to the limitations and conditions contained in the Plan and unless prohibited by law, the Board may from time to time make invitations to apply for the grant of Options to:

3.1.1.1
every person who is at the date on which the invitation is made a Qualifying Employee and who will have been such for a minimum of the Qualifying Period at the Date of Grant and who has not given or been given notice to terminate his or her employment with the Group; and

3.1.1.2
such further persons, who are at the date on which the invitation is made directors or employees of any Constituent Company as the Board may decide but so that the Board shall not be obliged to make any invitations to any or all of such further directors or employees.

3.1.2
Notwithstanding anything else in these Rules:

3.1.2.1
no person shall be invited to apply for an Option unless he is, on the date of the invitation, a director or employee of a Constituent Company. Each invitation shall be deemed to be made on the date on which it is issued regardless of the date of receipt by the Participant;

3.1.2.2
no Option shall be granted to any person who is not, on the date of grant, a director or employee of any Constituent Company. Any invitation shall lapse if before the relevant Date of Grant the person to whom it has been made ceases to be a director or employee of a Constituent Company.

3.2
Terms of invitation

Invitations to apply for the grant of Options shall be on such terms, being similar terms so as not to discriminate between employees and directors (consistent with the Rules and with paragraphs 7 and 8 of Schedule 3) and in such form as the Board may from time to time determine.
3.3
Invitation: information required

The application method shall take such form as is determined by the Board. An invitation shall specify:
3.3.1
the date by which an application must be made, being the period of not less than 14 days after the issue of the invitation;

3.3.2
the Option Price at which Shares may be acquired on the exercise of the Option or the method by which the Option Price will be determined and notified to invitees;

3.3.3
the minimum monthly contribution which may be made under the Savings Contract which shall not be such as to cause any infringement of the limits applicable under Rule 3.5 or the foregoing requirement for invitations to be on similar terms;

3.3.4
the maximum monthly contribution which may be made under the Savings Contract but so that any maximum so specified shall not be such as to cause any infringement of the limits applicable under Rule 3.5 or the foregoing requirement for invitations to be on similar terms;

3.3.5
whether an applicant must enter into a three year or a five year Savings Contract or may choose either;

3.3.6
where applicable, whether for the purpose of determining the number of Shares over which the Option is to be granted, the repayment under the Savings Contract linked to the Option must be taken as including the maximum bonus payable thereunder, the minimum bonus payable thereunder or no bonus, or whether the recipient of the invitation may choose any of these;

3.3.7
whether or not the Shares may be subject to any restriction and, if so, the details of any such restriction; and

may specify a maximum number of Shares over which Options may be granted in response to all acceptances of invitations made on that occasion.

3.4
Invitation: acceptance procedure

An invitation to apply for an Option shall be open for acceptance (by the return of the application form specified in Rule 3.4.2) for a period of not less than 14 days after the date of the letter of invitation, and any application shall only be valid if:
3.4.1
it specifies the monthly contributions (being a multiple of  £1 and within the limits prescribed by the Plan and, if appropriate, the invitation) which the Participant wishes to make under the Savings Contract; and

3.4.2
it is accompanied by a duly completed proposal form for a Savings Contract of the type (or one of the types if the Participant may choose which one or more types he wishes to save under) specified by the Board in the invitation. The Savings Contract shall be in such form as the Board may determine from time to time (including electronic form); and

3.4.3
in a case where the Participant has a choice as to the type of Savings Contract he/she wishes to take out, it specifies which type of Savings Contract the Participant wishes to take out.

Such acceptance shall constitute the Participant’s authority to the Board to complete or amend the Savings Contract proposal form so as to show such monthly savings contribution as shall equal the amount specified on the application form, or such lower amount as shall be determined under Rule 4.3 and shall constitute the Participant’s acceptance of and agreement to be bound by the Rules (as altered from time to time).
3.5
Minimum and maximum contributions

The minimum monthly contribution which may be made by a Participant at any one time under (a) Savings Contract(s) entered into in connection with the Plan or any other savings-related share option plan must be between £5 and £10 (or such other minimum and maximum amounts specified by HM Treasury for this purpose or Schedule 3) and the maximum monthly contribution shall be £500 (or such other sum as shall equal the maximum for the time being specified in paragraph 25 of Schedule 3).
3.6
Non-transferability of invitations

Any invitations to participate shall be personal to the Participant and shall not be transferred, assigned, pledged, charged or otherwise disposed of by a Participant to any person.
4.
GRANT OF OPTIONS

4.1
Timing of grant

4.1.1
Subject to the remaining provisions of this Rule 4, the Board shall grant Options to Participants from whom valid acceptances have been received and who are at the Date of Grant still directors or employees of any Constituent Company. Options are granted by the Company in a manner approved by the Board.

4.1.2
In the event of applications being scaled down in the manner set out in Rule 4.3, the 30 day periods referred to in the definition of  “Market Value” in Rule 1.1 may be treated as extended to a maximum of 42 days.

4.2
Number of Shares over which Option granted

The number of Shares over which an Option shall (subject to the Rules) be granted to an accepting Participant on a particular occasion shall be the largest whole number of Shares which can be subscribed at the Option Price out of sums payable under the Savings Contract on the Bonus Date (having regard to any specification by the Board as mentioned in Rule 3.3 and applying the closing mid-point sterling/US dollar exchange rate published in the Financial Times (or such other newspaper as the Board may select from time to time) on the date on which a validly completed notice of exercise is received by the Company in respect of the Option (or if not published on that day, the last preceding day of publication)).
4.3
Scaling back mechanism

If valid applications for Options are received over an aggregate number of Shares such that if Options over those Shares were granted any limitation imposed pursuant to Rule 3.3 would be exceeded, then the following steps shall be taken successively to the extent necessary to eliminate the excess:
4.3.1
first, where applicable, it shall take the repayment under the Savings Contract as including the minimum bonus instead of the maximum bonus;

4.3.2
secondly, where applicable, it shall take the repayment under the Savings Contract linked to the Option as including no bonus;

4.3.3
the excess over £5 (or such other minimum savings amount specified from time to time by HM Treasury), or such greater amount as the Board may determine, of the proposed monthly contributions of the applicants shall be reduced pro rata to the extent necessary;

4.3.4
if all the applications have been scaled down as far as is permitted and there are still insufficient Shares available, then a ballot shall be held by the Board to determine which Participants will be granted Options, such ballot to be supervised by the auditors of the Company. The Board shall return the relevant proposal form to any Participant whose acceptance is excluded under any such ballot.

4.4
Notification of grant

As soon as reasonably practicable after the grant of an Option, the Company shall notify the Participant by sending him/her a letter of notification accompanied by an Option certificate each in a form approved by the Board. The Option certificate shall state the Date of Grant, the details of the number of Shares over which an Option has been granted, the Option Price, and the Bonus Date, being the date on which the Option will ordinarily become exercisable.
4.5
Non-transferability of Option

Each Option shall be exercisable only by the Participant to whom it is granted and may not be transferred, assigned, pledged, charged or otherwise disposed of by a Participant to any person (other than his/her personal representatives). Any purported transfer, assignment, pledge, charge or disposal shall cause the Option to lapse immediately. Each Option certificate shall carry a statement to this effect.
5.
EXERCISE OF OPTIONS

5.1
Manner of exercise

Options shall be exercised by lodging with the Company Secretary or such other person as the Board may specify the relevant Option certificate (if available), a duly completed notice of exercise in such form as the Board may from time to time prescribe in respect of such number of Shares as the Participant shall specify on the notice of exercise and accompanied by evidence of the termination of the Savings Contract linked to the Option and payment in full for the Shares. Shares subscribed on the exercise of an Option may be paid for only with monies comprising repayments (including any bonus or interest) under the related Savings Contract and if on the exercise of any Option such repayments shall be insufficient for the Option to be exercised in full, then the number of

Shares in respect of which the Option may be exercised shall be reduced to the largest whole number of Shares which can be subscribed at the relevant price per Share out of such repayments. Options shall not be capable of being exercised more than once.
5.2
Period for exercise

5.2.1
Save as provided in Rules 6, 7 and 8, an Option may only be exercised within the Option Period.

5.2.2
Notwithstanding Rule 5.2.1 an Option may not be exercised:

5.2.2.1
after the expiry of the Option Period, except where the Participant has died (in which event the provisions of Rule 6.1.1 shall apply);

5.2.2.2
by a Participant at any time if at that time he is not, save as provided in Rule 6, a director or employee of any Group Company; or

5.2.2.3
at any time when such exercise is restricted by any Dealing Code.

5.3
Lapse of Options

5.3.1
An Option or part thereof which shall not have been exercised by the expiry of the Option Period shall, except where Rule 6.1.1 applies, automatically lapse.

5.3.2
Where, before an Option has become capable of being exercised, the Participant gives notice to permanently stop paying monthly contributions under the Savings Contract made in connection with the Option, or is deemed under its terms to have given such notice, or makes an application for repayment of the monthly contributions paid under it, the Option may no longer be exercised at all.

5.3.3
Where an Option has become capable of being exercised and the Participant holding the Option is subject to taxation in the USA, that Option shall lapse on the 15th day of the third month following the end of the Taxable Year in which the Option first became exercisable or, if earlier, the date on which it would otherwise lapse under these Rules.

5.4
Result of exercise of Option

5.4.1
Transfer of Shares within 30 days

Subject to the obtaining of any necessary consent, to the terms of any such consent and to the Board being satisfied that the issue or transfer of the relevant Shares is lawful in the relevant jurisdiction, and subject to receipt by the Company of the appropriate payment by way of acquisition of the Shares, within 30 days of receipt by the Company of the notice of exercise the Board on behalf of the Company shall issue or procure the transfer to the Participant of the number of Shares in respect of which the Option has been exercised, provided that (in a case where a Constituent Company is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the Participant in question is liable by virtue of the exercise of the Option and/or for any social security contributions recoverable from the Participant in question (together, the “Tax Liability”), that Participant has either:
5.4.1.1
made a payment to the Constituent Company of an amount equal to the Tax Liability; or

5.4.1.2
entered into arrangements acceptable to that or another Constituent Company to secure that a payment is made (whether by authorising the sale of some or all of the Shares on his behalf and the payment to the Constituent Company of the relevant amount out of the proceeds of sale or otherwise).

5.4.2
Shares to rank pari passu

All Shares issued on exercise of Options shall on issue rank equally in all respects with the Company’s existing Shares save that the Shares issued will not rank for any dividends or other distributions declared or recommended, the record date for which falls on or prior to the date when the Option is exercised. The Company shall (to the extent not already listed) make application for listing for the Shares so issued on all Stock Exchanges (if any) on which its other issued ordinary share capital is then listed with effect from the earliest possible date after the date of issue.
5.4.3
Board obligation to provide Shares

The Board shall at all times procure that there are sufficient Shares available to satisfy the exercise of all Options granted under the Plan.
6.
CESSATION OF EMPLOYMENT

6.1
When exercise is permitted

Subject to Rule 5.2 (other than Rule 5.2.1):
6.1.1
if a Participant dies at a time when he/she is either a director or employee of any Group Company or entitled to exercise that Option by virtue of Rule 6.1.2, the Option may (and must, if at all) be exercised by his/her personal representatives at any time after the date of death but not later than:

6.1.1.1
if the death occurred before the Bonus Date, 12 months after the date of death; or

6.1.1.2
if the death occurred on or within six months after the Bonus Date, within 12 months after the Bonus Date;

6.1.2
if a Participant ceases to be a director or employee of any Group Company:

6.1.2.1
by reason of injury, disability, Redundancy or retirement then any Option may (and subject to Rule 6.1.1 must if at all) be exercised by the earlier of the expiry of six months after he/she so ceases and the expiry of the Option Period. Any Option not so exercised shall lapse.

6.1.2.2
by reason only:

(a)
that his/her office or employment is in a company of which the Company ceases to have Control (as determined in accordance with sections 450 and 451 Corporation Tax Act 2010);

(b)
of a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006 or

(c)
that his/her office or employment relates to a business or part of a business which is transferred to a person which is not an Associated Company of the Company where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006

then any Option may be exercised by the earlier of:
(d)
the expiry of the period of six months after he/she so ceases; and

(e)
the expiry of the Option Period;

6.1.2.3
for any reason other than a reason mentioned in Rules 6.1.1, 6.1.2.1, or 6.1.2.2, other than where the reason for cessation is dismissal for misconduct, more than three years after the Date of Grant of an Option, the Option may (and subject to Rule 6.1.1 must, if at all) be exercised by the earlier of the expiry of the period of six months after he/she so ceases and the expiry of the Option Period; and

6.1.2.4
for any reason other than a reason mentioned in Rules 6.1.1, 6.1.2.1, 6.1.2.2 or 6.1.2.3, and in the case of cessation by reason of dismissal for misconduct more than three years after the Date of Grant of an Option, any Option shall automatically and immediately lapse.

6.2
Meaning of ceasing to be an employee

6.2.1
A Participant shall not be treated for the purposes of these Rules as ceasing to be an employee or director of a Group Company until such time as he/she is no longer a director or employee of the Company or any Associated Company (which for this purpose has the same meaning as that expression bears in paragraph 35 of Schedule 3) and a Participant (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under the Employment Rights Act 1996 before exercising an Option under the Plan shall be treated for the purposes of these Rules as not having ceased to be such a director or employee.

6.2.2
For the purposes of these Rules, where a Participant’s contract of employment with the Group is terminated by a Group Company without notice the Participant’s employment shall be deemed to cease on the date on which the termination takes effect, and where the said contract is terminated by notice given by a Group Company, the Participant’s employment shall be deemed to cease on the date on which that notice expires.

6.3
Employees of an Associated Company

Subject to Rule 5.2 if at the Bonus Date a Participant holds an office or employment in a company which is not a Constituent Company but which is an Associated Company of the Company, his/her Options may be exercised within six months of the Bonus Date.
6.4
Interaction of Rules

6.4.1
If an Option has become exercisable under Rule 6.1.2 and, during the period allowed for the exercise of the Option under Rule 6.1.2, the Participant dies, the period allowed for the exercise of the Option shall be the period allowed by Rule 6.1.1.

6.4.2
If an Option has become exercisable under Rule 6 and, during the period allowed for the exercise of the Option under Rule 6, the Option would have become exercisable under Rules 7 or 8 also (or vice versa), the period allowed for the exercise of the Option shall be the first to determine of the period allowed by Rule 6 and the period allowed by Rule 7 or 8 (as the case may be).

7.
CHANGE OF CONTROL AND RECONSTRUCTION

7.1
Exercise of Options

If:
7.1.1
any person or group of persons acting in concert obtains Control of the Company as a result of:

7.1.1.1
making a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person or group of persons will have Control of the Company; or

7.1.1.2
a general offer to acquire all the issued Shares;

(in either case, other than any Share not already held by such person or persons (or persons connected with any of them)); or
7.1.2
any person becomes entitled or bound to acquire Shares under sections 979 to 982 (inclusive) or 983 to 985 (inclusive) of the Companies Act 2006; or

7.1.3
under section 899 of the Companies Act 2006 the court sanctions a compromise or arrangement applicable to or affecting:

7.1.3.1
all the ordinary share capital of the company or all the issued Shares; or

7.1.3.2
all the shares in the Company, or all the issued Shares, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 SAYE Option Scheme;

then the Board shall serve notice upon each Participant notifying him/her of such fact and a Participant may subject to Rule 5.2 (other than Rule 5.2.1) exercise any Option or part of it which has not lapsed by (subject to Rule 6.1.1) the earlier of the expiry of the Appropriate Period defined in Rule 7.5 (or, if the Board determines in the case of Rules 7.1.1 or 7.1.3, within one month of the notice given to the Participant) and the expiry of the Option Period. Any Option which is not so exercised shall (subject to Rule 6.1.1) lapse unless Rule 7.4 applies.
7.2
Exercise on a Non-UK Reorganisation Arrangement

7.2.1
If the Company’s shareholders become bound by a Non-UK Reorganisation Arrangement that is applicable to or affects:

7.2.1.1
all the ordinary share capital of the Company or all the shares of the same class as the Shares to which the Option relates; or

7.2.1.2
all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorship or their participation in a Schedule 3 SAYE Option Scheme;

then the Board shall serve notice upon each Participant notifying him/her of such fact and a Participant may subject to Rule 5.2 (other than Rule 5.2.1) exercise any Option or part of it which has not lapsed by (subject to Rule 6.1.1) the earlier of the expiry of the Appropriate Period defined in Rule 7.5 (or, if the Board determines, within one month of the notice given to the Participant) and the expiry of the Option Period. Any Option which is not so exercised shall (subject to Rule 6.1.1) lapse unless Rule 7.4 applies.
7.3
Further provisions on timing of exercise

7.3.1
If:

7.3.1.1
an event specified in Rule 7.1.1 occurs; or

7.3.1.2
a change of Control occurs as a result of an event specified in Rules 7.1.2 or 7.1.3 or 7.2;

and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 3, Options may be exercised within the period of 20 days following the change of Control, at the end of which, if not so exercised, Options shall (subject to Rule 6.1.1) lapse.

7.3.2
If the Board reasonably expects an event within any of Rules 7.1.1 to 7.1.3 or 7.2 to occur, the Board may make arrangements permitting Options to be exercised for a period of 20 days ending with the relevant date (as such term is defined in paragraph 37 of Schedule 3) or the date on which the relevant person becomes bound or entitled to acquire shares in the Company as mentioned in Rule 7.1.2 (as the case may be). If an Option is exercised under this 7.3.2, it will be treated as having been exercised in accordance with Rule 7.1 or 7.2 as the case may be.

If the Board makes arrangements for the exercise of Options under this Rule 7.3.2 and the relevant date does not occur (or the person does not become bound or entitled to acquire shares in the Company) within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.
7.4
Exchange of Options

7.4.1
If a company (in this Rule 7 the “Acquiring Company”) has acquired Control of the Company as a result of any of the events described in Rules 7.1.1, 7.1.3 or 7.2, or has become entitled or bound as mentioned in Rule 7.1.2, (such acquiring of Control or becoming entitled or bound being referred to in this Rule 7 as a “Relevant Event”), the Participant may by agreement with the Acquiring Company at any time within the Appropriate Period release his/her rights under the Plan (in this Rule 7 referred to as the “Old Rights”) in consideration of the grant to him/her of rights (in this Rule 7 referred to as the “New Rights”) which comply with Rule 7.4.2 and relate to shares in the Acquiring Company (or some other company which in relation to the Acquiring Company falls within paragraph (b) or paragraph (c) of paragraph 18 of Schedule 3).

7.4.2
The New Rights shall comply with each of the following requirements:

7.4.2.1
the shares to which they relate shall satisfy the conditions specified in relation to plan shares in paragraphs 18 to 20 (inclusive) and 22 of part 4 of Schedule 3;

7.4.2.2
the New Rights shall be exercisable in the same manner as the Old Rights and subject to the provisions of the Plan as it had effect immediately before the release of the Old Rights;

7.4.2.3
the total Market Value, immediately before the release, of the Shares which were subject to the Participant’s Old Rights shall be substantially the same as the total Market Value immediately after the grant of the shares in respect of which the New Rights are granted to the Participant; and

7.4.2.4
the total amount payable by the Participant for the acquisition of shares in pursuance of the New Rights shall be substantially the same as the total amount that would have been payable for the acquisition of Shares in pursuance of the Old Rights and for the purposes of this Rule “Market Value” shall be determined in accordance with paragraph 39 of Schedule 3.
7.4.3
Any reference in Rules 5, 7, 8, 9, 10.1, 10.3 to 10.4 and 11 to “Option”, “Shares”, “Company” or “Board” shall in its application to any New Rights be deemed a reference to the New Rights, the shares to which the New Rights relate, the company in whose capital such shares are comprised or the Board as defined in Rule 1 but in relation to the Acquiring Company.

7.4.4
Rule 7.4.1 above is included in the Plan by virtue of paragraph 38 of Schedule 3.

7.4.5
If New Rights shall be granted to a Participant by reference to any Relevant Event, Rules 7.1.1, 7.1.2, 7.1.3 and 7.2 shall cease to apply by reference to that Relevant Event (but without prejudice to their application by reference to any other Relevant Event).

7.5
Meaning of  “Appropriate Period”

In this Rule 7 the “Appropriate Period” means:
7.5.1
in a case falling within Rule 7.1.1 and where Rule 7.1.2 does not apply, the period of six months beginning with the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied;

7.5.2
in a case falling within Rule 7.1.2, the period during which the Acquiring Company remains bound or entitled as mentioned in that paragraph;

7.5.3
in a case falling within Rule 7.1.3, the period of six months beginning with the time when the court sanctions the compromise or arrangement; and

7.5.4
in a case falling within Rule 7.2, the period of six months beginning with the date on which the Non-UK Company Reorganisation Arrangement becomes binding on the shareholders affected by it.

7.6
Lapse after Relevant Event

Any Option which is not exercised or released pursuant to this Rule within the Appropriate Period following a Relevant Event (but not any New Rights granted by reference to that Relevant Event) shall (subject to Rule 6.1.1) lapse.
8.
WINDING UP OF THE COMPANY

Subject always to Rule 5 (other than Rule 5.2.1) if at any time while any Option remains unexercised the Company passes a resolution for its voluntary liquidation, every Option shall be exercisable in whole or in part (provided that such Option has not by the time of such resolution lapsed and that exercise is not prohibited by Rule 5.2) but not after the expiry of the Option Period. The Company shall give to each Participant holding any unexercised Option notice of the resolution and shall at the same time give him/her notice of his/her rights under this Rule 8. Subject to this, all Options shall (subject to Rule 6.1.1) lapse six months after the passing of the resolution (or, if the Board determines, within one month of the notice given to the Participant under this Rule 8),.
9.
VARIATION OF CAPITAL

9.1
Adjustment of Options

9.1.1
Subject to Rules 9.1.2 and 9.2, in the event of any variation of the share capital of the Company (whenever effected) by way of capitalisation, rights issue, sub-division, consolidation, reduction or otherwise, the Board may make such adjustments as it considers appropriate under Rule 9.1.2.

9.1.2
An adjustment made under this Rule 9.1.2 shall be to one or more of the following:

9.1.2.1
the number of Shares in respect of which any Option granted under the Plan may be exercised;

9.1.2.2
the price at which shares may be acquired by the exercise of any such Option; and

9.1.2.3
where any such Option has been exercised but no Shares have been issued pursuant to such exercise, the number of Shares which may be so issued and the price at which they may be acquired.

9.2
Restrictions on Adjustment

9.2.1
No adjustment under Rule 9.1.2 above shall be made:

9.2.1.1
as a result of which the aggregate amount payable on the exercise of an Option would be materially changed or increased beyond the expected repayment under the Savings Contract at the appropriate Bonus Date; nor

9.2.1.2
which would cause the Shares to cease to satisfy the conditions specified in paragraphs 18 to 20 (inclusive) and 22 of Part 4 of Schedule 3.

9.2.2
Any adjustment made under Rule 9.1.2 must (in particular) secure:

9.2.2.1
that the total market value of the shares which may be acquired by the exercise of the Option is immediately after the variation or variations substantially the same as what it was immediately before the variation or variations; and

9.2.2.2
that the total price at which those shares may be acquired is immediately after the variation or variations substantially the same as what it was immediately before the variation or variations and must comply with paragraph 28(3B) of Schedule 3.
9.3
Adjustments below nominal value

No adjustment shall have the effect of reducing the Option Price per Share to less than the nominal value of a Share unless the Board is authorised to capitalise from reserves a sum equal to the difference and to apply such sum in paying up the Shares.
9.4
Notification to Participants

As soon as reasonably practicable after making any adjustment under Rule 9.1.2, the Board shall give notice in writing of it to each Participant.
10.
ALTERATIONS TO PLAN

10.1
General

Subject to this Rule 10, the Board may by resolution at any time and from time to time make any alteration to the Plan which it thinks fit. Any such alteration which is necessary to comply with or to take account of any applicable legislation or statutory regulations or any change therein or any requirements to enable the Plan to continue to qualify as a Schedule 3 SAYE Option Scheme or to obtain or maintain favourable taxation treatment for the Company or Participants or potential Participants may be made notwithstanding the following provisions of this rule (except Rule 10.2).
10.2
Alterations to key features

No alteration shall be made to any provision of the Plan if such amendment would mean that the Plan would cease to qualify as a Schedule 3 SAYE Option Scheme.
10.3
Amendments which adversely affect Participants

No alteration shall be made which would materially increase the liability of any Participant or which would materially decrease the value of any Participants’ subsisting rights attached to any Option without in each case that Participant’s prior written consent.

10.4
Notice of alteration

As soon as reasonably practicable after making any alteration under this Rule 10, the Board shall give notice in writing of it to each Participant.
11.
MISCELLANEOUS

11.1
No employment rights

This Plan shall not form part of the contract of employment of any individual who participates in it. The rights and obligations of any individual under the terms of his/her office or employment with any Company participating in the Plan shall not be affected by his/her participation in the Plan or any right which he/she may have to participate in it.
An individual who participates in the Plan shall waive any and all rights to compensation or damages in consequence of the termination of his/her office or employment for any reason whatsoever (including unfair or wrongful dismissal) insofar as those rights arise or may arise from his/her ceasing to have rights under or being entitled to exercise any Option under the Plan as a result of such termination. No such participation, rights, or benefits shall be taken into account for the purposes of calculating the amount of benefits payable to any pension fund. Invitations made, and Options granted, under the Plan shall not constitute any representation or warranty that any benefit will accrue to any individual who is invited to participate or granted the Option.
11.2
Administration

The Plan shall be administered by the Board who may from time to time make and vary procedures for administration and implementation of the Plan as they think fit, and in the event of any dispute or disagreement as to the interpretation of the Plan, or of any rule, regulation or procedure, or as to any question or right arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons (subject to the written concurrence of the Company’s auditors having been obtained when so required by the Rules).
11.3
Notices

Any notice or other communication under or in connection with the Plan may be given:
11.3.1
by personal delivery or by sending the same by post:

11.3.1.1
in the case of a company, to its registered office; and

11.3.1.2
in the case of an individual, to his/her last known address, or where he/she is a director or employee of a company participating in the Plan, either to his/her last known address or to the address of the place of business at which he/she performs the whole or substantially the whole of the duties of his/her office or employment and where a notice or other communication is given by first class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped; or
11.3.2
by electronic communication to their usual business address for the time being notified for that purpose to the person giving the notice.

12.
GOVERNING LAW

The Rules and the Plan shall in all respects be governed by and construed in accordance with the laws of England and the courts of England shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with the Plan. Any proceedings, suit or action arising out of this Plan shall be brought in such courts.

Appendix B
CRAWFORD & COMPANY

NON-EMPLOYEE DIRECTOR STOCK PLAN, AS AMENDED
Section 1.   Plan Established. The Board of Directors of Crawford & Company, a Georgia corporation, adopted the Crawford & Company Non-Employee Director Stock Plan, pursuant to which the Company’s Non-Employee Directors may be granted Restricted Stock and/or Non-Qualified Stock Options, as of March 31, 2009 (the “Plan”). The Plan will be effective as of the date it is approved by the shareholders of the Company. No Award shall be granted under the Plan until shareholder approval of the Plan has been obtained and, if shareholder approval of the Plan is not obtained within twelve (12) months after its adoption, the Plan shall be rescinded and terminated.
Section 2.   Purpose of Plan. The purpose of the Plan is to strengthen the Company by encouraging stock ownership in the Company by Non-Employee Directors.
Section 3.   Definitions:
(a) “Award” means a Restricted Stock or Option award.
(b) “Award Agreement” means the document that sets forth the terms and conditions of an Award.
(c) “Board” means the Board of Directors of the Company.
(d) “Code” means the Internal Revenue Code of 1986, as amended.
(e) “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.
(f) “Committee” means the Nominating/Corporate Governance/Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish.
(g) “Company” means Crawford & Company, a Georgia corporation, and any successor to such corporation.
(h) “Fair Market Value” means (1) the closing price for a share of Stock on the New York Stock Exchange (or if Stock is no longer traded on the New York Stock Exchange, on the exchange or quotation system which reports or quotes the closing price for a share of Stock) as accurately reported for any date (or, if no shares of Stock are traded on such date, for the immediately preceding date on which shares of Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the Committee) or (2) if no such price quotation is available, the price which the Committee, acting in good faith, determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Notwithstanding the foregoing, any determination of Fair Market Value shall be consistent with Code Section 409A to the extent applicable.
(i) “Non-Employee Director” means any member of the Board who is not, at the time of grant of an Award, an employee or officer of the Company or a Subsidiary Corporation.
(j) “Option” and “Non-Qualified Stock Option” mean an option awarded in accordance with Section 8 of this Plan.
(k) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(l) “Participant” means any Non-Employee Director to whom an Award is made.
(m) “Plan” means this Crawford & Company Non-Employee Director Stock Plan, as amended from time to time.
(n) “Restricted Stock” means Stock granted in accordance with Section 7 of this Plan.

(o) “Stock” means the Class A common stock of the Company.
(p) “Subsidiary Corporation” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.
(q) “Terminating Event” shall have the meaning ascribed to such term in Section 11 of this Plan, unless otherwise provided in an Award Agreement.
Section 4. Eligibility.   Each Non-Employee Director will be eligible to receive Awards under the Plan as specified by the Board.
Section 5.   Administration and Grant of Awards. The Plan will be administered by the Committee. Subject to the Plan and applicable law, the Committee will have complete authority to interpret the Plan and all Award Agreements, to prescribe, amend and rescind rules and regulations consistent with the Plan and relating to it, to determine the rights and obligations of Participants under the Plan and all Award Agreements, and to make all other determinations necessary or advisable in the administration of the Plan. Any action of the Committee shall be binding on the Company, each Subsidiary Corporation on each affected Non-Employee Director and on each other person directly or indirectly affected by such action.
Section 6.   Shares Subject to the Plan and Award Limits.
(a) Share Reserve.   There shall be 1,500,000 shares of Stock authorized for issuance under the Plan.
(b) Award Limits.   Notwithstanding any other provision of the Plan to the contrary, the following annual limits will apply with respect to Awards granted to Non-Employee Directors under the Plan:
(i) In no event will the Non-Executive Chairman of the Board be granted in any calendar year (A) more than 40,000 shares of Restricted Stock; or (B) Options to acquire more than 100,000 shares of Stock.
(ii) In no event will a Non-Employee Director who is not the Non-Executive Chairman of the Board be granted in any calendar year (A) more than 20,000 shares of Restricted Stock; or (B) Options to acquire more than 50,000 shares of Stock.
(c) Reversion of Shares to the Share Reserve.   Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration or exchange of the Award; any shares subject to an Award that are forfeited or cancelled; and any shares subject to an Option that are not issued due to the failure to satisfy any vesting conditions with respect to such Option, shall be available for use in future grants under this Plan.
(d) Adjustments.   The number of shares of Stock described above in this Section 6 shall be subject to increase or decrease pursuant to the provisions of Section 10 of the Plan.
Section 7.   Restricted Stock.
(a) Award Agreements.   Each grant of Restricted Stock shall be evidenced by an Award Agreement, which shall describe the conditions under which the Non-Employee Director’s interest in the underlying Stock will become nonforfeitable, consistent with Section 7(b) below.
(b) Forfeiture Conditions.   Except as otherwise specified by the Board with respect to any Award of Restricted Stock, each Award of Restricted Stock shall be forfeited if a Non-Employee Director does not remain, for any reason other than his or her death, a member of the Board through the January 1 next following the date on which the Award is made. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of the forfeiture conditions applicable thereto.
(c) Dividends and Voting Rights.   The amount of any cash dividend declared on shares of Stock shall be paid directly to the Non-Employee Director holding shares of Restricted Stock, and shall be paid on the same date(s) such dividends are payable to the Company’s shareholders generally. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. A Non-Employee Director shall have the right to vote Restricted Stock, to the extent such shares of Stock have voting rights.

(d) Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock immediately upon the lapse of the forfeiture conditions described in subsection (b) (or as otherwise may be specified in advance by the Board and provided in an Award Agreement).
Section 8.   Options.
(a) Award Agreements.   Any Option grant under the Plan shall be evidenced by an Award Agreement, which shall set forth the number of shares of Stock subject to the Option and which shall describe the conditions under which the Option will vest and become exercisable and other terms and conditions of the Award. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(b) Term.   In the absence of a provision to the contrary in the individual Optionholder’s Award Agreement, the term of the Option shall be 10 years from the date it was granted.
(c) Service Recipient Stock.   Non-Qualified Stock Options may be granted only with respect to “service recipient stock” as such term is used in Code Section 409A.
(d) Exercise Price.   The exercise price of each Non-Qualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.
(e) Method of Exercise.   The exercise of an Option shall be made by giving notice delivered in person or by mail to the person designated by the Company, specifying the number of shares of Stock to be purchased accompanied by payment therefor. Unless otherwise provided in an Award Agreement, when an Option is being exercised only in part, not less than fifty (50) shares of Stock may be covered by any such partial exercise.
(f) Consideration.
(i) The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by check at the time the Option is exercised, or (b) at the discretion of the Company (1) by delivery to the Company of other shares of Stock (subject to such requirements as may be imposed by the Company), (2) if there is a public market for the Stock at such time, and to the extent permitted by applicable law, pursuant to a “same day sale” program that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, (3) by any other form of consideration permitted by law, but in no event shall a promissory note or other form of deferred payment constitute a permissible form of consideration for an Option granted under the Plan, or (4) by some combination of the foregoing. In each such case, the combination of any cash and property used to pay the purchase price shall have a Fair Market Value on the exercise date equal to the applicable exercise price.
(ii) Whenever a Participant is permitted to pay the exercise price of an Option by delivering Stock, the Participant may, subject to procedures satisfactory to the Company, satisfy such delivery requirements by presenting proof of beneficial ownership of such Stock, in which case the Company shall treat the Option as exercised or redeemed without further payment and shall withhold such number of shares of Stock from the Stock acquired under the Option.
(g) Vesting Generally.   Options granted under the Plan shall be exercisable at such times and upon such terms and conditions as may be specified by the Board. The vesting provisions of individual Options may vary.
(h) Termination of Options.   Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option or at the time of termination of an Optionholder’s Board membership shall lapse and terminate, and shall not be exercisable by the Optionholder or any other person, unless otherwise provided for in the Award Agreement.

(i) No Repricing of Options.   The Committee shall have no authority to make any adjustment or amendment (except as provided in Section 10 of this Plan), and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless the Company’s shareholders shall have approved such adjustment or amendment.
Section 9.   Non-Transferable.   No Award will be assignable or transferable except by will or by laws of descent and distribution. Any other attempted assignment or transfer, or any attempted pledge, hypothecation or other disposition of, or levy of any execution, attachment or similar process upon any Award will be null and void and without effect. During the lifetime of an Optionholder, an Option will be exercisable only by the Optionholder.
Section 10.   Change in Capitalization.   If the outstanding shares of Stock are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment will be made in the number and kind of shares as to which Awards may be granted. A corresponding adjustment changing the number or kind of shares, and the exercise price per share, allocated to unvested or unexercised Awards, or portions thereof, which will have been granted prior to any such change will likewise be made. Any such adjustment, however, in an outstanding Option will be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the number of shares and price for each share subject to the Option. Adjustments under this Section will be limited to, and will be made on the same basis as, those made under the Crawford & Company Executive Stock Bonus Plan, established effective March 1, 2005, as amended from time to time, or a successor to such plan. No fractional shares of Stock will be issued under the Plan on account of any such adjustment. Any actions taken under this Section 10 shall be made in accordance with any applicable provisions of Code Section 409A, including without limitation restrictions with regard to the adjustment of stock options that are considered exempt from Code Section 409A.
Section 11.   Corporate Transactions.   Except as otherwise provided in an Award Agreement, upon the consummation of  (a) the dissolution or liquidation of the Company, (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, (c) a sale of substantially all of the assets of the Company to another person, or (d) a reverse merger in which the Company is the surviving corporation but the shares of the Stock outstanding immediately preceding the merger are converted by virtue of the merger to other property (a “Terminating Event”), any Award granted prior to the Terminating Event will vest in full.
Section 12.   Disposition of Shares.   Any Participant who acquires Stock pursuant to an Award will, so long as he or she remains a member of the Board, be obligated to advise the Company in the case of each sale or other disposition of any Stock so acquired, such advice to be given to the Company immediately upon the occurrence of any such sale or other disposition.
Section 13.   Award Agreement.   Each Award granted under the Plan will be evidenced by a written Award Agreement executed by the Company, which may contain other terms and conditions as the Company may deem desirable and which are not inconsistent with the Plan.
Section 14.   Amendment of Plan.   The Board may make changes in the Plan and, with consent of the Participant, make changes in the terms and conditions of his or her Award, as they deem advisable; provided, however, an Award may be amended by the Board unilaterally to the extent the Board deems it necessary to comply with Code Section 409A; and, provided further, in the event any changes in the Plan would require shareholder approval under applicable law or stock exchange rules, such changes shall be subject to shareholder approval.
Section 15.   Termination of Plan.   The Plan will remain in effect until May 4, 2024; provided however, that the Board may terminate the Plan at any time in its absolute discretion. No such termination, other than as provided for in Section 11, Corporate Transactions, will in any way affect any Award then outstanding.
Section 16.   Applicable Law; Severability; Interpretation.   The Plan will be construed, administered, and governed in all respects in accordance with the laws of the State of Georgia. If any provision of the

Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective. For purposes of this Plan, references to the masculine shall include the feminine, reference to the singular shall include the plural, and references to the plural shall include the singular.
Section 17.   Shares Reserved.   The Company will at all times during the term of the Plan reserve and keep available the number of shares of Stock as will be sufficient to satisfy the requirements of the Plan, and will pay all fees and expenses necessarily incurred by the Company in connection therewith.
Section 18.   No Shareholder Rights.   Except as provided in Section 7, Restricted Stock, no Participant shall have any rights as a shareholder of the Company as a result of the grant of an Award to him or her under this Plan or his or her exercise of such Award pending the actual delivery of Stock subject to such Award to such Participant.
Section 19.   Board Service.   Nothing in this Plan, nor the grant of any Award under this Plan, shall confer on a Participant any right to continue to serve as a member of the Board, nor is there any implied agreement or understanding that any Non-Employee Director will be nominated for reelection to the Board, and shall confer on a Participant only those rights expressly set forth in the Award Agreement that evidences his or her Award.
Section 20.   Titles.   Titles are provided in this Plan for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
Section 21.   Other Conditions.   Each Award Agreement may require that a Participant enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to such Award or provides for the repurchase of such Stock by the Company under certain circumstances.
Section 22.   Rule 16b-3.   The Board shall have the right to amend any Award or to withhold or otherwise restrict the transfer of any Stock under this Plan to a Participant as the Board deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.
Section 23.   Intent with Respect to Code Section 409A.   It is the intent of the Company that the operation and administration of the Plan and all Award Agreements under the Plan comply with Code Section 409A, to the extent applicable, and not cause the acceleration of taxation, or the imposition of penalty taxes or interest, under Code Section 409A. The Plan and Award Agreements shall be interpreted and administered consistent with such intent.

Appendix C
CRAWFORD & COMPANY
2016 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED
1.   Establishment; Effective Date; Duration.
(a) Establishment.   Crawford & Company establishes this incentive compensation plan to be known as the 2016 Omnibus Stock and Incentive Plan, as set forth in this document. The Plan was approved by the Board on February 9, 2016, subject to stockholder approval, and will become effective only upon stockholder approval (the date of such stockholder approval, the “Effective Date”).
(b) Duration.   Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 20 hereof, the Plan shall remain in effect until the earlier of  (a) the date all shares of Common Stock subject to the Plan have been purchased or acquired according to the Plan’s provisions or (b) the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date, but Awards granted prior to the termination date shall remain outstanding in accordance with their terms.
2.   Purpose; Prior Plan.
(a) Purpose.   The purpose of the Plan is to promote the interests of the Company and its stockholders by aligning the long-term financial interests of selected employees and service providers of the Company and its Subsidiaries with those of the Company’s stockholders. The Plan is designed to enable the Company to attract, motivate and retain key employees and service providers by providing competitive compensation opportunities and incentives for contributing to the long-term performance and success of the Company and its Subsidiaries.
(b) Prior Plan.   This Plan replaces the Crawford & Company Executive Stock Bonus Plan, originally effective as of March 1, 2005 (the “Prior Plan”) and, upon the Effective Date, the Prior Plan will terminate. Thereafter, no further awards may be made under the Prior Plan, however, any awards under the Prior Plan granted prior to such termination shall remain outstanding in accordance with their terms.
3.   Definitions.
For purposes of this Plan:
(a) “Award” shall mean an Option, SAR or Stock Award granted under the Plan.
(b) “Award Agreement” shall mean either (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of an Award. Award Agreements, as well as any related documents (such as a prospectus or beneficiary designation form), may be delivered, signed and returned in electronic or paper form.
(c) “Board” shall mean the Board of Directors of the Company.
(d) “Cause” shall mean, unless otherwise provided in an Award Agreement, (i) a failure of the Participant to substantially perform his or her duties (other than as a result of physical or mental illness or injury); (ii) the Participant’s willful misconduct or gross negligence; (iii) a material breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any affiliated entity; (iv) a plea of guilty or nolo contendere by the Participant to (or conviction of the Participant for the commission of) any felony or any other serious crime involving moral turpitude; (v) a material breach by the Participant of the Participant’s obligations under any employment or similar agreement entered into between the Participant and the Company or any affiliated entity; or (vii) a material breach by the Participant of or a failure to conform to the Company’s written policies or procedures.
(e) “Change in Control” shall mean, unless otherwise provided in an Award Agreement, a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all within the meaning of Section 409A of the Code. As a general overview, Section 409A’s definition of these terms is as follows:

(i) The date any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50 percent of the total voting power or Fair Market Value of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total voting power or total fair market value of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company.
(ii) The date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company.
(iii) The date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.
(iv) The date a majority of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election.
(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(g) “Committee” shall mean the Compensation Committee of the Board, or such other or successor committee as the Board may, from time to time, establish. With respect to Awards granted to Covered Employees, such committee shall consist of two or more individuals, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.
(h) “Common Stock” shall mean the Class A common stock of the Company.
(i) “Company” shall mean Crawford & Company, a Georgia corporation, and any successor to such corporation.
(j) “Covered Employee” shall mean, with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, a “covered employee” as such term is defined in Section 162(m)(3) of the Code and any person whose compensation potentially will be subject to the limitations on tax deductibility under Section 162(m) of the Code for the year an Award is made, or a later year in which an Award may be settled, who is designated by the Committee with respect to a year to be treated as a Covered Employee for such year.
(k) “Deferred Stock” shall mean an Award payable in shares of Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iii).
(l) “Designated Beneficiary” shall mean the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require or permit.
(m) “Disability” shall, unless otherwise provided in an Award Agreement, mean that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.

(n) “Effective Date” shall have the meaning set forth in Section 1(a).
(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.
(p) “Fair Market Value” shall mean, with respect to Common Stock or other property, the fair market value of such Common Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Common Stock as of a particular date shall mean (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine; provided that, in the case of an Option or SAR, Fair Market Value shall be determined in compliance with Section 409A of the Code.
(q) “ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
(r) “Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.
(s) “Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
(t) “Participant” shall mean an employee of the Company or a Subsidiary, or other individual performing services for the Company or a Subsidiary, who has been selected by the Committee to participate and granted an Award under the Plan.
(u) “Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures pre-established by the Committee in its sole discretion, based on one or more of the following:
(i)
return on stockholder equity;

(ii)
earnings per share of Company stock;

(iii)
net income (before or after taxes);

(iv)
earnings before any or all of interest, taxes, minority interest, depreciation and amortization;

(v)
sales or revenues (including sales or revenues from specified sources within the business);

(vi)
return on assets, capital or investment;

(vii)
stock price;

(viii)
total shareholder return;

(ix)
market share;

(x)
cash flow (including operating cash flow and free cash flow);

(xi)
gross or net profit margin;

(xii)
workdays outstanding in total billed and unbilled accounts receivable (i.e., “Total A/R” or “DSO”);

(xiii)
economic value added;

(xiv)
achievement of cost reduction goals;

(xv)
implementation or completion of critical transactions, projects or processes;

(xvi)
achievement of strategic goals;

(xvii)
growth and/or performance of the Company’s sales force;

(xviii)
operating service goals;

(xix)
client satisfaction goals;

(xx)
individual performance goals; and

(xxi)
any combination of, or a specified increase in, any of the foregoing.

The Performance Criteria may, without limitation, be based upon the attainment of specified levels of performance under one or more of the measures described above during a Performance Period, relative to performance in prior periods, relative to pre-established targets, or relative to the performance of other entities (or indices covering multiple entities). With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, (x) these Performance Criteria will not be altered or replaced by any other criteria without ratification by the stockholders of the Company if failure to obtain such approval would result in jeopardizing the tax deductibility of such Awards; and (y) the Performance Criteria applicable to the Award will be set by the Committee within the time period prescribed by Section 162(m) of the Code. With respect to any Award that is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee in its sole discretion may designate additional criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary (or division or business unit thereof) or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or related to changes in accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, as applicable. With respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, however, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without jeopardizing the tax deductibility of such Awards on account of Section 162(m) of the Code.
(v) “Plan” shall mean this Crawford & Company 2016 Omnibus Stock and Incentive Plan, as it may hereinafter be amended or restated.
(w) “Prior Plan” shall have the meaning set forth in Section 2(b).
(x) “Restricted Stock” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(ii).
(y) “SAR” shall mean a stock appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).
(z) “Section 16(a) Officer” shall mean a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
(aa) “Separation from Service” shall have the meaning set forth in Section 409A of the Code and Treas. Reg. Section 1.409A-1(h).
(bb) “Specified Employee” shall have the meaning set forth in Section 409A of the Code.
(cc) “Stock Award” shall have the meaning set forth in Section 7(c)(i).
(dd) “Stock Payment” shall mean a stock payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(v).

(ee) “Stock Unit” shall mean a stock unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).
(ff) “Subsidiary” shall mean any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly (i) a proprietary interest of more than 50 percent by reason of stock ownership or otherwise, or (ii) has effective control for consolidation purposes.
4.   Administration.
(a) Committee Authority.   The Committee shall have full and exclusive power to administer and interpret the Plan and Award Agreements, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the types of Awards to be granted under the Plan; (ii) select Award recipients and determine the amounts and size of Awards; (iii) determine whether Performance Criteria shall apply to Awards; (iv) determine whether it is advisable to grant Awards to Covered Employees that do not qualify as “performance-based compensation” under Section 162(m) of the Code and, in such event, to make such Awards; (v) with respect to Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, establish Performance Criteria no later than such time as required to ensure that the Awards so qualify; (vi) determine the extent to which Performance Criteria were achieved; and (vii) establish all other terms, conditions, and limitations applicable to Awards. Except as otherwise provided in an Award Agreement, the Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to (A) the limitations contained in Section 4(e) of the Plan and Section 409A of the Code (to the extent applicable) with respect to all Participants and (B) the provisions of Section 162(m) of the Code with respect to Awards to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m). For Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify in writing that, and the extent to which, the Performance Criteria and any other material terms of the Award were in fact satisfied prior to payment of such Awards.
(b) Administration of the Plan.   The administration of the Plan shall be managed by the Committee. The Committee shall have the power to prescribe and modify the forms of Award Agreements, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants and beneficiaries.
(c) Delegation of Authority.   To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan including, without limitation, selection of Participants and granting of Awards; provided, however, that selection of Participants or granting of Awards with respect to individuals who are Section 16(a) Officers or Covered Employees may not be delegated; provided further, that to the extent that the grant or exercise of such authority by another would cause an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code not to so qualify or to cease to so qualify, the grant or exercise of such authority shall be vested solely in the Committee.
(d) Authority of the Board.   Any authority granted to the Committee may be exercised by the full Board and, to the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control; provided that, to the extent that the grant or exercise of such authority by the full Board would cause an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code not to so qualify or to cease to so qualify, the grant or exercise of such authority shall be vested solely in the Committee.
(e) Prohibition Against Repricing.   Except as set forth in Section 6(e) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards, or Options and SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.
(f) Limitation of Liability.   Each member of the Committee and the Board, and any person to whom authority or duties are delegated hereunder, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company, the Board or the Committee to assist in the administration of the Plan. No member of the Board or Committee, nor any person to whom authority or duties are delegated hereunder, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and any such person shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
5.   Eligibility and Participation.
(a) Eligibility.   Subject to Section 7 hereof, the Committee shall determine, in its sole discretion, who shall become a Participant and be granted Awards under the Plan.
(b) Participation Outside of the United States.   In order to facilitate the granting of Awards to employees or other service providers who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code (to the extent applicable) and that any such action taken with respect to an employee or other service provider who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code (to the extent applicable).
6.   Available Shares of Common Stock.
(a) Shares Subject to the Plan.   Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been previously issued and reacquired by the Company, or both. Reacquired shares of Common Stock may consist of shares purchased in open market transactions or otherwise. Subject to the following provisions of this Section 6, the aggregate number of shares of Common Stock that may be issued to Participants pursuant to Awards shall not exceed six million, five hundred thousand (6,500,000) shares of Common Stock.
(b) Forfeited and Expired Awards; Reversion of Shares to the Share Reserve.   Awards (or a portion of an Award) made under the Plan which, at any time, are forfeited, unearned, expire or are canceled or settled without issuance of shares of Common Stock shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 6(a) and shall be available for future Awards under the Plan. Notwithstanding the foregoing, any and all shares of Common Stock that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; (iii) repurchased by the Company with Option exercise proceeds; or (iv) covered by a SAR (to the extent that it is exercised and settled in shares of Common Stock, without regard to the number of shares of Common Stock that are actually issued to the Participant upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of shares that may be issued under the Plan as set forth in Section 6(a).
(c) Other Items Not Included in Allocation.   The maximum number of shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; or (ii) the granting or payment of stock-denominated Awards that by their terms may be settled only in cash.

(d) Other Limitations on Shares that May be Granted under the Plan.   The aggregate number of shares of Common Stock that may be granted as ISOs under this Plan shall not exceed one million, five hundred thousand (1,500,000) shares, subject to Section 6(e). During any calendar year, grants to any one Participant may not exceed the following annual Award limits: (i) the maximum number of shares of Common Stock subject to Options and SARs that may be granted to a Participant shall be two hundred fifty thousand (250,000); (ii) the maximum number of Stock Awards not conditioned on attainment of Performance Criteria that may be granted to a Participant shall be two hundred fifty thousand (250,000); and (iii) the maximum number of Stock Awards conditioned on attainment of Performance Criteria that may be granted to a Participant shall be two hundred fifty thousand (250,000); all subject to Section 6(e). Determinations of the annual Award limitations under this Section 6(d) with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code with respect to Covered Employees shall be made in a manner consistent with Section 162(m).
(e) Adjustments.   Except as otherwise provided in an Award Agreement,
(i)
Change in Capitalization.   In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of shares of Common Stock outstanding, on account of  (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 6(a) and to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d).

(ii)
Other Events/Transactions.   In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to stockholders, or any transaction or event described above in Section 6(e)(i), to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee may make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award (subject to the limitation contained in Section 4(e)), and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria.

(iii)
Committee Authority.   Adjustments under this Section 6(e) will be made by the Committee, whose determinations as to what adjustments will be made and how such adjustments will be made will be final, binding and conclusive. Without limiting the foregoing, in connection with a transaction described above in Section 6(e)(i) the Committee may, in its discretion, provide for the assumption or substitution of, or adjustments to, outstanding Awards, accelerate the vesting of Awards or terminate restrictions on Awards, and provide for cancellation of Awards for a cash payment to the Participant (or, for Awards that are out-of-the-money, for no payment or other consideration). No fractional shares of Common Stock will be issued under the Plan on account of any such adjustment.

(iv)
Limitations on Adjustments.   Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 6(e) shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. With respect to Awards to Covered Employees intended to qualify as “performance-based compensation” under Section 162(m) of the Code to a Covered Employee, any adjustments under this Section 6(e) shall be made only to the extent that the Committee determines that such adjustments may be made without jeopardizing the tax deductibility of such Awards on account of Section 162(m) of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company.
7.   Awards Under The Plan.
Awards under the Plan may be granted in the Committee’s discretion as Options, SARs or Stock Awards, as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.
(a) Options.   Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed ten years, as may be determined by the Committee. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.
(i)
Exercise Price.   The Committee shall determine the exercise price per share for each Option, which shall not be less than 100 percent of the Fair Market Value of the Common Stock for which the Option is exercisable at the time of grant.

(ii)
Exercise of Options.   Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of shares of Common Stock issuable in connection with the Option exercise. The shares of Common Stock issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. Unless otherwise provided in an Award Agreement, when only a portion of an Option is being exercised, such partial exercise must be made with respect to not less than 50 shares of Common Stock (or, if less, the total number of shares of Common Stock subject to such Option that remain unexercised).

(iii)
Method of Exercise.   The exercise of an Option shall be made by giving notice in the manner and to the person designated by the Committee, or pursuant to such other procedure as the Committee may, in its sole discretion, approve, specifying the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment therefor. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time, which may include without limitation: (1) a cash payment; (2) tendering (either actually or by attestation) shares of Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Fair Market Value at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) a combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between (x) the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles) the amount of withholding tax due upon exercise, with any fractional share that would result from such equation to be payable in cash, to the extent practicable, or canceled.

(iv)
ISOs.   The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted, but (x) only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a “subsidiary” (as such term is defined in Section 424(f) of the Code), and (y) only within ten years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders.
(1)
ISO Grants to 10% Stockholders.   Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a “subsidiary” (as such term is defined in Section 424(f) of the Code), the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Fair Market Value (at the time of grant) of the Common Stock subject to the Option.

(2)
$100,000 Per Year Limitation for ISOs.   To the extent the aggregate Fair Market Value (determined at the time of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)
Disqualifying Dispositions.   Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any shares of Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Stock before the later of  (i) two years after the time of grant of the ISO and (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares of Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Stock.

(v)
Termination of Options.   Any Option or portion thereof that is not vested or that has not been exercised at the end of the term of the Option, or at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the Option, shall lapse and terminate, and shall not be exercisable by the Participant or any other person, unless otherwise provided for in the Award Agreement.

(b) Stock Appreciation Rights.   A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the excess of the Fair Market Value of a specified number of shares of Common Stock at the time the SAR is exercised over the exercise price of such SAR, which shall be no less than 100 percent of the Fair Market Value of the same number of shares at the time the SAR was granted. SARs shall expire after such period, not to exceed 10 years, as may be determined by the Committee. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an individual to whom an Option could be granted under the Plan.
(i)
Exercise of SARs.   Upon satisfaction of the applicable conditions related to vesting and exercisability, as determined by the Committee, SARs may be exercised pursuant to such procedure, and subject to such terms and conditions, as the Committee may, in its sole discretion, approve.

(ii)
Termination of SARs.   Any SAR or portion thereof that is not vested or that has not been exercised, at the end of the term of the SAR or at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the SAR, shall lapse and terminate and shall not be exercisable by the Participant or any other person, unless otherwise provided for in the Award Agreement.

(c) Stock Awards.
(i)
Form of Awards.   The Committee may grant Awards that are payable in shares of Common Stock or denominated in units equivalent in value to shares of Common Stock or are otherwise based on or related to shares or the value of shares of Common Stock (“Stock Awards”), including without limitation Restricted Stock, Deferred Stock, Stock Units and Stock Payments. Stock Awards shall be subject to such terms, conditions (including without limitation service-based and performance-based vesting conditions), restrictions and limitations as the Committee may determine to be applicable to such Stock Awards, in its sole discretion, from time to time.

(ii)
Restricted Stock.   Restricted Stock shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of shares of Restricted Stock allocable to an Award under the Plan shall be determined by the Committee in its sole discretion. The Company or its agent may retain custody of the Restricted Stock pending the satisfaction of any forfeiture conditions applicable thereto.

(iii)
Deferred Stock.   Subject to Section 409A of the Code to the extent applicable, Deferred Stock shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Stock shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Stock represent only an unfunded, unsecured promise to deliver shares in the future and do not give Participants any greater rights than those of an unsecured general creditor of the Company.

(iv)
Stock Units.   A Stock Unit is an Award denominated in shares of Common Stock that may be settled either in shares of Common Stock or in cash, in the discretion of the Committee, and, subject to Section 409A of the Code to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(v)
Stock Payment.   If not prohibited by applicable law, the Committee may issue unrestricted shares of Common Stock, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine; provided, however, that to the extent Section 409A of the Code is applicable to the grant of unrestricted shares of Common Stock that are issued in tandem with another Award, then such tandem Awards shall conform to the requirements of Section 409A of the Code. A Stock Payment may be granted as, or in payment of, a bonus or similar payment, including without limitation to provide incentives or recognize special achievements or contributions.

(vi)
Termination of Stock Awards.   Any Stock Award or portion thereof that is not vested at the time of termination of employment with the Company and all Subsidiaries of the Participant awarded the Stock Award, shall lapse and terminate, unless otherwise provided for in the Award Agreement.

8.
Forfeiture for Cause or Breach of Terms; Additional Documents.

(a) Forfeiture for Cause or Breach of Terms.   Unless otherwise expressly provided in an Award Agreement, if the Committee determines that a Participant has committed an act(s) or otherwise been involved in conduct constituting Cause, or if the Participant fails to satisfy any of the terms or conditions of this Plan or the Award Agreement, or otherwise breaches the terms of any documents or agreements related to this Plan (including without limitation a failure or refusal to execute timely any agreement that may be required under Section 8(b) of this Plan, or a breach of the terms of any such agreement), in either case whether any such act, conduct or breach occurred in the past, and whether any such act, conduct or breach occurred during such Participant’s employment with the Company or a Subsidiary or thereafter, all of such Participant’s Awards, both vested and nonvested, and any amounts otherwise remaining payable to a Participant under the Plan, shall be forfeited.
(b) Additional Documents.   The Committee may impose as a condition of a grant of an Award that a Participant must execute such document(s) as the Committee may consider necessary or advisable. Without limiting the foregoing, Participants may be required to execute a restrictive covenant agreement by which the Participant shall be restricted, during employment and/or for a period of time after the Participant’s employment terminates, from soliciting customers or employees of the Company or its Subsidiaries, from otherwise competing with the Company or its Subsidiaries, and/or from using or disclosing certain information of the Company or its Subsidiaries. The terms of any such agreement shall be specified by the Committee and different terms may apply to different Participants, and all such terms shall be determined in the sole discretion of the Committee.
9.   Dividends and Dividend Equivalents.
The Committee may, in its sole discretion, provide that Stock Awards shall earn dividends or dividend equivalents, as applicable; provided that, except as expressly provided in an Award Agreement, no Award granted under this Plan shall provide for payment of dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including without limitation reinvestment in additional shares of Common Stock or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Stock Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.
10.   Voting.
The Committee shall determine whether a Participant shall have the right to control the vote of shares of Common Stock allocated to a Stock Award. Except to the extent otherwise provided in a Participant’s Restricted Stock Award Agreement, Participants holding shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares of Common Stock during the restriction period.
11.   Payments and Deferrals; Section 409A of the Code.
(a) Payment Form.   Payment of vested Awards may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, subject to such terms, conditions, restrictions and limitations as it may impose.
(b) Delays; Deferrals.   The Committee may (i) postpone the exercise of Options or SARs (but not beyond their expiration dates), (ii) require or permit Participants to elect to defer the receipt or issuance of shares of Common Stock pursuant to Awards or the settlement of Awards in cash under such rules and procedures as it may establish, in its discretion, from time to time, and (iii) provide for deferred settlements of Awards including the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in common share equivalents.
(c) Section 409A of the Code.   Notwithstanding anything to the contrary herein, with respect to any Award subject to Section 409A of the Code, the Committee shall not take any action, including without limitation any action described in Section 11(b), unless it determines that such action will not result in adverse tax consequences under Section 409A of the Code. Additionally, with respect to any Award subject to Section 409A of the Code:
(i)
If the Participant is a Specified Employee at the time of his or her Separation from Service, any payment(s) with respect to any Award subject to Section 409A of the Code to which such

Participant would otherwise be entitled by reason of such Separation from Service shall be made no sooner than the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death).
(ii)
If the Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the same meaning as provided in Treas. Reg. Section 1.409A-2(b)(2)(iii).

12.   Nontransferability.
Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.
13.   Change of Control.
In the Committee’s sole discretion, an Award Agreement providing for treatment of Awards may, but is not required to, include special terms applicable in the event of a Change in Control.
14.   Award Agreements.
Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.
15.   Tax Withholding.
Participants shall be solely responsible for any applicable taxes (including without limitation income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may reduce the number of shares of Common Stock actually delivered to the Participant, or may permit shares of Common Stock to be tendered or sold, including shares of Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law, or such greater amount of withholding as the Committee shall determine from time to time, and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option or a SAR that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

16.   Other Benefit and Compensation Programs.
Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.
17.   Unfunded Plan.
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person any right, title, or interest in any assets of the Company.
18.   Rights as a Stockholder.
Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to shares of Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 9.
19.   Future Rights.
No individual shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of employees or others under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any individual any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of employees or others at any time, free from any claim or liability under the Plan.
20.   Amendment; Termination.
(a) Amendment and Termination.   The Plan and any Award Agreement may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without stockholder approval if it would (i) materially increase the number of shares available under the Plan, (ii) materially expand the types of awards available under the Plan, (iii) materially expand the class of individuals eligible to participate in the Plan, (iv) materially extend the term of the Plan, (v) materially change the method of determining the exercise price of an Award, (vi) delete or limit the prohibition against repricing contained in Section 4(e), or (vii) otherwise require approval by the stockholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted). Notwithstanding the foregoing, with respect to Awards subject to Section 409A of the Code, any amendment, suspension or termination of the Plan or any such Award shall conform to the requirements of Section 409A of the Code. Except as otherwise provided in Section 20(b), no termination, suspension or amendment of the Plan or any Award Agreement shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.
(b) Section 409A of the Code.   The Committee may amend or modify the terms and conditions of an Award to the extent that the Committee determines, in its sole discretion, that the terms and conditions of the Award violate or may violate Section 409A of the Code; provided that, any such amendment or modification of an Award made pursuant to this Section 20(b) shall maintain, to the maximum extent practicable, the original intent of the applicable Award provision without contravening the provisions of

Section 409A of the Code. The amendment or modification of any Award pursuant to this Section 20(b) shall be at the Committee’s sole discretion and the Committee shall not be obligated to amend or modify any Award or the Plan, nor shall the Company be liable for any adverse tax or other consequences to a Participant resulting from such amendments or modifications or the Committee’s failure to make any such amendments or modifications for purposes of complying with Section 409A of the Code or for any other purpose. To the extent the Committee amends or modifies an Award pursuant to this Section 20(b), the Participant shall receive notification of any such changes to his or her Award and, unless the Committee determines otherwise, the changes described in such notification shall be deemed to amend the terms and conditions of the applicable Award and Award Agreement.
21.   Clawbacks.
Participants shall be required to forfeit or reimburse the Company with respect to any Award granted under the Plan (or any Prior Plan award) to the extent required by any clawback or recoupment policy of the Company now in effect or as may be adopted by the Company from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law.
22.   Successors and Assigns.
The Plan and any applicable Award Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective heirs, executors, administrators, successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under the Plan or an Award Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, and the Award Agreement provides that such rights are not forfeited and cancelled upon the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of the Plan or an Award Agreement. If, in such a circumstance, a deceased Participant has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant has designated a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary’s exercise of all rights under this Agreement and before the complete distribution of benefits to the Designated Beneficiary under this Plan, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
23.   Governing Law; Severability.
The Plan and all agreements (including without limitation Award Agreements) entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Georgia. If any provision of the Plan or other agreement (including without limitation Award Agreements) is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan and such agreement will continue to be fully effective.
24.   Section 162(m) of the Code.
The Committee shall have full and absolute discretion to determine whether an Award granted under this Plan is intended to comply with the requirements of Section 162(m) of the Code and the regulations thereunder as “performance-based” compensation. Unless otherwise expressly stated in an Award Agreement, each Option and SAR granted to a Covered Employee under the Plan is intended to be “performance-based” compensation and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Furthermore, if any provision of the Plan or of any such Award Agreement does not comply or is inconsistent with the requirements of Section 162(m) of the Code for “performance-based” compensation, such provision shall be deemed amended to the extent necessary to conform to such requirements. With respect to any Award intended to so qualify as “performance-based” compensation, the Committee may provide that such Award shall be subject to such additional terms and conditions as the Committee deems appropriate.
25.   Section 409A of the Code.
The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.
26.   No Liability With Respect to Tax Qualification or Adverse Tax Treatment.
Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including without limitation Section 409A of the Code.

The Board of Directors Recommends a Vote FOR Each of the Director Nominees in Item 1, and FOR Items 2, 3, 4, 5 and 6. 1.Proposal to elect the eight (8) nominees listed below as Directors (except as indicated to the contrary below) 01 H. V. Agadi04 L. G. Hannush07 R. Patel Vote FOR all nominees Vote WITHHELD 02 J. C. Crawford05 M. E. Jarrard08 D. R. Williams(except as marked)from all nominees 03 J. C. Crawford, Jr.06 C. H. Ogburn (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2.Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers in 2018. For Against Abstain 3.Proposal to approve the 2019 Crawford & Company U.K. Sharesave Scheme and authorize 2,000,000 shares of Class A Common Stock for issuance under the Plan. For Against Abstain 4.Proposal to approve an amendment to the Crawford & Company Non- Employee Director Stock Plan. For Against Abstain 5.Proposal to approve an amendment to the Crawford & Company 2016 Omnibus Stock and Incentive Plan. For Against Abstain 6.Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the Company for the 2019 fiscal year. For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Please fold here – Do not separate TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

CRAWFORD & COMPANY ANNUAL MEETING OF STOCKHOLDERS May 8, 2019 2:00 p.m. Crawford & Company 5335 Triangle Parkway Peachtree Corners, Georgia 30092 Crawford & Company 5335 Triangle Parkway Peachtree Corners, Georgia 30092proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 8, 2019. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR Each of the Director Nominees in Item 1, and FOR Items 2, 3, 4, 5 and 6. By signing the proxy, you revoke all prior proxies and appoint H.V. Agadi, W.B. Swain and J.O. Blanco, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. :(* INTERNET/MOBILEPHONEMAIL www.proxypush.com/crd-b1-866-883-3382 Mark, sign and date your proxy Use the Internet to vote your proxyUse a touch-tone telephone tocard and return it in the until 11:59 p.m. (CT) onvote your proxy until 11:59 p.m. (CT)postage-paid envelope provided. May 7, 2019.on May 7, 2019. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.